As filed with the Securities and Exchange Commission on February 5, 2026.

Registration Statement No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Society Pass Incorporated

(Exact name of Registrant as specified in its charter)

Nevada	7389	83-1019155
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Robinson Road, #17-01B, Singapore 068898

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Raynauld Liang

Chief Executive Officer

Society Pass Incorporated

80 Robinson Road, #17-01B

Singapore 068898

+65 6518-9382

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.	Rick A. Werner, Esq.
Loeb & Loeb LLP	Jayun Koo, Esq.
2206-19 Jardine House	Haynes and Boone, LLP
1 Connaught Road Central	30 Rockefeller Plaza, 26th Floor
Hong Kong SAR	New York, New York 10112
Telephone: +1 310 728-5129	(212) 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 5, 2026

SOCIETY PASS INCORPORATED

UP TO 4,385,964 SHARES OF COMMON STOCK

Pre-funded Warrants to purchase up to 4,385,964 Shares of Common Stock

4,385,964 Shares of Common Stock underlying Pre-funded Warrants

We are offering up to 4,385,964 shares of our common stock (the “common stock”). The assumed public offering price for each share of common stock is $2.28, which is equal to the closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on January 29, 2026.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “pre-funded warrants”) to purchase shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. For each pre-funded warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants.

This offering will terminate on February 14, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

Our common stock is listed on the Nasdaq under the symbol “SOPA.” The last reported sale price of our common stock on the Nasdaq on February 4, 2026, was $1.91 per share. All share and pre-funded warrant numbers are based on an assumed public offering price of $2.28 per share and $2.279 per pre-funded warrant, based on the closing price of the Company’s common stock on January 29, 2026 as reported on the Nasdaq. The actual public offering price per share of common stock and per pre-funded warrant will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. The recent market price used throughout this prospectus may not be indicative of the actual public offering price. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the pre-funded warrants, and we do not expect a market for the pre-funded warrants to develop. We do not intend to list the pre-funded warrants on the Nasdaq, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We have engaged Rodman & Renshaw LLC (the “placement agent”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page 81 of this prospectus for more information regarding these arrangements.

We intend to use the proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds.”

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implication of Being an Emerging Growth Company and a Smaller Reporting Company.”

	Per Share	Per Pre-Funded Warrant	Total
Public Offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the placement agent for certain of its offering-related expenses, including $100,000 for reimbursement for legal fees and clearing costs in an amount up to $15,950. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the pre-funded warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus to read about important factors you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The delivery to purchasers of the shares of common stock and pre-funded warrants in this offering is expected to be made on or about          , 2026, subject to satisfaction of certain customary closing conditions.

Rodman & Renshaw LLC

The date of this prospectus is          , 2026

Neither we nor the placement agent have authorized anyone to provide you with information other than that contained in this prospectus, or any free writing prospectus prepared by or on our behalf or to which we have referred you. We and the placement agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares of common stock and pre-funded warrants and the distribution of this prospectus outside of the United States.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not and the placement agent has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third party forecasts, management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” sections of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, “Group,” “Company,” “we,” “us,” “our,” and similar references refer to Society Pass Incorporated and its subsidiaries.

We are, through the operation and acquisition of fintech and e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem in the Southeast Asian (“SEA”) countries of Singapore, Vietnam, Indonesia, Philippines and Thailand.

We currently market to both consumers and merchants in SEA while maintaining an administrative headquarters in Singapore. We continue to expand our e-commerce ecosystem throughout the rest of SEA by making selective acquisitions of leading e-commerce companies and applications and through strategic partnerships with technology providers in SEA. Beginning in 2026, we plan to expand these acquisitions to include AI data centers and telecom companies. Material acquisitions to date include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, we acquired New Retail Experience Incorporated (“NREI”) and Dream Space Company Limited (“Dream Space”) to operate food delivery companies, Pushkart in the Philippines and Handycart in Vietnam, respectively.

●	In May 2022, we acquired Gorilla Networks Pte Ltd and subsidiaries in May 2022 to operate a mobile telecommunications company in Singapore.

●	In July 2022, through our wholly-owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired a digital marketing company with significant operations in Thailand and the United States.

●	In July 2022, through our wholly-owned subsidiary, NREI, we acquired the assets of Mangan PH Food Delivery Services Corp., a corporation registered in Philippines, (the “Mangan Assets”).

●	In August 2022, we acquired majority control of Singapore-incorporated Nusatrip International Pte Ltd and 100% of the outstanding shares of Indonesia-incorporated PT Tunas Sukses Mandiri, together the “Nusatrip Group”, that give us ownership and operational control of the online and offline Nusatrip travel services marketing platform.

●	In January 2023, through our wholly owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia-based company operating digital marketing and event organizing.

●	In April 2023, through our 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam-based travel agency.

●	In July 2023, through our 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam-based travel agency.

We operate certain verticals in SEA: lifestyle, digital media, and travel as we try to create the next generation digital ecosystem platform.

Lifestyle

The Group operates an online lifestyle business in Vietnam to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Digital Media

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect. On December 29, 2025, the Company’s subsidiary, Thoughtful Media Group Incorporated (“TMGX”), announced the launch of TMG Social (TikTok: @TMGSocial), TMGX’s live commerce digital retail advertising platform in Thailand. As a leader in digital marketing across the region, TMGX provides specialized live selling services for brands looking to accelerate revenues with its distinct competitive advantage derived from its comprehensive +10,000 influencer and creator network. By leveraging the loyal support and engagement of each creator’s audience, TMGX seeks to foster a high value “creator economy” cycle that drives rapid, large-scale growth.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands.

Travel

The Company acquired the Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The Nusatrip acquisition extended our business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, Nusatrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, Nusatrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. NusaTrip Incorporated, a subsidiary owned by SOPA, completed its initial public offering in August 2025 and currently lists on Nasdaq (Nasdaq: NUTR). Over the last two years, NusaTrip veered from the B2C channel and refocused on B2B, partnering with Agoda and other OTAs on flights and deepening relationships with airline carriers around SEA. This was done while redeveloping its software to enable it to be the low-cost provider with the biggest supply on SEA routes, which has led to growth over the course of 2025.

In January 2026, the Company transferred 333,017 shares of common stock of NusaTrip to Gorilla and 1,822,540 shares of NusaTrip to Sapience.

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AI-Driven Data Centers and Telecoms Companies

The Company has commenced a new business and acquired and operated AI-driven software and network infrastructure businesses across Southeast Asia, Europe, and North America. The Company made investment in emerging AI data centre startup, as part of its efforts to access the computing ecosystem of the fast-growing regional AI data centre market. In partnership with AI data centre startup, the Company is addressing the needs of AI innovators by providing scalable, high-performance infrastructure engineered for ultra-low latency and high-throughput workloads. This approach positions the Company to deliver reliable, transparent GPU infrastructure that meets both enterprise and regulatory requirements in building the next-generation e-commerce ecosystem.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. Our material operating subsidiaries include:

Nextgen Retail Incorporated (Formerly known as Leflair Incorporated), a Nevada corporation owned by the Company which was formed on December 1, 2021. Nextgen Retail Incorporated owns 100% of SOPA Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019. SOPA Technology Co Ltd operates the Leflair platform.

Nusatrip Incorporated, a Nevada corporation, owns 99% of Nusatrip International Pte Ltd, a Singapore subsidiary, with five wholly owned subsidiaries including Nusatrip Singapore Pte Ltd, a Singapore corporation, Nusatrip Malaysia Sdn Bhd, a Malaysia corporation, PT Tunas Sukses Mandiri, an Indonesia corporation, Mekong Leisure Travel Company Limited and Vietnam International Travel and Service Company Limited, a Vietnam corporations. These companies are engaged in online travel ticketing, reservation and hotel system services.

Thoughtful Media Group Incorporated, a Nevada corporation, which owns digital marketing companies with significant operations in Thailand and other countries in SEA. Thoughtful Media Group Incorporated operates through AdActive Media CA Inc., a California corporation, and Thoughtful (Thailand) Co. Ltd, a Thailand corporation owned 99.75% by the Company, Thoughtful Media Group Company Limited (Formerly known as Hottab Asset Company Limited), a Vietnam corporation, Thoughtful Media (Philippines) Incorporated (Formerly known as SOPA (Phil) Incorporated), a Philippines corporation, PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia corporation, Thoughtful Media (Singapore) Pte. Ltd. (Formerly known as Hottab Pte Ltd), a Singapore corporation and Thoughtful Media (Malaysia) Sdn Bhd, a Malaysia corporation.

New Retail Experience Incorporated, a wholly-owned subsidiary in the Philippines, which formerly operated Pushkart and another food delivery platform through Mangan PH Food Delivery Services Corp., a wholly-owned subsidiary in the Philippines.

Our Growth Strategy

Acquiring other e-Commerce companies and applications in SEA

To complement our organic growth strategy, we will continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem throughout SEA with particular focuses on Vietnam, Philippines and Indonesia. Our anticipated investments and acquisitions of other e-commerce platforms and applications in different verticals are expected to expand our service offerings and attract new consumers and merchants.

Entering into Strategic Partnerships

Starting from 2022, the Company entered into agreements to expand its e-commerce business. Strategic partnerships are vital to the strategy and operations of Society Pass ecosystem as they enable our Platform to offer more value-added services to both our consumers and merchants. From our partnerships, we also enhance our offerings like reliable delivery services through our relationships with delivery service providers and vendor financing options through our partnerships with financial institutions.

Maximizing the value of consumer transactions

Growing our consumer base, converting registered consumers into active ones, increasing transaction frequency, and maximizing basket sizes are key growth drivers for our verticals. We are growing our base of registered consumers through a multi-pronged marketing approach across social media, emails, SMS, QR codes, tailored promotional campaigns and public relations engagement. We believe that by serving consumers in all aspects of their daily lives, we create more opportunities to cross-sell and thus maximize our consumer wallet share.

Expanding service offerings to merchants

Merchants are a critical component of our business, thus growing our registered merchant base and serving them with desirable technology and marketing solutions to improve sales, cut costs, and realize operational efficiencies. We onboard merchants through marketing outreach tools such as our websites, public relations, social media and focused sales efforts. In our marketing messages, we attract merchants to our ecosystem by offering them access to our growing consumer base as well as numerous opportunities to optimize their sales.

Expectation of Competition

We also compete with other e-commerce platforms, fashion retailers and restaurants for the attention of the consumer. Consumers have the choice of shopping with any online or offline retailers, large marketplaces or restaurant chains that may also have the ability to build their own independent online platforms. We are able to compete for consumers based on our ability to deliver a personalized e-commerce experience with easy-to-use mobile apps, well-integrated payments and a reliable platform.

Intellectual Property Matters

The Company technology and platform comprise of various copyrightable and/or patentable subject matter owned and/or licensed by the Company’s wholly-owned subsidiary, Society Technology LLC (“Society Technology”), a Nevada limited liability company. Our intellectual property assets additionally include trade secrets associated with the software platform. We successfully carried out development of our multilayer cloud-based software platform from reliance on third parties for payment deployment. As a result, we can monetize our software by making it available in Apple Store and Google Play and compatible with existing payment systems depending on the country’s regulatory requirements.

The Company is currently focusing on using its intellectual property in SEA.

With regard to exclusive and non-exclusive licenses, there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company’s platform. Additionally, if portions of our proprietary software are determined to be subject to an open-source license, or if we do not correctly comply with the terms of the open-source software licenses applicable to our open-source software and technology, it could result in costly litigation or lead to negative public relations.

Occasionally, the Company may be targeted with patent infringement lawsuits or copyright infringement lawsuits. These cases may be brought by non-practicing entities that sustain themselves by suing other companies. Currently, the Company is not aware of any patent or copyright infringement suits against it, or contemplated to be brought against it.

Investment in AI-Driven Data Centers and Telecoms Companies

The Company has commenced a new business and acquired and operated AI-driven software and network infrastructure businesses across Southeast Asia, Europe, and North America. The Company made investment in emerging AI data centre startup, as part of its efforts to access the computing ecosystem of the fast-growing regional AI data centre market. In partnership with AI data centre startup, the Company is addressing the needs of AI innovators by providing scalable, high-performance infrastructure engineered for ultra-low latency and high-throughput workloads. This approach positions the Company to deliver reliable, transparent GPU infrastructure that meets both enterprise and regulatory requirements in building the next-generation e-commerce ecosystem.

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Trademarks

The Company is the owner of multiple registered and common law trademarks in connection with its technology and its services. The names and marks “Society Pass”, “SOPA”, “Leflair”, “#HOTTAB”, “Nusatrip” and other trademarks, trade names, and service marks of Society Pass in this prospectus are the property of Society Pass or its subsidiaries.

The Company arranges the registration of trademarks, trade names, and service marks in the name of Society Technology LLC, its wholly-owned subsidiary created for the purposes of managing all intellectual property matters of the Company. It is not the intent of this Prospectus to delineate each and every trademarkable matter of the Company owned through Society Technology. Without prejudice to the generality of foregoing, Society Technology is, inter alia, the owner of the registered trademarks “Society Pass”, “SOPA”, “Leflair” and “#HOTTAB” in connection with artificial intelligence software, electronic payment services, loyalty programs, SaaS platforms, and other subsets of the Company’s business. Society Pass has 12 trademarks currently registered with the United States Patents and Trademark Office (the “USPTO”) and has two applications with the USPTO pending. Further, Society Technology filed and registered numerous trademarks with the trademark offices of Vietnam, India, Singapore, the Philippines, Malaysia, Indonesia, and Thailand.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in the offered securities set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Risks Related to Our Business

●	If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations.
●	We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected.
●	The ecommerce market is highly competitive and if the Company may not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis our business could be adversely affected.
●	If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume our Platform could be impaired.
●	The Company’s failure to successfully market its brands could result in adverse financial consequences.
●	The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.
●	A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences.
●	The effective operation of the Company’s platform is dependent on technical infrastructure and certain third-party service providers.
●	There is no assurance that the Company will be profitable.
●	Our business will be exposed to foreign exchange risk.
●	We may be subject to risks related to litigation and other legal proceedings that may materially adversely affect our business, operating results or financial condition.

Risks Related to this Offering

●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.
●	This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.
●	We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
●	Raising additional capital may cause future dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or current product candidates.
●	A substantial number of shares of our common stock are being sold in this offering, which could cause the price of our common stock to decline.
●	The price of our common stock may be volatile or may decline regardless of our operating performance, and shareholders may not be able to resell their shares at or above the price at which they purchase those shares.

Risks Related to Our New Business Strategies

●	We may not successfully execute our acquisition and integration strategy.
●	Our investment in AI-driven data centers and telecommunication companies may face regulatory and market risks across multiple jurisdictions.

Risks Related to Our Common Stock and the Securities Market

●	The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.
●	There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares.
●	We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock. If we fail to meet all applicable Nasdaq requirements and the Nasdaq Stock Market LLC determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and harm our business.
●	There is no assurance that the Company will be profitable.

Going Concern Opinion

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2024 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding.

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Recent Developments

December 2025 Financing

On December 29, 2025, the Company commenced a best efforts public offering of 1,500,000 shares of the Company’s common stock (the “December 2025 Financing”). Certain investors purchasing securities in the offering entered into a securities purchase agreement with the Company, dated as of December 29, 2025 (the “December SPA”). The public offering price was $2.00 per share. The offering closed on December 31, 2025.

The net proceeds to the Company from the offering were approximately $2.5 million, after deducting fees and expenses of the placement agent and offering expenses payable by the Company.

Pursuant to the December SPA, the Company agreed that it would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or any amendment or supplement thereto until March 31, 2026 (the “December Standstill”). The Company entered into a waiver and participation rights agreement with certain investors from the December 2025 Financing (the “Waiver Investors”) on February 3, 2026 (the “Waiver”). Pursuant to the Waiver, the Company and the Waiver Investors (i) agreed to waive the December Standstill and (ii) the Waiver Investors were granted a right to participate in any Subsequent Financings (as defined in the Waiver) until March 31, 2026, in an amount equal to 61% of the aggregate amount of the Subsequent Financing, pro rata to each Waiver Investor’s subscription amount in the December 2025 Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

January 2026 Investments

In January 2026, we entered into a subscription agreement under which we and Ascendance Group Limited (“Ascendance”) agreed to purchase an aggregate of 7,031,765 shares of Gorilla Networks Pte Ltd, a telecommunication company based in Singapore, (“Gorilla”) at US$0.27 per share for total consideration of US$1,898,577 (consisting of US$400,000 in cash and 333,017 NusaTrip shares), with Gorilla issuing 4,570,647 shares to us and 2,461,118 shares to Ascendance.

In January 2026, we entered into a subscription agreement under which it and Ascendance agreed to purchase an aggregate of 10,234 shares of Sapience AI Incorporated, an AI data center based in Slovakia, (“Sapience”) at US$860.00 per share for total consideration of US$8,801,430 (consisting of US$600,000 in cash and 1,822,540 NusaTrip shares), with Sapience issuing 6,652 shares to us and 3,582 shares to Ascendance, the latter funded by the Company as consideration for advisory services previously provided by Ascendance.

Change of Auditor

On January 6, 2026, the Company dismissed Onestop Assurance PAC the Company’s independent registered public accounting firm and appointed AOGB CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

Implication of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., December 31, 2026), (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Nasdaq Continued Listing and Monitoring

On February 18, 2025, the Company received written notice (the “Delist Notice”) from Nasdaq indicating that we were subject to delisting, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(b)(2) which requires that the Company shall maintain at least $2,500,000 stockholders’ equity (the “Equity Rule”). On September 2, 2025, the Company received a letter from Nasdaq indicating that, the Company has demonstrated compliance with the Equity Rule, and the Company is therefore in compliance with the Nasdaq continued listing requirements. The Company currently is subject to a Mandatory Panel Monitor for a period of one year from the date of the compliance letter. If, within that one-year monitoring period, Nasdaq finds the Company again out of compliance with the Equity Rule, the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency, and Nasdaq will issue a Delist Determination Letter without giving the Company cure or compliance period pursuant to Rule 5810(c)(3).

Corporate Information

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. Our principal executive offices are located at 80 Robinson Road, #17-01B, Singapore 068898. Our corporate website address is www.thesocietypass.com. Additional information about us is included in documents filed as exhibits to this registration statement. See “Where You Can Find More Information.” Our telephone number is +65 6518-9382. The reference to our website is an inactive textual reference only, and the information contained therein, or connected thereto is not incorporated into and does not constitute a part of this prospectus or the registration statement of which it forms a part. Our common stock is traded on the Nasdaq under the symbol “SOPA.”

4

THE OFFERING

Common stock offered by us	Up to 4,385,964 shares of our common stock, or pre-funded warrants to purchase up to 4,385,964 shares of common stock

Pre-funded warrants offered by us

We are also offering to those purchasers, if any, whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, pre-funded warrants in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

The purchase price of each pre-funded warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the pre-funded warrants. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Common stock to be outstanding after this offering	11,991,489 shares of common stock, assuming no sale of any pre-funded warrants. To the extent pre-funded warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $9.1 million, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements	Our executive officers and directors, as well as our 10% or greater shareholders, will enter into lock-up agreements. Under these agreements, each of these persons may not offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. In addition, we have also agreed to a similar lock-up restriction on the issuance and sale of our securities, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 90 days after the date of the closing of this offering. For more information, see “Plan of Distribution.”

Nasdaq Ticker Symbol	Our common stock is listed on the Nasdaq under the symbol “SOPA”

Transfer agent and registrar	VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page 7, together with all of the other information set forth in this prospectus, before deciding to invest in the shares of our securities.

The above discussion and table are based on 7,605,525 shares of our common stock outstanding as of February 4, 2026 and excludes 366,350 shares of common stock to be issued upon exercise of: (i) 9,630 shares of common stock issuable upon exercise of the warrants issued at the closing of our initial public offering in November 2021; (ii) 227,036 shares of common stock issuable upon exercise of the public warrants issued at the closing of our public offering in February 2022; and (iii) 129,684 shares of common stock issuable upon exercise of the 10-year stock option issued to Dennis Nguyen in December 2021. In addition, as of January 16, 2026, the Company has 266,666 shares of common stock reserved for issuance under the Company’s 2021 Equity Incentive Plan and 1,500,000 shares of common stock reserved for issuance under the Company’s 2026 Equity Incentive Plan.

Except as otherwise indicated, the information in this prospectus assumes no sale of the pre-funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business development efforts, our prospects for initiating partnerships or collaborations, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as risk factors and other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the market price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties described below.

Risks Related to Our Business

If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has early stage revenue-producing operations and in the future, could be required to raise capital through public or private financing or other arrangements to execute its full business plan. The Company can give no assurance that all, or even a significant portion of our securities will be sold or, that the moneys raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, when and if required, the Company may be required to reduce, curtail, or discontinue operations.

7

We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected.

We rely heavily on Internet search engines, such as Google, to drive traffic to, and market, our Platform through their unpaid search results and on application marketplaces, such as Apple’s App Store and Google’s Play, to drive downloads of our applications. Although search results and application marketplaces have allowed us to attract an audience with low organic traffic acquisition costs to date, if they fail to drive sufficient traffic to our Platform, we may need to increase our marketing and spend to acquire additional traffic. We cannot assure you that the value we ultimately derive from any such additional traffic would exceed the cost of acquisition, and any increase in marketing expense may in turn harm our operating results.

The amount of traffic we attract from search engines is due in large part to how and where information from and links to our website are displayed on search engine result pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in our direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that have reduced the prominence of links to our Platform and negatively impacted our traffic, and we expect they will continue to make such changes from time to time in the future. Similarly, Apple, Google or other marketplace operators may make changes to their marketplaces that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces.

We may not know how or otherwise be in a position to influence search results or our treatment in application marketplaces. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted. For example, Google previously announced that the rankings of sites showing certain types of app install interstitials could be penalized on its mobile search results pages. While we believe the type of interstitial we currently use is not being penalized, we cannot guarantee that Google will not unexpectedly penalize our app install interstitials, causing links to our mobile website to be featured less prominently in Google’s mobile search results and harming traffic to our Platform as a result.

In some instances, search engine companies and application marketplaces may change their displays or rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. For example, Google has integrated its local product offering with certain of its products, including search and maps. The resulting promotion of Google’s own competing products in its web search results has negatively impacted the search ranking of our website. Because Google in particular is the most significant source of traffic to our website, accounting for a substantial portion of the visits to our website, our success depends on our ability to maintain a prominent presence in search results for queries regarding local businesses on Google. As a result, Google’s promotion of its own competing products, or similar actions by Google in the future that have the effect of reducing our prominence or ranking on its search results, could have a substantial negative effect on our business and results of operations.

The ecommerce market is highly competitive and if the Company may not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis our business could be adversely affected.

The internet-based ecommerce business is highly competitive and the Company competes with several different types of companies that offer some form of user-vendor connection experience, payment processing and/or funds transfer content, as well as marketing data companies. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

To become and remain competitive, the Company will require marketing, sales, and client support. The Company may not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

The market for our vertical’s offerings is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. There is no guarantee that any factors that differentiate the Company from its competitors will give the Company a market advantage or continue to be a differentiating factor for the Company in the foreseeable future. Competitive pressures created by any one of the above-mentioned companies (and other direct or indirect competitors), or by the Company’s competitors collectively, could have a material adverse effect on the Company’s business, results of operations and financial condition.

If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume our Platform could be impaired.

We seek to generate a high volume of traffic and transactions through our technologies. Accordingly, the satisfactory performance, reliability and availability of the Company’s website and platform, processing systems and network infrastructure are critical to our reputation and our ability to attract and retain large numbers of users who transact sales on our platform while maintaining adequate customer service levels. The Company’s revenues depend, in substantial way, on the volume of user transactions that are successfully completed. Any system interruptions that result in the unavailability of our service or reduced customer activity would ultimately reduce the volume of transactions completed. Interruptions of service may also diminish the attractiveness of our company and its services. Any substantial increase in the volume of traffic on our website or Platform or in the number of transactions being conducted by customers will require us to expand and upgrade our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Platform or timely expand and upgrade our systems and infrastructure to accommodate such increases in a timely manner. Any failure to expand or upgrade our systems could have a material adverse effect on the Company’s business, results of operations and financial condition.

8

The Company uses internally developed systems to operate its service. The Company must continually enhance and improve these systems in order to accommodate the level of use of its products and services and increase its security. Furthermore, in the future, the Company may add new features and functionality to its services that would result in the need to develop or license additional technologies. The Company’s inability to add new software and hardware to develop and further upgrade its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on its platforms or increased transaction volume through its processing systems or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user’s experience on the Company’s service, and delays in reporting accurate financial information. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its systems or to integrate smoothly any newly developed or purchased technologies with its existing systems. Any inability to do so would have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s failure to successfully market its brands could result in adverse financial consequences.

The Company believes that continuing to strengthen its brands is critical to achieving widespread acceptance of the Company, particularly in light of the competitive nature of the Company’s market. Promoting and positioning its brands will depend largely on the success of the Company’s marketing efforts and the ability of the Company to provide high quality services. In order to promote its brand, the Company will need to increase its marketing budget and otherwise increase its financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. Further, there can be no assurance that any new users attracted to the Company will conduct transactions over the Company on a regular basis. If the Company fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or if the Company’s existing or future strategic relationships fail to promote the Company’s brand or increase brand awareness, the Company’s business, results of operations and financial condition would be materially adversely affected.

The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.

The Company plans to expand its operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services or expanding the offering of its services to other countries in SEA. There can be no assurance that the Company will be able to expand its operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, any new business or service launched by the Company that is not favorably received by consumers could damage the Company’s reputation and diminish the value of its brand. Expansion of the Company’s operations in this manner would also require significant additional expenses and development, operations and other resources and would strain the Company’s management, financial and operational resources. The lack of market acceptance of such services or the Company’s inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on the Company’s business, results of operations and financial condition.

In addition, if we are unable to keep up with changes in technology and new hardware, software and services offerings, for example, by providing the appropriate training to our account managers, sales technology specialists, engineers and consultants to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations, or financial condition could be adversely affected.

A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences.

The Company expects to derive most of its revenues from fees from successfully completed transactions on its consumer facing platforms. The Company’s future revenues will depend upon continued demand for the types of goods and services that are offered by Company and the merchants that are included on such platforms. Any decline in demand for the goods offered through the Company’s services as a result of changes in consumer trends could have a material adverse effect on the Company’s business, results of operations and financial condition.

9

The effective operation of the Company’s platform is dependent on technical infrastructure and certain third-party service providers.

Our ability to attract, retain, and serve customers is dependent upon the reliable performance of our Platform and the underlying technical infrastructure. We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business will be reliant upon third party partners such as financial service providers and cash-out providers, payment terminals and equipment providers. Any disruption or failure in the services from third party partners used to facilitate our business could harm our business. Any financial or other difficulties these partners face may adversely affect our business, and we exercise little control over these partners, which increases vulnerability to problems with the services they provide.

There is no assurance that the Company will be profitable.

We incurred loss historically and, there is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We could lose the right to the use of our domain names.

We have registered domain names for our website that we use in our business. If we lose the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our products under a new domain name, which could cause us substantial harm, or to incur significant expense in order to purchase rights to the domain name in question. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to ours, especially in the light of our expected expansion in SEA. Domain names similar to ours may be registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of management’s attention.

We may be required to expend resources to protect Platform information or we may be unable to launch our services.

From time to time, other companies may copy information from our Platform, through website scraping, robots or other means, and publish or aggregate it with other information for their own benefit. We have no assurance other companies will not copy, publish or aggregate content from our Platform in the future. When third parties copy, publish, or aggregate content from our Platform, it makes them more competitive, and decreases the likelihood that consumers will visit our website or use our mobile app to find the information they seek, which could negatively affect our business, results of operations and financial condition. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may be inadequate to protect us against such practices. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on the Company’s reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition.

10

Our business and operations would suffer in the event of third-party computer system failures, cyber-attacks on third-party systems or deficiency in our cyber security.

We rely on information technology (IT) systems, including third-party “cloud based” service providers, to keep financial records, maintain laboratory data, clinical data, and corporate records, to communicate with staff and external parties and to operate other critical functions. This includes critical system such as email, other communication tools, electronic document repositories and archives. If any of these third-party information technology providers are compromised due to computer viruses, unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication failures, electrical failure, cyber-attacks or cyber-intrusions over the internet, then sensitive emails or documents could be exposed or deleted. Similarly, we could incur business disruption of our access to the internet is compromised, and we are unable to connect with third-party IT providers. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorist, has general increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. In addition, we reply on those third parties to safeguard important confidential personal data regarding our employees and customers enrolled in our platform. If a disruption event were to occur and caused interruptions in a third-party IT provider’s operation, it could result in a disruption of our platform operation. To the extent that any disruption or security breach results in a loss of damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and development of our platform could be delayed or could fail.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

The Company is, and will be, heavily dependent on the skill, acumen and services of the management and other employees of the Company. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and employees are at-will employees, which means they may terminate their employment relationship with us at any time, although several of our executive officers are required to give the Company written notice if they resign for other than Good Reason (as defined in the employment agreements), and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Illegal use of our Platform could result in adverse consequences to the Company.

Despite measures the Company will implement to detect and prevent identify theft or other fraud our Platform remains susceptible to potentially illegal or improper uses. Despite measures the Company will take to detect and lessen the risk of this kind of conduct, the Company cannot assure that these measures will succeed. The Company’s business could suffer if customers use the Platform for illegal or improper purposes.

If merchants on our Platform are operating illegally, the Company could be subject to civil and criminal lawsuits, administrative action, and prosecution for, among other things, money laundering or for aiding and abetting violations of law. The Company would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm its business.

11

We are subject to certain risks by virtue of our international operations.

We operate and expand internationally. We expect to expand our international operations significantly by accessing new markets abroad and expanding our offerings in new languages: not less than all languages in SEA countries. Our platform is now available in English and several other languages. However, we may have difficulty modifying our technology and content for use in non-English-speaking markets or fostering new communities in non-English-speaking markets. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources, and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding internationally may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

●	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

●	increased competition from local websites and guides and potential preferences by local populations for local providers;

●	compliance with applicable foreign laws and regulations, including different privacy, censorship and liability standards and regulations and different intellectual property laws;

●	providing solutions in different languages for different cultures, which may require that we modify our solutions and features to ensure that they are culturally relevant in different countries;

●	the enforceability of our intellectual property rights;

●	credit risk and higher levels of payment fraud;

●	compliance with anti-bribery laws;

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●	currency exchange rate fluctuations;

●	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

●	political and economic instability in some countries;

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

●	higher costs of doing business internationally.

Changes in the economic, political, or legal environment of the Asia Pacific region.

Majority of our revenues are derived from SEA. As a result, our business is subject to the economic, political and legal environment in SEA. The economies of SEA differ from other countries in various respects such as government involvement, level of development, growth rate, allocation of resources and inflation rate. Prior to the 1990s, many SEA countries relied on a planned economy. State-owned enterprises still account for a substantial portion of SEA’s industrial output, though governments in general are reducing the level of direct control that they exercise over the economy through state plans and other measures. It is our understanding that there is an increasing level of freedom and autonomy in areas such as resource allocation, production and management and a gradual shift in emphasis to market economies and enterprise reform.

Other than Singapore, the legal systems of SEA countries in which the Company operates, also differ from most common law jurisdictions, in that they are systems in which decided legal cases have little precedential value. The laws and regulations are subject to broad and varying interpretations by government officials, courts, and lawyers. The courts of some countries of Asia Pacific region have the power to read implied terms into contracts, adding a further layer of uncertainty. As a result, government officials, courts and lawyers often express different views on the legality, validity and effect of a particular legal document. In addition, the views of a governmental authority received on a particular issue have no binding effect or finality, so there is no guarantee that similar issues will be dealt with in a similar way by other governmental authorities. Furthermore, recognition and enforcement of legal rights through Asia Pacific region’s national courts, arbitration centers and administrative agencies in the event of a dispute is uncertain.

As part of their transition from planned economies to more market-oriented ones, the governments implemented a series of economic reforms, including lowering trade barriers and import quotas to encourage and promote foreign investment. The governments promulgated a series of laws and regulations on local and foreign investment, which set out the types of corporate vehicle investors may establish to carry out their investment projects. Nevertheless, conflicting interpretations between local regulators in different provinces in a country, and between different ministries can create confusion over key issues in certain countries. Many of the reforms in SEA are unprecedented or experimental and may be subject to revision, change or abolition, depending upon the outcome of these experiments. Furthermore, there can be no assurance that the governments will continue to pursue policies of economic reform or that any reforms will be successful or the impetus to reform will continue. If any of these changes adversely affect us or our business, or if we are unable to capitalize on the economic reform measures of the pertinent governments, our business, results of operations and financial condition could be adversely affected.

Many of the economies in SEA have or are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While many of the economies in SEA have experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

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Our business will be exposed to foreign exchange risk.

We derive majority of our revenue from the operations of our Platform in SEA and expect to derive our revenue from SEA. Our functional currencies will by necessity be the currencies of the countries of SEA. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate. Accordingly, any significant fluctuation between the currencies of countries of SEA and South Asia on the one hand and the U.S. dollar on the other could expose us to foreign exchange risk.

A significant depreciation in many of the currencies of countries of SEA against major foreign currencies may have a material adverse impact on our results of operations and financial condition because our reporting currency is the U.S. dollar. If, in the future, significant depreciation in many of the currencies of countries of SEA, we may be unable to meet any foreign currency payment obligations.

Geopolitical unrest in the regions in which we operate could adversely affect our business.

Most of our operations and business activities are conducted in SEA, whose economies and legal systems remain susceptible to risks associated with an emerging economy and which is subject to higher geopolitical risks than developed countries. Examples include the social unrests in 2014 in Vietnam targeting China-related businesses and ongoing territorial and other disputes between Vietnam and its neighboring countries in Asia. Social and political unrest could give rise to various risks, such as loss of employment and safety and security risks to persons and property. Any such event may in turn have a material and adverse effect on our business, results of operations and financial position.

The payment processing regulatory regimes of the countries in which we operate could have adverse consequences on our business.

From time-to-time, governments and regulatory bodies may review the legislation and regulations applied to the e-commerce and payment processing industry in which the Company operates. Such reviews could result in the enactment of new laws and/or the adoption of new regulations in SEA, South Asia, the US or elsewhere, which might adversely impact businesses in those countries in general and consequently, may threaten the Company’s growth prospects. More specifically, the Company is operating in the e-commerce and payment processing industry, which is strictly regulated. Regulation is extensive and designed to protect consumers and the public, while providing standard guidelines for business operations. In the offering of its products, the Company is subject to certain federal and provincial laws and regulations relating to its financial product offerings, including laws and regulations governing such things as Know-Your-Customer (KYC), Anti-Money Laundering (AML), Anti-Terrorist Financing (ATF) and safeguarding the privacy of customers’ personal information. Failure to comply with, or changes to, existing or future laws and regulations could result in significant unforeseen costs and limitations, and could have an adverse impact on the Company’s business, results of operations and/or financial condition

Regulation of the internet generally could have adverse consequences on our business.

We are also subject to general business regulations and laws in SEA specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

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Privacy regulations could have adverse consequences on our business.

We receive, collect, store, process, transfer, and use personal information and other user data. There are numerous international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries, or conflict with other laws and regulations. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of our users’ data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new services and features.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our Platform.

Additionally, if third parties we work with violate applicable laws, regulations, or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Regulation of bonus cards could have adverse consequences on our business.

Our platform’s payment system inevitably provides our customers with bonuses that may or may not be deemed gift certificates, store gift cards, general-use prepaid cards, or other vouchers, or “gift cards”, subject to, various laws of multiple jurisdictions. Many of these laws include specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. Various companies that provided deal products similar to ours around the world are currently or were defendants in purported class action lawsuits.

The application of various other laws and regulations to our products is uncertain. These include laws and regulations pertaining to unclaimed and abandoned property, partial redemption, revenue-sharing restrictions on certain trade groups and professions, sales and other local taxes and the sale of alcoholic beverages. In addition, we may become, or be determined to be, subject to United States federal or state laws or laws in SEA or South Asia countries we operate regulating money transmitters or aimed at preventing money laundering or terrorist financing, including the Bank Secrecy Act, the USA PATRIOT Act and other similar future laws or regulations in the United States and in the applicable SEA or South Asia countries.

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If we become subject to claims or are required to alter our business practices as a result of current or future laws and regulations, our revenue could decrease, our costs could increase and our business could otherwise be harmed. In addition, the costs and expenses associated with defending any actions related to such additional laws and regulations and any payments of related penalties, fines, judgments or settlements could harm our business.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We may be subject to risks related to litigation and other legal proceedings that may materially adversely affect our business, operating results or financial condition.

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. In particular, patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs. We do not own any patents, and, therefore, may be unable to deter competitors or others from pursuing patent or other intellectual property infringement claims against us.

The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations may be dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

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We may face potential liability and expense for legal claims based on the content on our Platform.

We may face potential liability and expense for legal claims relating to the information that we publish on our website and our Platform, including claims for defamation, libel, negligence and copyright or trademark infringement, among others. For example, businesses may in the future claim, that we are responsible for defamatory reviews posted by our users. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be compelled to remove content or may be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims. If we elect or are compelled to remove valuable content from our website or mobile app, our Platform may become less useful to consumers and our traffic may decline, which could have a negative impact on our business and financial performance.

Protection of Intellectual Property Rights are important for the future of our business.

The future success of our business is dependent upon the intellectual property rights surrounding the technology, including trade secrets, know-how and continuing technological innovation. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology. Any of these claims, with or without merit, could subject us to costly litigation. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

Effective trade secret, copyright, trademark and domain name protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and expenses and the costs of defending our rights. We are seeking to protect our trademarks and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

Risks Related to this Offering

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for ninety (90) days from closing; and (iv) indemnification for breach of contract.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

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There is no required minimum number of securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering. We intend to use the net proceeds, if any, from this offering working capital and general corporate purposes, including operating expenses and capital expenditures. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock or other securities. See the section of this prospectus titled “Use of Proceeds.”

Raising additional capital may cause future dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or current product candidates.

Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. We do not currently have any committed external source of funds and in order to raise additional capital, we may offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. Except as set forth in the securities purchase agreement being entered into in connection with this offering, we are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. To the extent that we raise additional capital through the sale of common stock or securities convertible into or exchangeable for common stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our product candidates, delay our pursuit of potential licenses or acquisitions, or grant rights to develop and market current or future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

In addition, we have a significant number of stock options, restricted stock units and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

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A substantial number of shares of our common stock are being sold in this offering, which could cause the price of our common stock to decline.

In this offering we are selling up to 4,385,964 shares of common stock, based on an assumed public offering price of $2.28 per share, which is the closing price of our common stock on January 29, 2026. In the aggregate, the maximum shares that could be issued in this offering represent approximately 36.6%  of our outstanding common stock as of February 5, 2026, after giving effect to this offering. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The price of our common stock may be volatile or may decline regardless of our operating performance, and shareholders may not be able to resell their shares at or above the price at which they purchase those shares.

Trading volume in shares of our common stock on the Nasdaq has been limited. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. An active or liquid market in our common stock may not develop or, if it does develop, it may not sustain. As a result of these and other factors, shareholders may not be able to resell their shares of our common stock at or above the price at which they purchase those shares in this offering.

Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our shares of common stock as consideration.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of common stock.

You may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $2.28 per share, the last reported price of our common stock on the Nasdaq on January 29, 2026, we estimate our pro forma as adjusted net tangible book value per share of common stock as of September 30, 2025, after this offering will be $19,817,044. As a result, purchasers of securities in this offering will experience an immediate decrease of $0.63 per share in net tangible book value of our common stock, after deducting placement agent fees and estimated offering expenses payable by us. See the section of this prospectus titled “Dilution” for a more detailed description of these factors. The description in this paragraph assumes no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis until such pre-funded warrants are exercised.

There is no public market for any pre-funded warrants sold in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering. We will not list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq. Therefore, we do not expect a market to ever develop for the pre-funded warrants. Without an active market, the liquidity of the pre-funded warrants will be limited.

The pre-funded warrants are speculative in nature. Holders of the pre-funded warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying such warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the pre-funded warrants.

The pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of pre-funded warrants may exercise their right to acquire the underlying common stock and pay the stated warrant exercise price per share.

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Until holders of pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of such pre-funded warrants will have no rights with respect to shares of our common stock, except as provided in the pre-funded warrants. Upon exercise of the pre-funded warrants, such holders will be entitled to the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Resales of our shares of common stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of common stock to fall.

We are registering 4,385,964 shares of common stock, including shares of common stock issuable upon the exercise of the pre-funded warrants offered under this prospectus, based on the assumed public offering price of $2.28, the last reported price of our common stock on the Nasdaq on January 29, 2026. Sales of substantial amounts of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock. The issuance of new shares of common stock could result in resales of our shares of common stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Risks Related to Our New Business Strategies

We may not successfully execute our acquisition and integration strategy.

Our plan to enter into AI-driven software and network infrastructure businesses, as well as to invest in data center and telecommunications operators, involves execution challenges. Identifying suitable acquisition targets, negotiating favorable terms, and completing transactions in a timely manner may require substantial financial and managerial resources. Furthermore, following such acquisitions, integrating acquired AI-driven software and network infrastructure into our current operations could be complex and costly, particularly given differences in technology platforms, corporate cultures, and regulatory environments. In addition, our management team has limited experience operating businesses in these new sectors, which may increase the risk of missteps in strategic decision-making, operational execution, and integration efforts. Failure to successfully execute this strategy could materially and adversely affect our growth prospects, competitive position, and financial performance.

Our investment in AI-driven data centers, including Sapience, and telecommunication companies, including Gorilla., may face regulatory and market risks across multiple jurisdictions.

In January 2026, we entered into a subscription agreement under which we and Ascendance agreed to purchase an aggregate of 7,031,765 shares of Gorilla, a telecommunication company based in Singapore, at US$0.27 per share for total consideration of US$1,898,577 (consisting of US$400,000 in cash and 333,017 NusaTrip shares), with Gorilla issuing 4,570,647 shares to us and 2,461,118 shares to Ascendance. In January 2026, we entered into a subscription agreement under which it and Ascendance agreed to purchase an aggregate of 10,234 shares of Sapience, an AI data center based in Slovakia, at US$860.00 per share for total consideration of US$8,801,430 (consisting of US$600,000 in cash and 1,822,540 NusaTrip shares), with Sapience issuing 6,652 shares to us and 3,582 shares to Ascendance, the latter funded by the Company as consideration for advisory services previously provided by Ascendance.

Our investment into AI-driven software and network infrastructure businesses in Southeast Asia, Europe, and North America may expose us to diverse and evolving regulatory frameworks governing data centers, telecommunications, and AI technologies. Compliance with these regulations may require significant investment and ongoing monitoring, and any failure to comply could result in fines, operational restrictions, or reputational harm. Additionally, we may face risks related to geopolitical instability, currency fluctuations, and varying economic conditions across these regions. Such factors could adversely impact our ability to execute its business model, achieve anticipated returns on investment, and maintain financial stability.

Risks Related to Our Common Stock and the Securities Market

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors. In addition to market and industry factors, the market price and trading volume for the common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares.

We are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and even if we came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

Our Founder, Dennis Nguyen, will continue to own a significant percentage of our common stock and our Super Voting Preferred Stock and will be able to exert significant control over matters subject to shareholder approval.

Dennis Nguyen, our Founder and former CEO, currently beneficially owns common stock and Super Voting Preferred Stock that provide him with 77.8% of the voting power of our voting stock . Therefore, even after further offerings, he will have the ability to substantially influence us through this ownership position. For example, he may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. His interests may not always coincide with our corporate interests or the interests of other shareholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as he continues to own a significant amount of our equity, he will continue to be able to strongly influence or effectively control our decisions.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock. If we fail to meet all applicable Nasdaq requirements and the Nasdaq Stock Market LLC determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and harm our business.

Although our common stock is currently listed on Nasdaq, we must meet certain regulatory, financial and liquidity criteria to maintain such listing, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital. On February 18, 2025, the Company received written notice (the “Delist Notice”) from Nasdaq indicating that we were subject to delisting, based upon the Company’s continued non-compliance with Nasdaq Listing Rule 5550(b)(2) which requires that the Company shall maintain at least $2,500,000 stockholders’ equity (the “Equity Rule”). On September 2, 2025, the Company received a letter from Nasdaq indicating that, the Company has demonstrated compliance with the Equity Rule, and the Company is therefore in compliance with the Nasdaq’s continued listing requirements. The Company currently is subject to a Mandatory Panel Monitor for a period of one year from the date of the compliance letter. If, within that one-year monitoring period, Nasdaq finds the Company again out of compliance with the Equity Rule, the Company will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency, and Nasdaq will issue a Delist Determination Letter without giving the Company cure or compliance period pursuant to Nasdaq Listing Rule 5810(c)(3).

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If we fail to meet the applicable Nasdaq requirements in the future and Nasdaq determines to delist our common stock, the delisting could substantially decrease trading in our common stock and adversely affect the market liquidity of our common stock; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. You may be unable to sell your common stock in the United States unless a market can be established or sustained. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

If securities or industry analysts do not publish research or reports, or if they publish negative, adverse, or misleading research or reports, regarding us, our business or our market, our common stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts publish about us, our business, or our market. We do not currently have significant research coverage and may never obtain significant research coverage by securities or industry analysts. If no or few securities or industry analysts provide coverage of us, the common stock price could be negatively impacted. In the event we obtain significant, or any securities or industry analyst coverage and such coverage is negative, or adverse or misleading regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Failure to maintain effective controls on financial reporting could have an adverse impact on our business and we have identified a material weakness in our internal control over financial reporting.

Prior to our initial public offering in November 2021, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal controls and related procedures. Furthermore, we are a newly public company and are not required to provide a report on internal control over financial reporting as of the end of our most recent fiscal year. While operating as a public company, we and our independent registered public accounting firm may identify material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we are unable to remedy our material weakness, or if we generally fail to establish and maintain effective internal controls appropriate for a public company, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our stock price.

We may need to implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. Also, our securities are listed on a U.S. national securities exchange and we are required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and U.S. national securities exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

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If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

As a “controlled company” under the rules of the Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Dennis Nguyen, our Founder and Former Chief Executive Officer, is currently the beneficial owner of voting stock that provides him with approximately 77.8% of the voting power of our voting stock. We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under the listing rules of The Nasdaq Stock Market LLC.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

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●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

There is no assurance that the Company will be profitable.

We incurred loss historically and, there is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $9.1 million from the sale of the shares of the securities offered by us in this offering, after placement agent’s fees and estimated offering expenses payable by us (based on an assumed public offering price of $2.28 per share, which was the last reported sales price of our common stock on Nasdaq on January 29, 2026).

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell any or all of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from this offering as described above, we may invest the net proceeds that we receive in this offering in short-term, investment grade, interest-bearing instruments. You will not have an opportunity to evaluate the economic, financial or other information on which we base our decisions regarding the use of these proceeds.

The use of the proceeds represents our management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although the Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

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DIVIDEND POLICY

The Company has not declared nor paid any cash dividends on its publicly traded common stock after the completion of our initial public offering in November 2021. We currently intend to retain earnings and profits, if any, to support our business strategy and do not intend to pay any cash dividends within the foreseeable future. Any future determination to pay cash dividends will be at the sole discretion of our Board of Directors and will depend upon the financial condition of the Company, its operating results, capital requirements, general business conditions and any other factors that our Board of Directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025 on:

●	an actual basis;

●	on a pro forma basis to give effect to the sale and issuance of 1,500,000 shares of common stock on December 31, 2025 for net proceeds of $2,539,050 (the “Pro Forma Adjustments”); and

●	on a pro forma as adjusted basis to give further effect the sale and issuance of 4,385,964 shares of common stock in this offering at an assumed offering price of $2.28 per share, after deducting the discounts and commissions to the Placement Agent and estimated offering expenses payable by us.

The unaudited information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes.

	At September 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$6,602,702	9,131,752	18,195,802

Debt:
Current portion of long-term loan payables	—	—	—
Short-term loan payables	(123,850)	(123,850)	(123,850)
Long-term loan payables	—	—	—
Total debt	(123,850)	(123,850)	(123,850)
Stockholders’ equity:
Common stock: 50,000,000 shares authorized and 6,105,525 shares outstanding, actual; 50,000,000 shares authorized and 7,605,525 shares issued and outstanding, pro forma; 50,000,000 shares authorized and 11,991,489 shares issued and outstanding, pro forma as adjusted	(610)	(760)	(1,199)
Additional paid-in capital	(130,882,463)	(133,882,313)	(143,881,874)
Shares Subscription Receivable	381,111	381,111	381,111
Retained earnings	116,607,896	117,078,846	117,969,796
Accumulated other comprehensive loss	(16,645)	(16,645)	(16,645)
Total stockholders’ equity	(13,910,711)	(16,439,761)	(25,548,811)
Total capitalization	$(14,034,561)	(16,563,611)	(25,672,661)

The above discussion and table are based on 6,105,525 shares of our common stock outstanding as of September 30, 2025 and excludes 366,350 shares of common stock to be issued upon exercise of (i) 9,630 shares of common stock issuable upon exercise of the warrants issued at the closing of our initial public offering in November 2021; (ii) 227,036 shares of common stock issuable upon exercise of the public warrants issued at the closing of our public offering in February 2022; and (iii) 129,684 shares of common stock issuable upon exercise of the 10-year stock option issued to Dennis Nguyen in December 2021. In addition, as of September 30, 2025, the Company had 266,666 shares of common stock reserved for issuance under the Company’s 2021 Equity Incentive Plan.

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DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted as adjusted net tangible book value per share of our common stock immediately after this offering.

At September 30, 2025, we had a net tangible book value of $8,223,944 or $1.35 per share of common stock. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities at a particular date, divided by the total number of our outstanding shares of our common stock as of that date.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value as of September 30, 2025, would have been approximately $1.41 per share of our common stock.

After giving further effect to the sale and issuance of 4,385,964 shares of common stock and no pre-funded warrants in this offering, at an assumed public offering price of $2.28 per share based on the closing price of our common stock on the Nasdaq on January 29, 2026, after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025, would have been approximately $19.8 million or $1.65 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of approximately $0.24 per share to our existing stockholders and an immediate decrease in such measure of $0.63 per share to new investors.

The dilution to investors participating in this offering is determined by subtracting the pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors participating in this offering. The actual public offering price will be determined through negotiation between us, the placement agent and the investors in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The following table illustrates this result on a per share basis:

Assumed public offering price per share			$2.28
Net tangible book value per share of common stock at September 30, 2025		$1.35
Increase in net tangible book value per share of common stock after the Pro Forma Adjustments		$0.06
Pro forma net tangible book value per share of common stock at September 30, 2025		$1.41
Increase in net tangible book value per share attributable to new investors	$		0.24
Pro forma as adjusted net tangible book value per share of common stock after this offering	$		1.65
Dilution per share to new investors			$0.63

A $0.10 increase in the assumed public offering price per share would increase the pro forma as adjusted net tangible book value by $1.69 per share and result in dilution to investors participating in this offering of $0.69 per share, and a $0.10 decrease in the assumed public offering price per share would decrease the pro forma as adjusted net tangible book value by $1.62 per share and result in dilution to investors participating in this offering by $0.56 per share, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, are classified as and accounted for as equity, and after deducting placement agent fees and estimated expenses payable by us.

An increase of 200,000 shares of common stock offered by us from the assumed number of shares of common stock set forth on the cover page of this prospectus would increase our pro forma as adjusted net tangible book value per share by less than $0.01 and our pro forma as adjusted net tangible book value per share would be $1.66, representing a decrease in pro forma as adjusted net tangible book value per share to new investors in this offering of $0.62. A decrease of 200,000 shares in the number of shares offered by us in this offering would decrease our pro forma as adjusted net tangible book value per share by approximately $0.01 resulting in a pro forma as adjusted net tangible book value per share of $1.64 and a decrease in pro forma as adjusted net tangible book value per share to new investors participating in this offering of $0.01 per share. The foregoing calculations assume that the public offering price remains the same, and are after deducting placement agent fees and estimated expenses payable by us.

The above discussion and table are based on 6,105,525 shares of our common stock outstanding as of September 30, 2025 and excludes 366,350 shares of common stock to be issued upon exercise of (i) 9,630 shares of common stock issuable upon exercise of the warrants issued at the closing of our initial public offering in November 2021; (ii) 227,036 shares of common stock issuable upon exercise of the public warrants issued at the closing of our public offering in February 2022; and (iii) 129,684 shares of common stock issuable upon exercise of the 10-year stock option issued to Dennis Nguyen in December 2021. In addition, as of September 30, 2025, the Company had 266,666 shares of common stock reserved for issuance under the Company’s 2021 Equity Incentive Plan.

To the extent that outstanding options or warrants are exercised, or shares are issued under our equity incentive plans, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that, in the future, additional capital is raised through the sale of equity, convertible debt securities, or securities with equity components, those issuances may result in dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are, through the acquisition and operation of e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem and loyalty platform in Southeast Asia (“SEA”) primarily Singapore, Thailand, Indonesia, Vietnam and the Philippines.

The companies by the Company form the Society Pass Group (the “Group”). The Group currently markets to both consumers and merchants in SEA and China while maintaining an administrative headquarters in Singapore and a software development center in the Philippines. We continue to expand our e-commerce ecosystem throughout the rest of SEA and China by making selective acquisitions of leading e-commerce companies and applications with particular focuses on Vietnam, Thailand, Indonesia and the Philippines of SEA. Material acquisitions include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, the Company completed the acquisition of 100% of the equity interest of New Retail Experience Incorporated and Dream Space Trading Company Limited through its subsidiary – Push Delivery Pte Limited, which two companies mainly provide an on-line grocery and food delivery platform in the Philippines and Vietnam respectively.

●	In May 2022, the Company completed another acquisition of 100% of the equity interests of Gorilla Networks Pte Ltd, Gorilla Mobile Pte Ltd, Gorilla Connects Pte Ltd and Gorilla Networks (VN) Co Ltd (collectively, “Gorilla Networks”), a food delivery service.

●	In July 2022, the Company and its wholly owned subsidiary Thoughtful Media Group Incorporated collectively acquired 100% of the equity interests of Thoughtful Media Group Incorporated and AdActive Media, Inc. (collectively “Thoughtful Media”), whose business provides services to advertisers that helps to make internet advertising more effective.

●	In July 2022, the Company acquired 100% of the equity interests of Mangan PH Food Delivery Service Corp. (“Mangan), a Philippines restaurant and grocery delivery business.

●	In August 2022, the Company and its 95%-owned subsidiary SOPA Technology, Pte, Ltd., collectively acquired 75% of the outstanding capital stock of Nusatrip International Pte Ltd. (“Nusatrip”) and also purchased all of the outstanding capital stock of PT Tunas Sukses Mandiri (“Tunas”), a company existing under the law of the Republic of Indonesia, and both engaged in online ticketing and reservation services.

●	In April 2023, through our wholly owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia-based company operating digital marketing and event organizing.

●	In April 2023, through our 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam-based travel agency.

●	In July 2023, through our 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam-based travel agency.

We operate certain verticals in SEA: loyalty, lifestyle, telecommunications, digital marketing, and travel as we try to create the next generation digital ecosystem and loyalty platform.

Loyalty

The Company spent over two years building a cutting edge, proprietary IT architecture to effectively scale and support our ecosystem’s companies, consumers and merchants. Using our loyalty platform, consumers may earn, and merchants may issue, Society Points. The Company will aggregate the data across various touch points and build a realistic view or consumer behavior and use this behavior to increase sales across our ecosystem by: cross-pollinating acquired companies with other existing verticals, customer re-targeting, offline and online behavior prediction and cross promotions and loyalty points. The Company ecosystem becomes a key enabler for our users by converting this aggregation of data into creation of loyalty for our ecosystem companies to generate revenue.

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Lifestyle

The Company has an online lifestyle platform to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Under the deployment of the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Telecommunications

The Company also has online telecommunication reseller platform operating under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes Web3 technology to operate a MVNO for its users in Southeast Asia. With network coverage to over 160 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. Local mobile data service was ceased operation due to business restructuring to refocus in overseas internet data.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 248 YouTube channels has onboarded over 251 million subscribers with an average monthly viewership of over 600 million views.

Travel

The Company purchased Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The Nusatrip acquisition extended SoPa’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, Nusatrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, Nusatrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

Our loyalty-focused and data-driven e-commerce marketing platform interfaces connect consumers with merchants in the lifestyle sectors, assisting local brick-and-mortar businesses to access new customers and markets to thrive in an increasingly convenience-driven economy. Our Platform integrates with both global and country-specific search engines and applications and accepts international address and phone number data, providing a consumer experience that respects local languages, address formats and customs. Our Strategic Partners (as defined below) work with us to penetrate local markets, while our Platform allows effortless integration with existing technological applications and websites.

In January 2026, the Company transferred 333,017 shares of common stock of NusaTrip to Gorilla and 1,822,540 shares of NusaTrip to Sapience.

Global Events

The Russian-Ukraine war and the supply chain disruption have not affected any specific segment of our business.

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Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of our applications.

Our software and development team is responsible for the design enhancements, development, testing and certification of the Application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services.

Intellectual Property Portfolio

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights, including trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

December 2025 Financing

On December 29, 2025, the Company commenced a best efforts public offering of 1,500,000 shares of the Company’s common stock (the “December 2025 Financing”). Certain investors purchasing securities in the offering entered into a securities purchase agreement with the Company, dated as of December 29, 2025 (the “December SPA”). The public offering price was $2.00 per share. The offering closed on December 31, 2025.

The net proceeds to the Company from the offering were approximately $2.5 million, after deducting fees and expenses of the placement agent and offering expenses payable by the Company.

Pursuant to the December SPA, the Company agreed that it would not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or any amendment or supplement thereto until March 31, 2026 (the “December Standstill”). The Company entered into a waiver and participation rights agreement with certain investors from the December 2025 Financing (the “Waiver Investors”) on February 3, 2026 (the “Waiver”). Pursuant to the Waiver, the Company and the Waiver Investors (i) agreed to waive the December Standstill and (ii) the Waiver Investors were granted a right to participate in any Subsequent Financings (as defined in the Waiver) until March 31, 2026, in an amount equal to 61% of the aggregate amount of the Subsequent Financing, pro rata to each Waiver Investor’s subscription amount in the December 2025 Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

January 2026 Investments

In January 2026, we entered into a subscription agreement under which we and Ascendance Group Limited (“Ascendance”) agreed to purchase an aggregate of 7,031,765 shares of Gorilla Networks Pte Ltd, a telecommunication company based in Singapore, (“Gorilla”) at US$0.27 per share for total consideration of US$1,898,577 (consisting of US$400,000 in cash and 333,017 NusaTrip shares), with Gorilla issuing 4,570,647 shares to us and 2,461,118 shares to Ascendance.

In January 2026, we entered into a subscription agreement under which it and Ascendance agreed to purchase an aggregate of 10,234 shares of Sapience AI Incorporated, an AI data center based in Slovakia, (“Sapience”) at US$860.00 per share for total consideration of US$8,801,430 (consisting of US$600,000 in cash and 1,822,540 NusaTrip shares), with Sapience issuing 6,652 shares to us and 3,582 shares to Ascendance, the latter funded by the Company as consideration for advisory services previously provided by Ascendance.

Change of Auditor

On January 6, 2026, the Company dismissed Onestop Assurance PAC the Company’s independent registered public accounting firm and appointed AOGB CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

Corporate Information

Our principal executive offices are located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Our corporate website address is www.thesocietypass.com. The website for our loyalty marketplace is www.sopa.asia. The information included on our websites are not part of this prospectus.

Financial Condition

Results of Operations

The following table sets forth certain operational data for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue, net	$1,380,382	$1,675,894	$5,355,380	$5,233,483
Cost of revenue	(493,042)	(1,310,248)	(2,589,355)	(3,910,883)
Gross income	887,340	365,646	2,766,025	1,322,600
Less operating expenses:
Sales and marketing expenses	(123,869)	(40,263)	(229,474)	(311,096)
Software development costs	(13,083)	(13,635)	(39,512)	(40,972)
General and administrative expenses	(5,995,012)	(1,486,362)	(9,760,202)	(7,192,001)
Total operating expenses	(6,131,964)	(1,540,260)	(10,029,188)	(7,544,069)
Loss from operations	(5,244,624)	(1,174,614)	(7,263,163)	(6,221,469)

Other income (expense):
Interest income	1,415	3,985	4,592	10,114
Interest expense	(833)	(40,466)	(1,216)	(40,924)
Impairment loss of intangible asset	—	(135,000)	—	(135,000)
(Loss) Gain on disposal of plant and equipment	(231)	—	(5)	206
Loss on disposal of subsidiaries	(8,157)	—	(8,157)	—
Loss on early lease termination	(69)	—	(69)	—
Waiver of loan payable	17	382	8,509	43,792
Write-off of plant and equipment	—	(60)	—	(8,480)
Write-off of intangible asset	(209,172)	—	(209,172)	—
Other income	247,468	17,003	962,536	245,007
Total other income (expense), net	30,438	(154,156)	757,018	114,715
Loss before income taxes	(5,214,186)	(1,328,770)	(6,506,145)	(6,106,754)
Income taxes	(66,573)	(51,808)	(67,878)	(56,802)
NET LOSS	$(5,280,759)	$(1,380,578)	$(6,574,023)	$(6,163,556)

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Revenue. We generated revenues of $1,380,382 and $1,675,894 during the three months ended September 30, 2025 and 2024, respectively. We generated revenues of $5,355,380 and $5,233,483 during the nine months ended September 30, 2025 and 2024, respectively. The decrease in revenue for the three months periods was mainly due to the decrease in revenue of MCN and premium business under digital marketing segment. The increase in revenue for the nine months periods was mainly from the revenue from online ticketing and reservations business.

Revenue by business segment. For the nine months ended September 30, 2025 and 2024, digital marketing generated revenue of $4,049,548 and $4,542,073 respectively, online ticketing and reservations generate revenue of $1,287,769 and $650,480 respectively, online ordering including e-commerce generated revenue of $17,591 and $29,360 respectively, software subscription from online hotel service software generated revenue of $0 and $6,721 respectively, and telecommunication reseller generated revenue of $472 and $4,849 respectively. Digital marketing decreased as a result of drop in MCN viewer revenue and drop in awarded premium contracts. Online ticketing and reservations increased as results of business partnering with more vendors to secured more competitive price for sales. E-commerce and telecommunication reseller business drop as business downsizing.

Revenue by geographic segment. For the nine months ended September 30, 2025 and 2024, United States revenue decreased from $2,679,269 to $1,284,480 under digital marketing MCN business which affected by customer content restriction. Vietnam revenue decreased from $557,402 to $41,703 mainly due to lesser project awarded under digital marketing premium business. Singapore revenue increased from $140,216 to $1,753,635 from both digital marketing and online ticketing and reservation business segment. Philippines revenue increased from $197,500 to $651,805 with more awarded premium project from digital marketing segment. Thailand and Indonesia revenue remained stable, from $961,356 to $1,008,364 and $697,337 to $615,265, respectively.

Top Customers Revenue for the three and nine months ended September 30, 2025 and 2024

For the three and nine months period ended September 30, 2025 and 2024, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Three Months Ended September 30, 2025		September 30, 2025
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$212,210	15.37%	$97,371
Customer B	424,123	30.73%	—

	Nine Months Ended September 30, 2025		September 30, 2025
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$1,284,480	23.98%	$97,371
Customer B	939,844	17.55%	—

	Three Months Ended September 30, 2024		September 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$809,603	48.31%	$277,436

	Nine Months Ended September 30, 2024		September 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$2,679,083	51.19%	$277,436

Cost of Revenue. Cost of revenue was $493,042 and $1,310,248 for three months ended September 30, 2025, and 2024, respectively. During the period of nine months ended September 30, 2025 and 2024, the incurred cost of revenue was $2,589,355 and $3,910,883, respectively. Cost of revenue decrease due to higher margin revenue from digital marketing business.

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Top Vendors Cost of Revenue for the three and nine months ended September 30, 2025 and 2024

For the three and nine months period ended September 30, 2025 and 2024, the vendors who accounts for 10% or more of the Company’s cost of sales and its outstanding payable balance as at period-end date, are presented as follows:

	Three Months ended September 30, 2025		September 30, 2025
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$29,697	6.02%	$3,674
Vendor B	$76,847	15.59%	$19,333

	Nine Months ended September 30, 2025		September 30, 2025
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$287,366	11.10%	$3,674
Vendor B	$278,464	10.75%	$19,333

	Three Months ended September 30, 2024		September 30, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$281,220	21.46%	$108,947

	Nine Months ended September 30, 2024		September 30, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$802,420	20.52%	$108,947

Gross Income We recorded a gross income of $887,340 and $365,646 for the three months ended September 30, 2025 and 2024, respectively. During the nine months ended September 30, 2025 and 2024, we recorded a gross income of $2,766,025 and $1,322,600, respectively. The gross income is due to increased gross income from revenue from digital marketing and online ticketing and reservation business. Gross income margin was 64% and 22% for the three months ended September 30, 2025 and 2024, respectively. During the nine months ended September 30, 2025 and 2024, our gross income margin was 52% and 25% respectively. Rise in gross margin for the three and nine months period ended September 30, 2025 was due to higher profit margin arising from digital marketing business.

Sales and Marketing Expenses (“S&M”). We incurred S&M expenses of $123,869 and $40,263 for the three months ended September 30, 2025 and 2024, respectively. During the nine months ended September 30, 2025 and 2024, we incurred S&M expenses of $229,474 and $311,096, respectively. The decrease in S&M expense in 2025 was due to less reliance on marketing strategy.

Software Development Cost (“SDC”). We incurred SDC expenses of $13,083 and $13,635 for three months ended September 30, 2025 and 2024, respectively. During the nine months ended September 30, 2025 and 2024, we incurred SDC expenses of $39,512 and $40,972, respectively. The decrease in SDC in 2025 was primarily attributable to the minimum cost for maintaining our technology development team.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $5,995,012 and $1,486,362 for the three months ended September 30, 2025 and 2024, respectively. During the nine months ended September 30, 2025 and 2024, we incurred G&A expenses of $9,760,202 and $7,192,001, respectively. The G&A is primarily consisting of the professional costs associated with costs related to business development, the Company’s ongoing expenses for its listing on the Nasdaq Stock Exchange, staff cost and D&O insurance cost. The significant increase is primarily due to the professional fee incurred after IPO completion of Nusatrip Group.

Other income (expense), net. Other income for the three months ended September 30, 2025 was $30,438 and other expense for the three months ended September 30, 2024 was $154,156, and for nine months ended September 30, 2025 and 2024 was $757,018 and $114,715, respectively. The significant increase is the result from the waiver of long overdue refund payables.

Income Tax Expense. Our income tax expense for the three months ended September 30,2025 and 2024 was $66,573 and $51,808, respectively, and for nine months ended September 30, 2025 and 2024 was $67,878 and $56,802, respectively.

Net Loss. As a result of the items noted above, for the three and nine months ended September 30, 2025 and 2024, we incurred a net loss of $5,280,759 and $1,380,578. During the nine months ended September 30, 2024 the Company incurred a loss of $6,574,023, as compared to $6,163,556, for the same period ended September 30, 2024. The increase in net loss was primarily attributable to the increase in G&A expenses, partially offset by other income from waiver of long overdue refund payables and increase in revenue with higher margin.

Results of Operations

The following table sets forth certain operational data for the years ended December 31, 2024 and 2023:

	YEARS ENDED DECEMBER 31,
	2024	2023
Revenue, net	$7,105,530	$8,171,635
Cost of revenue	(5,242,616)	(5,701,645)
Gross income	1,862,914	2,469,990
Less operating expenses:
Sales and marketing expenses	(341,461)	(577,931)
Software development costs	(54,644)	(55,645)
General and administrative expenses	(10,788,141)	(19,796,832)
Total operating expenses	(11,184,246)	(20,430,408)
Loss from operations	(9,321,332)	(17,960,418)

Other income (expense):
JV income	—	7,638
Gain from early lease termination	—	1,064
Gain on disposal of plant and equipment	205	1,438
Impairment loss on goodwill	(6,348)	—
Impairment loss on intangible assets	(135,000)	(276,000)
Interest income	13,447	160,702
Interest expense	(152,144)	(235)
Loss on disposal of a subsidiary	(75)	—
Provision for loss on litigation settlement	(818,352)	—
Waiver of loan payable	43,835	192,716
Write-off of plant and equipment	(75,894)	(386,160)
Other income	294,900	185,652
Net total other expense	(835,426)	(113,185)
Loss before income taxes	(10,156,758)	(18,073,603)
Income taxes	(80,539)	(25,315)
NET LOSS	$(10,237,297)	$(18,098,918)

Revenue. For the years ended December 31, 2024 and 2023, we generated revenue of $7,105,530 and $8,171,635 respectively. The revenue decreased $1,066,105 mainly from the sales of online ticketing and reservation of $721,783 and online ordering of $477,316.

Revenue by business segment. For the years ended December 31, 2024 and 2023, digital marketing generated revenue of $6,173,970 and $5,966,611 respectively, online ticketing and reservations generate revenue of $885,017 and $1,606,800 respectively, online ordering including e-commerce and online F&B and groceries delivery generated revenue of $34,808 and $512,124 respectively, software subscription including POS Merchant and online hotel service software generated revenue of $6,837 and $62,082 respectively, and telecommunication reseller generated revenue of $4,898 and $24,018 respectively. Digital marketing and online ticketing and reservations increased as results of business expansion. Online ticketing and reservation, ordering including e-commerce and online F&B and groceries delivery decreased as a result of stronger competition from big market players and mature of direct online platform from various sellers.

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Revenue by geographic segment. From the year ended December 31, 2023 to December 31, 2024, United States revenue decreased from $3,936,733 to $3,506,052 and Thailand revenue increased from $1,083,080 to $1,463,055 both from digital marketing segment. Indonesia revenue decreased from $1,235,834 to $892,210 from online ticketing and reservation business segment. Vietnam revenue decreased from $1,256,972 to $634,190 mainly due to revenue decreased in e-Commerce online ordering business segment. The rest of other geographic segment in the Philippines, Singapore and Malaysia has remained consistent.

Top Customers Revenue for the years ended December 31, 2024 and 2023

For the years ended December 31, 2024 and 2023, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Year ended December 31, 2024		December 31, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$3,506,052	49.34%	$253,373

	Year ended December 31, 2023		December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$3,936,733	48.18%	$340,424

The above significant customer is located in the United States.

Cost of Revenue. For the years ended December 31, 2024 and 2023, we incurred cost of revenue of $5,242,216 and $5,701,645 respectively. The movement in cost of revenue was in line with the decrease in each revenue, and with better performance in digital marketing, averaging the lower increase in overall cost of revenue.

Top Vendors Cost of Revenue for the years ended December 31, 2024 and 2023

For the years ended December 31, 2024 and 2023, the vendors who accounts for 10% or more of the Company’s cost of sales and its outstanding payable balance as at year-end date, are presented as follows:

	Year ended December 31, 2024		December 31, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$1,018,846	19.43%	$85,745

	Year ended December 31, 2023		December 31, 2023
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$1,027,237	18.02%	$111,447

The above significant vendor is located in Thailand.

Gross Income. For the years ended December 31, 2024 and 2023, we recorded a gross income of $1,862,914 and $2,469,990 , respectively. The decrease is due to decreased revenue from online ticketing and reservation business.

Sales and Marketing Expenses (“S&M”). For the years ended December 31, 2024 and 2023, we have incurred S&M expenses of $341,461 and $577,931, respectively. The decrease in S&M is primarily attributable to the decreased in sales activities and the related marketing cost control throughout all business segments.

Software Development Cost (“SDC”). For the years ended December 31, 2024 and 2023, we incurred SDC expenses of $54,644 and $55,645, respectively, remained consistent.

General and Administrative Expenses (“G&A”). For the years ended December 31, 2024 and 2023, we incurred G&A expenses of $10,788,141 and $19,796,832, respectively. The decrease in G&A is primarily attributable to the decrease in professional costs associated with costs related to business acquisitions, stock-based compensation for services, D&O insurance costs and staff costs.

Other (income) expense. Net total other expenses for the years ended December 31, 2024 and 2023 was $835,426 and $113,185, respectively. The increase was mainly attributed from provision for loss on litigation settlement of $818,352.

Income Tax Expense. Our income tax expenses for the years ended December 31, 2024 and 2023 was $80,539 and $25,315, respectively. The increase was mainly attributed from taxable income in US and Thailand.

Net Loss. As a result of the items noted above, for the year ended December 31, 2024, we incurred a net loss of $10,237,297, as compared to $18,098,918 for the year ended December 31, 2023. The net loss decreases primarily attributable to decrease in general and administrative expenses.

Liquidity and Capital Resources

Three and Nine Months Ended September 30, 2025 and 2024

As of September 30, 2025, we had cash and cash equivalents and restricted cash of $6,552,702 and $50,000, respectively, accounts receivable of $1,337,498, deposits, prepayments and other receivables of $18,532,837, inventories of $82,131 and contract assets of $79,826.

For the nine months ended September 30, 2025, the Company’s stockholders’ equity was $13,331,496 which improved from deficit as a result of subsidiary initial public offering and subsequent public offering. For the nine months ended September 30, 2025, the Company incurred net loss of $6,574,023 and net cash used in operating activities of $22,521,547. Net cash used in investing activity was $3,963. Net cash provided by financing activities was $21,650,885, resulting from proceeds from issuance of common stock of subsidiary for initial and subsequent public offering, issuance of common stock for convertible note, ATM and private placement.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance it will be able to do so. The Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. We continue to rely on cash generated through financing from public offerings or private offerings by our parent company or one or more of our subsidiaries, to finance our operations and future acquisitions. The Company believes that it has sufficient liquidity to continue its current business plans and operations for at least one year.

	Nine months ended September 30,
	2025	2024
Net cash used in operating activities	$(22,521,547)	$(1,178,148)
Net cash used in investing activities	(3,963)	(9,826)
Net cash provided by financing activities	21,650,885	1,786,943
Effect on exchange rate change	(206,652)	(48,480)
Net change in cash and cash equivalents	(1,081,277)	550,489
Cash and cash equivalent and restricted cash at beginning of period	7,683,979	3,723,982
Cash and cash equivalent and restricted cash at end of period	$6,602,702	$4,274,471

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Net Cash Used in Operating Activities

For the nine months ended September 30, 2025, net cash used in operating activities was $22,521,547, which consisted primarily of a net loss of $6,574,023, waiver of loan payable of $8,509, account receivables of $208,491, deposits, prepayments and other receivables of $13,267,792, accrued liabilities and other payables of $4,202,549, contract liabilities of $699,290, and operating lease liabilities of $356,862, partially offset by depreciation and amortization of $434,595, non-cash stock-based compensation for services of $1,044,789, write-off of intangible asset of $209,172, loss on disposal of subsidiaries of $8,157, loss on disposal of plant and equipment of $5, deferred tax assets of $47,260, inventories of $78,136, contract assets of $258,713, accounts payable of $357,017, advances to related parties of $1,662 and right of use assets of $356,463.

For the nine months ended September 30, 2024, net cash used in operating activities was $1,178,148, which consisted primarily of a net loss of $6,163,556, waiver of loan payable of $43,792, deposits, prepayments and other receivables of $1,407,828, contract assets of $338,219, contract liabilities of $49,535, advances to related parties of $7,512 and operating lease liabilities of $365,970, partially offset by bad debts of $35,699, depreciation and amortization of $493,306, impairment of intangible assets of $135,000, written-off of plant and equipment of $8,480, non-cash stock-based compensation for services of $737,248, deferred tax assets of $85,742, accounts receivable of $654,686, accrued liabilities and other payables of $3,401,850, inventories of $174,551, accounts payable of $1,106,556, and right of use assets of $365,352.

We expect to continue to rely on cash generated through financing from public offerings or private offerings of our or one or more of our subsidiaries’ securities, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities

For the nine months ended September 30, 2025, there was a net cash outflow of $3,963 used in purchase of plant and equipment.

For the nine months ended September 30, 2024, there was a net cash outflow of $9,826 used in purchase of plant and equipment.

Net Cash Provided by Financing Activities

For the nine months ended September 30, 2025, net cash provided by financing activities was $21,650,885 mainly raise from the proceed from issuance of common stock of subsidiary for public offering of $15,204,319 issuance of common stock for convertible note of $4,300,002, ATM program of $1,938,469 and private placement of $300,000, partially offset by repayment of loan of $91,905.

For the nine months ended September 30, 2024, net cash provided by financing activities was $1,786,943 mainly from private placement of $250,000, loans of $405,564 and resale of treasury share of $1,137,273, partially offset by repayment of loan of $5,894.

Years ended December 31, 2024 and 2023

As of December 31, 2024, we had cash and cash equivalents of $7,630,079, accounts receivable of $1,111,161, deposits, prepayments and other receivables of $5,189,850, inventories of $157,734 and contract assets of $333,188.

As of December 31, 2023, we had cash and cash equivalents of $3,628,670, accounts receivable of $1,338,170, deposits, prepayments and other receivables of $2,207,774, inventories of $431,483 and contract assets of $247,368.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance it will be able to do so. The Company continually monitors its cash, capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. We expect to continue to rely on cash generated through financing from public offerings or private offerings of our or one or more of our subsidiaries’ securities, to finance our operations and future acquisitions. The Company believes that it has sufficient liquidity to continue its current business plans and operations for more than one year.

	Year Ended December 31,
	2024	2023
Net cash generated by (used in) operating activities	$2,473,495	$(13,908,134)
Net cash used in investing activities	(29,959)	(340,246)
Net cash provided by (used in) financing activities	1,476,971	(785,525)
Effect on exchange rate change	39,490	(245,449)
Net change in cash and cash equivalents*	3,959,997	(15,279,354)
Cash and cash equivalent* at beginning of year	3,723,982	19,003,336
Cash and cash equivalent* at end of year	$7,683,979	$3,723,982

*	Cash and cash equivalent in statements of cash flows includes restricted cash

Net Cash Generated By (Used in) Operating Activities

For the year ended December 31, 2024, net cash generated by operating activities was $2,473,495, which consists of a net loss of $10,237,297, waiver of loan payable of $43,835, deposits, prepayments and other receivables of $3,185,286, contract assets of $108,580, due to related party of $1,332, and operating lease liabilities of $483,083, partially offset by bad debts of $102,677, write-off of inventory of $55,112, depreciation and amortization of $651,654, gain on disposal of plant and equipment of $205, write-off plant and equipment of $75,894, impairment loss on intangible assets of $135,000, impairment loss on goodwill of $6,348, loss on disposal of subsidiary of $75, stock-based compensation for services of $804,733, deferred tax assets of $91,508, accounts receivable of $1,208, inventories of $178,936, accounts payables of $1,462,898, accruals and other payables of $12,207,945, contract liabilities of $277,609, and right of use assets of $481,516.

For the year ended December 31, 2023, net cash used in operating activities was $13,908,134, which consists of a net loss of $18,098,918, gain from early lease termination of $1,064, gain on disposal of plant and equipment $1,438, waiver of loan payable of $192,716, deferred tax assets of $149,858, accounts receivable of $167,307, contract assets of $227,058, contract liabilities of $260,518, accruals and other payables of $2,522,661 and operating lease liabilities of $643,043 partially offset by bad debts of $2,189, depreciation and amortization of $1,271,473, write-off of plant and equipment of $386,160, write-off of intangible assets of $276,000, treasury stock of $145,000, stock-based compensation for services of $3,969,392, inventories of $550,674, deposits, prepayments and other receivables of $592,899, accounts payables of $412,847, advances to related parties of $180,305 and right of use assets of $569,508.

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Until we generate cash flows from operations, we expect to continue to rely on cash generated through financing from public offerings or private offerings by the Company or one or more of our subsidiaries’ securities, however, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities

For the year ended December 31, 2024, there was net cash outflow of $29,959 for purchase of plant and equipment.

For the year ended December 31, 2023, there was net cash outflow of $340,246 primarily consisted of purchase of plant and equipment of $219,214, purchase of intangible assets of $143,771, acquisition of subsidiary of $10,000, partially offset by cash received from business acquisition of $32,739.

Net Cash Provided by (Used In) Financing Activities

For the year ended December 31, 2024, net cash provided by financing activities was $1,476,971, consisting of net cash inflow from resale of treasury stock.

For the year ended December 31, 2023, net cash used in financing activities was $785,525, consisting of fund used in share buyback.

On August 21, 2024, we received a letter from Nasdaq indicating that, the Company does not presently comply with Nasdaq’s Listing Rule 5550(b)(1), which requires that the Company maintain a minimum of $2.5 million in stockholders’ equity, and that the Company also does not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule. On February 18, 2025, we received written notice from Nasdaq indicating that based upon the Company’s continued non-compliance with Rule 5550(b)(2) which requires that the Company shall maintain at least $25,000,000 stockholders’ equity, the Nasdaq staff has determined to delist the Company’s common stock from the Nasdaq Capital Market effective February 27, 2025 unless the Company timely requests an appeal of this determination before the Nasdaq Hearings Panel (the “Panel”) by February 25, 2025. On April 9, 2025, the Panel issued a decision that granted the Company’s request to continue its listing on Nasdaq based on the information presented. The Panel has determined to grant the Company’s request for an exception until June 30, 2025.

On December 6, 2024, we received a letter (the “December 2024 Nasdaq Staff Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty (30) consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days to regain compliance. Since then, the staff of Nasdaq has determined that for the last eleven consecutive business days, from January 31 through February 14, 2025, the closing bid price for the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2).

Critical Accounting Policies and Estimate

Three and Nine Months Ended September 30, 2025 and 2024

●	Basis of presentation

The Company has prepared the accompanying unaudited condensed financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in our opinion, include all adjustments consisting of normal recurring adjustments and accruals necessary for a fair presentation of our condensed balance sheets, statements of operations and other comprehensive loss, statements of stockholders’ deficit and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for any subsequent quarter or for the full year ending December 31, 2025 due to various factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the 2024 audited financial statements and accompanying notes filed with the SEC.

●	Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

●	Use of estimates and assumptions

In preparing these unaudited condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, valuation and useful lives of intangible assets, impairment of long-lived assets, valuation of common stock and stock warrants, stock option valuations, imputed interest on amounts due to related parties, inventory valuation, revenue recognition, the allocation of purchase consideration in business combinations, and deferred tax assets and the related valuation allowance.

●	Basis of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated upon consolidation.

●	Business combination

The Company follows Accounting Standards Codification (“ASC”) ASC Topic 805, Business Combinations (“ASC 805”) and ASC Topic 810, Consolidation (“ASC 810”). ASC Topic 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for the resulting goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

●	Noncontrolling interest

The Company accounts for noncontrolling interests in accordance with ASC Topic 810, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity (deficit) on the condensed consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the condensed consolidated statements of operations and comprehensive loss.

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●	Segment reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in unaudited condensed consolidated financial statements. The Company currently operates in six reportable operating segments: (i) Online Grocery and Food and Groceries Deliveries, (ii) Digital marketing, (iii) Online ticketing and reservation, (iv) Telecommunications Reseller, (v) e-Commerce, and (vi) Corporate.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of September 30, 2025 and December 31, 2024, the cash and cash equivalents excluded restricted cash amounted to $6,552,702 and $7,630,079, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $0 and $56,430 as of September 30, 2025 and December 31, 2024, respectively. In addition, the Company has uninsured bank deposits of $6,332,941 and $7,330,486 with a financial institution outside the U.S as of September 30, 2025 and December 31, 2024, respectively. All uninsured bank deposits are held at high quality credit institutions.

●	Restricted cash

Restricted cash refers to cash that is held by the Company for specific reasons and is, therefore, not available for immediate ordinary business use. The restricted cash represented fixed deposit maintained in bank accounts that are pledged. As of September 30, 2025 and December 31, 2024, the restricted cash amounted to $50,000 and $53,900, respectively.

●	Accounts receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company does not have any off-balance-sheet credit exposure related to its customers, and as of both September 30, 2025 and December 31, 2024, there was no need for allowance for doubtful accounts.

●	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. No allowance for obsolete inventories was recorded by the Company during the three and nine months ended September 30, 2025 and 2024. The inventories amounted to $82,131 and $157,734 at September 30, 2025 and December 31, 2024, respectively.

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●	Prepaid expenses

Prepaid expenses represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Furniture and fixtures	3 - 5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Intangible assets

Intangible assets consist primarily of software platforms, internally developed applications, acquired intellectual technology, and other identifiable intangible assets. Intangible assets are recorded at cost if internally developed or at fair value if acquired in a business combination.

Intangible assets are classified as either indefinite-lived or definite-lived, based on the period over which the asset is expected to contribute to future cash flows.

Indefinite-lived intangible assets, including certain trademarks and trade names, are not amortized but are subject to annual impairment testing or more frequently if events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment is recognized when the carrying amount exceeds the estimated fair value, determined using discounted cash flow analyses or other appropriate valuation techniques.

Definite-lived intangible assets, including acquired technology, software licenses, software platform, and Apps development and intellectual technology, are amortized on a straight-line basis over their estimated useful lives. These assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the carrying value exceeds the estimated undiscounted future cash flows, an impairment loss is recorded for the excess of carrying value over fair value.

Costs incurred during the preliminary project stage of developing software for internal use are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization under ASC 350-40 are capitalized and amortized over the estimated useful life of the software.

Research and development costs are expensed as incurred unless they meet the criteria for capitalization described above. These costs primarily relate to the design and development of new software applications, enhancements to existing platforms, and other technology-based solutions.

The estimated useful lives of the Company’s intangible assets are as follows:

Asset Type	Expected useful life
Software platform	2.5 years
Apps development	3 years
Computer software	3 years
Software system	3 years
Intellectual technology	3 years
Identifiable intangible asset	Indefinite
Other intangible assets	3 – 5 years

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●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the three and nine months ended September 30, 2025 and 2024 presented.

●	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to performance obligations in the contract; and
●	Recognize revenue as the performance obligation is satisfied.

The Company generates its revenues from a diversified a mix of e-commerce activities that correspond to our six business segments (business to consumer or “B2C”), lifestyle (B2C), grocery and food delivery (B2C), telecommunication reseller (B2C), online ticketing and reservations (B2C) and the services providing to merchants for their business growth (business to business or “B2B”), merchant POS (B2B), digital marketing (B2B) and online ticketing and reservations (B2B).

The Company’s performance obligations include providing connectivity between merchants and consumers, generally through an online ordering platform. The platform allows merchants to create an account, display a menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create an account and order from merchants on the consumer facing application. The platform allows a delivery company to accept an online delivery request and deliver or ship an order from a merchant to customer.

Lifestyle

The Company has developed an online lifestyle platform (the “Lifestyle Platform”) under its own brand name of “Leflair” to enable consumers to purchase high-end brands in many categories. Using the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in various categories, including Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The Lifestyle Platform also allows customers to order from hundreds of vendor choices with personalized promotions based on their individual purchase history and location. The platform has also partnered with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or can collect their purchases at the Company’s logistics center.

Grocery and Food Delivery

Other online platforms include online platforms in Vietnam, under the brand name of “Handycart”, and Philippines, under the brand names of “Pushkart” and “Mangan”, to enable the consumers to purchase meals from restaurants and food from local grocery and food merchants and deliver to them in their area. This business segment has been progressively ceasing yet the Company has maintained ongoing involvement in specific operational activities during the three and nine months ended September 30, 2025.

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Telecommunications

The Company operates a Singapore-based online telecommunication reseller platform under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes blockchain and Web3 technology to operate a MVNO for its users in South East Asia (SEA). With network coverage to over 150 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. Please visit https://gorilla.global/ for more information. During the three and nine months ended September 30, 2025, the Company ceased its local mobile data service operation due to business restructuring to refocus on overseas internet data services.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 263 YouTube channels has onboarded over 85 million subscribers with an average monthly viewership of over 600 million views.

Travel

The Company purchased the NusaTrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The NusaTrip acquisition extended the Company’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, NusaTrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, NusaTrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

The Company’s e-Commerce business is primarily conducted using Leflair’s Lifestyle Platform, as follows:

1)	When a customer places an order on either the Leflair website or app, a sales orders report will be generated in the system. The Company will either fulfill this order from its inventory or purchase the item from the manufacturer or distributor. Once the Company has the item in its distribution center, it will contract with a logistics partner delivered to the end customer. The sale is recognized when the delivery is completed by the logistics partner to the end customer. Sale of products are offered with a limited right of return ranging from 3 to 30 days, from the date of purchase and not subject to any product warranty. The Company is considered the principal in this e-commerce transaction and reports revenue on a gross basis as the Company establishes the price of the product, has responsibility for fulfillment of the order and retains the risk of collection.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $10,212 and $4,931, respectively, in the Lifestyle sector.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $17,591 and $29,360, respectively, in the Lifestyle sector.

Grocery and food delivery consists of online grocery under brand name “Pushkart” and food delivery service under brand name “Handycart” as follows:

Customers place order for groceries and take-out food through our online platforms of “Pushkart”, “Mangan” and “Handcart” respectively. When the grocery or food merchant receives and order, our platform will assign a third-party delivery service to pick up and deliver the grocery and/or food order to the customer. Revenue is recognized when the grocery and/or food is delivered, at which time the customer pays for the grocery and /or food order with cash, at Net of merchant cost.

During the three and nine months period ended September 30, 2025 and 2024, the Company did not generate revenue from this stream.

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As a telecommunication reseller we provide local mobile data and overseas internet data plans under the brand name of “Gorilla,” which is a group of company we acquired in May 2022. Our telecommunication revenues are recorded for ASC Topic 606 purposes as follows:

Local mobile plan - customers choose and subscribe to a monthly local mobile plan through our “Gorilla” online platform. The Company will proceed to register the sim card (effectively, the mobile telephone number activation card) and arrange delivery of that Sim card to the customer. Following Sim card activation, the system will capture the monthly data usage of each customer, calculated in accordance with the package data capacity and monthly subscription rate, which amounts are aggregated and recorded as revenue. Unused data will be converted to Rewards Points and carried forward to next month for potential subsequent data usage. As a result of the rewards points, the company also recognize revenue from Rewards Point redemption for subscription fees offset, voucher redemption, extra data purchases, that the customer chooses to use via our online platform.

Overseas internet data plan – a customer will place order for their desired overseas internet data plan through either the “Gorilla” online platform or third-party partner platforms. Subscription revenue is recognized when the Sim card is delivered and activated.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $75 and $106, respectively, from telecommunications.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $472 and $4,849, respectively, from telecommunications.

Online advertising services - The Company receives advertising revenues, which principally represent the sale of banners or sponsorship to customers on the website and mobile. These services are provided continuously over a fixed term as per the customer agreements. Revenue from online advertising services is recognized over time, throughout the duration of the agreement. This method of revenue recognition accurately reflects the ongoing provision of services and the continuous benefit received by the customer as the advertisements are displayed over the agreed period.

Digital marketing revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers with a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Campaign-based marketing services revenue is recognized as a distinct single performance obligation when the Company transfers services to customers, which occurs over time. The performance obligation may be a promise to place branded content on certain social media platforms and is satisfied upon delivery of such related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over time, for the amount the Company is entitled to receive, as and when the marketing services are provided and completed.

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Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $801,422 and $1,461,480, respectively, from this stream.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $4,049,548 and $4,542,073, respectively, from this stream.

Online ticketing and reservation provide information, prices, availability, booking services for domestic and international air ticket, hotels, car, train, and hotel technology as follows:

The Company’s revenues are substantially reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel services and the Company does not control the service provided by the travel supplier to the traveler. Revenue from air ticketing services, air ticket commission, hotel reservation and ancillary services including insurance commissions and refund margin are substantially recognized at a point of time when the performance obligations that are satisfied. These revenues cover B2B and B2C sales channel segments.

The Company has a software subscription revenue generated from hotel in Vietnam, and online advertising revenue, reported in gross basis, providing a hotel booking management platform for hotel management purposes, and brand advertisement purpose. these revenues are recognized ratably over the time or upon relevant performance obligations being fulfilled.

Ticketing services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for ticketing reservations through the Company’s transaction and service platform under various services agreements. Spread margin and commissions from ticketing reservations rendered are recognized when tickets are issued as this is when the Company’s performance obligation is satisfied. The Company is not entitled to a spread margin and commission fee for the tickets cancelled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. The Company presents revenues from such transactions on a net basis in the statements of income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for cancelled ticketing reservations. 100% of the Company’s ticketing services revenues were recognized on a net basis, as an agent, during the three and nine months period ended September 30, 2025 and 2024.

Hotel reservation services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for hotel room reservations through the Company’s transaction and service platform. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which the Company has fulfilled its performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that the Company is entitled to such incentive commissions. The Company generally receives incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. The Company presents revenues from such transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for cancelled hotel reservations.

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Hotel technology platform software services

The Company receives subscription fee from travel suppliers for hotel room reservation and marketing system through the Company’s reservation and marketing platform.

Subscription fee from hotel technology platform software services rendered are recognized ratably over the fixed term of the agreement as services are provided throughout the contract period, where the performance obligations being fulfilled through the usage of our hotel technology platform software services.

The Company presents revenues from such transactions on a gross basis in the statements of income and comprehensive income as the Company, generally, control the service provided by the travel supplier to the traveler.

Ancillary services

Ancillary revenues comprise primarily of the insurance commission and refund margin.

Insurance commission revenue received from B2B and B2C customers for selling of travel insurance through the Company’s transaction and service platform. Commission from travel insurance is recognized when the order is confirmed and paid which is the point at which the Company fulfilled its performance obligation. Refund margin revenue received from B2B and B2C customers for the spread arise from reservations cancellation fee between customers and travel suppliers. This is recognized upon the confirmation of refund amount by both customers and travel suppliers which is the point at which the Company fulfilled its performance obligation.

The Company presents revenues from ancillary service transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the insurance supplier and travel supplier to the traveler.

Online advertising services

The Company receives advertising revenues, which principally represent the sale of banners or sponsorship to customers on the website and mobile. These services are provided continuously over a fixed term as per the customer agreements. Revenue from online advertising services is recognized over time, throughout the duration of the agreement. This method of revenue recognition accurately reflects the ongoing provision of services and the continuous benefit received by the customer as the advertisements are displayed over the agreed period.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $568,673 and $209,377, respectively, from this stream.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $1,287,769 and $657,201, respectively, from this stream.

Principal vs Agent Considerations

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is not in control of establishing the transaction price, not managing all aspects of the terms, even though taking the risk of campaign results and default payment.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

There were contract assets balance of $79,826, $333,188 and $247,368 on September 30, 2025, December 31, 2024 and December 31, 2023, respectively.

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liabilities balance was $750,528 and $1,426,901 on September 30, 2025 and December 31, 2024, respectively.

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●	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC Topic 985, Software, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. These capitalized software costs are ratably amortized over the period of the software’s estimated useful life. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures arising from the development of the Company’s own software are charged to operations as incurred. For the nine months period ended September 30, 2025, and 2024, software development costs were $39,512 and $40,972, respectively. For the three months period ended September 30, 2025, and 2024, software development costs were $13,083 and $13,635, respectively. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have, to date, been immaterial and have been expensed as incurred.

●	Cost of sales

Cost of revenue under online ordering consist of the cost of merchandizes ordered by the consumers and the related shipping and handling costs, which are directly attributable to the sales of online ordering.

Cost of revenue related to software sales and licensing consist of the cost of software and payroll costs, which are directly attributable to the sales and licensing of software. Cost of revenue related to hardware sales consist of the cost of hardware and payroll costs, which are directly attributable to the sales of hardware.

Cost of revenue related to grocery and food delivery consist of the cost of the outsourced delivery and the outsource payment gateway, which are directly attributable to the sales of grocery and food delivery.

Cost of revenue related to our telecommunication data reseller segment consist of the cost of the primary telecommunication service, which are directly attributable to the sales of telecommunication data

Cost of revenue under digital marketing consist of the cost of primary digital marketing service, which are directly attributable to the sales of digital marketing.

●	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers since those costs are borne by the Company’s suppliers or distributors for our corporate business.

The shipping and handling costs for all segments other than our e-commerce segment are recorded net in sales. For shipping costs related to our e-commerce business, those shipping costs are recorded in cost of revenue.

●	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $229,474 and $311,096 for the nine months period ended September 30, 2025 and 2024, respectively. Advertising expense was $123,869 and $40,263 for the three months period ended September 30, 2025 and 2024, respectively.

●	Product warranties

The Company’s provision for estimated future warranty costs is based upon the historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of September 30, 2025 and December 31, 2024. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal, although it looks at this issue every quarter to continue to support its assertion.

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●	Income tax

The Company adopted the ASC 740 Income Tax provisions, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph ASC Topic 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740, nor did it record any uncertain tax positions for the three and nine months period ended September 30, 2025, and 2024.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. On a quarterly basis, the Company reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances to reduce those amounts to the amounts management believes will be realized in future income tax returns.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign currencies translation and transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in US$s. In addition, the Company’s subsidiary is operating in Singapore, the Republic of Vietnam, India, Philippines , Thailand, Malaysia, Indonesia, Republic of China, and Hong Kong and maintains its books and record in its local currency, Singapore Dollar (“SGD”), Vietnam Dong (“VND”), Indian Rupee (“INR”), Philippines Pesos (“PHP”), Thailand Baht (“THB”), Malaysian Ringgit (“MYR), Indonesian Rupiah (“IDR”), Chinese Yuan (“CNY”) and Hong Kong Dollar (“HKD”), respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$s, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the unaudited condensed consolidated statements of changes in shareholder’s deficit.

Schedule of Foreign currencies translation and transactions:

Translation of amounts from SGD into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end SGD$:US$ exchange rate	$0.77511	$0.77993
Period average SGD$:US$ exchange rate	$0.76294	$0.74763

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Translation of amounts from VND into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end VND$:US$ exchange rate	$0.000038	$0.000041
Period average VND$:US$ exchange rate	$0.000039	$0.000040

Translation of amounts from INR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end INR$:US$ exchange rate	$0.01126	$0.01194
Period average INR$:US$ exchange rate	$0.01156	$0.01199

Translation of amounts from PHP into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end PHP:US$ exchange rate	$0.01717	$0.01783
Period average PHP:US$ exchange rate	$0.01752	$0.01754

Translation of amounts from THB into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end THB:US$ exchange rate	$0.03087	$0.03094
Period average THB:US$ exchange rate	$0.03020	$0.02802

Translation of amounts from MYR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end MYR:US$ exchange rate	$0.23750	$0.24267
Period average MYR:US$ exchange rate	$0.23114	$0.21592

Translation of amounts from IDR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end IDR:US$ exchange rate	$0.000060	$0.000066
Period average IDR:US$ exchange rate	$0.000061	$0.000063

Translation of amounts from CNY into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end CNY:US$ exchange rate	$0.14045	$0.14255
Period average CNY:US$ exchange rate	$0.13850	$0.13913

Translation of amounts from HKD into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end HKD:US$ exchange rate	$0.12851	$0.12870
Period average HKD:US$ exchange rate	$0.12818	$0.12800

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in shareholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

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●	Earning per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the three and nine months period ended September 30, 2025 and 2024, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

Schedule of computation of diluted net loss per share:

	Three months ended September 30,
	2025	2024
Net loss attributable to Society Pass Incorporated	$(5,118,989)	$(1,377,885)
Weighted average common shares outstanding – Basic	6,105,525	2,882,349
Weighted average common shares outstanding – Diluted	5,737,829	2,882,349
Net loss per share – Basic	$(0.84)	$(0.48)
Net loss per share – Diluted	(0.89)	(0.48)

	Nine months ended September 30,
	2025	2024
Net loss attributable to Society Pass Incorporated	$(6,481,069)	$(6,156,153)
Weighted average common shares outstanding – Basic	6,105,525	2,733,145
Weighted average common shares outstanding – Diluted	4,989,505	2,733,145
Net loss per share – Basic	$(1.06)	$(2.25)
Net loss per share – Diluted	(1.30)	(2.25)

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding, because such securities had an antidilutive impact:

Schedule of Common stock issued:

	Nine months ended September 30,
	2025	2024
Options to purchase common stock (a)	129,685	129,685
Warrants granted to underwriter	253,549	253,549
Warrants granted with Series C-1 Convertible Preferred Stock	71,200	71,200
Total of common stock equivalents	454,434	454,434

(a)	The Board of Directors have approved a 10-year stock option at an exercise price of $97.35 per share that will be exercisable at any time.

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●	Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of September 30, 2025 and December 31, 2024, the Company recorded the right of use asset of $838,050 and $751,672 respectively.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying condensed consolidated statements of operations and other comprehensive loss as the related employee service is provided.

●	Share-based compensation

The Company follows ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee and non-employee), at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. The Company uses a Black-Scholes option pricing model to estimate the fair value of employee stock options at the date of grant. As of September 30, 2025, those shares issued and stock options granted for service compensation, vest 180 days after the grant date, and therefore these amounts are thus recognized as expense during the three and nine months ended September 30, 2025 and 2024. Stock-based compensation is recorded in general and administrative expenses within the condensed consolidated statements of operations and other comprehensive loss, with corresponding credits to common stock and additional paid-in capital.

●	Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its preferred and common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option pricing model to estimate the grant date fair value of the warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital (the accounting treatment for common stock issuance costs). All other warrants are recorded at the grant date fair value as an expense over the requisite service period, or at the date of issuance if the warrants vest immediately, with corresponding credits to additional paid-in capital.

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●	Related parties

The Company follows ASC 850-10, Related Party Disclosures (“ASC 850”) for the identification of related parties and the disclosure of related party transactions.

Pursuant to ASC 850, the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under ASC 825, Financial Instruments, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The unaudited condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required by ASC 850. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450, Commitments, to account for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, which assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows if the current level of facts and circumstances changes in the future.

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

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The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company adopted this standard and the adoption did not have an impact on the Company’s consolidated financial position, results of operations, or cash flows. The effect of adoption was limited to expanded disclosures in the notes to the unaudited condensed consolidated financial statements, as presented in Note 17 Income Taxes.

In November 2024, the FASB Issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” The amendments in this update require disclosures, in the notes to financial statements, of specified information about certain costs and expenses. The amendment clarifies which certain costs and expenses that are included in cost of sales and selling, general, and administrative expense categories that should be disclosed with qualitative descriptions of amounts that are not separately disaggregated quantitatively. Additionally, the amendment requires disclosure of total amounts of selling expenses and an entity’s definition of selling expense. The update will be effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date previously communicated. The revised effective date for public business entities is for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurements of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments in this update provide a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under FASB Accounting Standards Codification 606. Under ASU 2025-05, an entity is required to disclose whether it has elected to use the practical expedient. An entity that makes the accounting policy election is required to disclose the date through which subsequent cash collection are evaluated. ASU 2025-05 is effective for annual periods beginning for the fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles -Goodwill and Other - Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). The amendments modernize the recognition and disclosure framework for internal-use software costs, removing the previous “development stage” model and introducing a more judgment-based approach. ASU 2025-06 is effective for annual reporting periods beginning after December 15, 2027 and for interim reporting periods beginning in that fiscal year. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

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In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (‘Topic 815”) and Revenue from Contracts with Customers (“Topic 606”): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract (“ASU 2025-07”). ASU 2025-07, expands an existing scope exception under Topic 815 to exclude non-exchange-traded contracts where the underlying is based on the operations or activities specific to one of the contract parties. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

All other recently issued, but not yet effective, 2025 Accounting Standards Updates are not expected to have an effect on the Company.

Years ended December 31, 2024 and 2023

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

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●	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, valuation and useful lives of intangible assets, impairment of long-lived assets, valuation of common stock and stock warrants, stock option valuations, imputed interest on amounts due to related parties, inventory valuation, revenue recognition, the allocation of purchase consideration in business combinations, and deferred tax assets and the related valuation allowance.

●	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated upon consolidation.

●	Business combination

The Company follows Accounting Standards Codification (“ASC”) ASC Topic 805, Business Combinations (“ASC 805”) and ASC Topic 810, Consolidation (“ASC 810”). ASC Topic 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for the resulting goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

●	Noncontrolling interest

The Company accounts for noncontrolling interests in accordance with ASC Topic 810, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity (deficit) on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

●	Segment reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. The Company currently operates in six reportable operating segments: (i) Online Grocery and Food and Groceries Deliveries, (ii) Digital marketing, (iii) Online ticketing and reservation, (iv) Telecommunications Reseller, (v) e-Commerce, and (vi) Corporate.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of December 31, 2024 and 2023, the cash and cash equivalents excluded restricted cash amounted to $7,630,079 and $3,628,670, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $56,430 and $83,152 as of December 31, 2024 and 2023, respectively. In addition, the Company has uninsured bank deposits of $7,330,486 and $3,262,161 with a financial institution outside the U.S as of December 31, 2024 and 2023, respectively. All uninsured bank deposits are held at high quality credit institutions.

●	Restricted cash

Restricted cash refers to cash that is held by the Company for specific reasons and is, therefore, not available for immediate ordinary business use. The restricted cash represented fixed deposit maintained in bank accounts that are pledged. As of December 31, 2024 and 2023, the restricted cash amounted to $53,900 and $95,312, respectively.

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●	Accounts receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company does not have any off-balance-sheet credit exposure related to its customers, and as of both December 31, 2024 and 2023, there was no need for allowance for doubtful accounts.

●	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. During the years ended December 31, 2024 and 2023, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. The inventories amounted to $157,734 and $431,483 at December 31, 2024 and 2023, respectively.

●	Prepaid expenses

Prepaid expenses represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Impairment loss of intangible assets of $135,000 and $276,000 have been recognized for the years ended December 31, 2024 and 2023, respectively.

●	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	Identify the contract with a customer;

●	Identify the performance obligations in the contract;

●	Determine the transaction price;

●	Allocate the transaction price to performance obligations in the contract; and

●	Recognize revenue as the performance obligation is satisfied.

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The Company generates its revenues from a diversified a mix of e-commerce activities that correspond to our six business segments (business to consumer or “B2C”), lifestyle (B2C), grocery and food delivery (B2C), telecommunication reseller (B2C), online ticketing and reservations (B2C) and the services providing to merchants for their business growth (business to business or “B2B”), merchant POS (B2B), digital marketing (B2B) and online ticketing and reservations (B2B).

The Company’s performance obligations include providing connectivity between merchants and consumers, generally through an online ordering platform. The platform allows merchants to create an account, display a menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create an account and order from merchants on the consumer facing application. The platform allows a delivery company to accept an online delivery request and deliver or ship an order from a merchant to customer.

Lifestyle

The Company has developed an online lifestyle platform (the “Lifestyle Platform”) under its own brand name of “Leflair” to enable consumers to purchase high-end brands in many categories. Using the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in various categories, including Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The Lifestyle Platform also allows customers to order from hundreds of vendor choices with personalized promotions based on their individual purchase history and location. The platform has also partnered with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or can collect their purchases at the Company’s logistics center.

Grocery and Food Delivery

Other online platforms include online platforms in Vietnam, under the brand name of “Handycart”, and Philippines, under the brand names of “Pushkart” and “Mangan”, to enable the consumers to purchase meals from restaurants and food from local grocery and food merchants and deliver to them in their area. This business segment has been progressively ceasing yet the Company has maintained ongoing involvement in specific operational activities during the year ended December 31, 2024.

Telecommunications

The Company operates a Singapore-based online telecommunication reseller platform under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes blockchain and Web3 technology to operate a MVNO for its users in South East Asia (SEA). With network coverage to over 150 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. Please visit https://gorilla.global/ for more information. During the year ended December 31, 2024, the Company ceased its local mobile data service operation due to business restructuring to refocus on overseas internet data services.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 263 YouTube channels has onboarded over 85 million subscribers with an average monthly viewership of over 600 million views.

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Travel

The Company purchased the NusaTrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The NusaTrip acquisition extended the Company’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, NusaTrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, NusaTrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

The Company’s e-Commerce business is primarily conducted using Leflair’s Lifestyle Platform, as follows:

1)	When a customer places an order on either the Leflair website or app, a sales orders report will be generated in the system. The Company will either fulfill this order from its inventory or purchase the item from the manufacturer or distributor. Once the Company has the item in its distribution center, it will contract with a logistics partner delivered to the end customer. The sale is recognized when the delivery is completed by the logistics partner to the end customer. Sale of products are offered with a limited right of return ranging from 3 to 30 days, from the date of purchase and not subject to any product warranty. The Company is considered the principal in this e-commerce transaction and reports revenue on a gross basis as the Company establishes the price of the product, has responsibility for fulfillment of the order and retains the risk of collection.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $34,808 and $414,120, respectively, in the Lifestyle sector.

Grocery and food delivery consists of online grocery under brand name “Pushkart” and food delivery service under brand name “Handycart” as follows:

Customers place order for groceries and take-out food through our online platforms of “Pushkart”, “Mangan” and “Handcart” respectively. When the grocery or food merchant receives and order, our platform will assign a third-party delivery service to pick up and deliver the grocery and/or food order to the customer. Revenue is recognized when the grocery and/or food is delivered, at which time the customer pays for the grocery and /or food order with cash, at Net of merchant cost.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $0 and $98,004, respectively, from this stream.

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As a telecommunication reseller we provide local mobile data and overseas internet data plans under the brand name of “Gorilla,” which is a group of company we acquired in May 2022. Our telecommunication revenues are recorded for ASC Topic 606 purposes as follows:

Local mobile plan - customers choose and subscribe to a monthly local mobile plan through our “Gorilla” online platform. The Company will proceed to register the sim card (effectively, the mobile telephone number activation card) and arrange delivery of that Sim card to the customer. Following Sim card activation, the system will capture the monthly data usage of each customer, calculated in accordance with the package data capacity and monthly subscription rate, which amounts are aggregated and recorded as revenue. Unused data will be converted to Rewards Points and carried forward to next month for potential subsequent data usage. As a result of the rewards points, the company also recognize revenue from Rewards Point redemption for subscription fees offset, voucher redemption, extra data purchases, that the customer chooses to use via our online platform.

Overseas internet data plan – a customer will place order for their desired overseas internet data plan through either the “Gorilla” online platform or third-party partner platforms. Subscription revenue is recognized when the Sim card is delivered and activated.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $4,898 and $24,018, respectively, from telecommunications.

Digital marketing revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers with a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Campaign-based marketing services revenue is recognized as a distinct single performance obligation when the Company transfers services to customers, which occurs over time. The performance obligation may be a promise to place branded content on certain social media platforms and is satisfied upon delivery of such related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over time, for the amount the Company is entitled to receive, as and when the marketing services are provided and completed.

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Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $6,173,970 and $5,966,611, respectively, from this stream.

Online ticketing and reservation provide information, prices, availability, booking services for domestic and international air ticket, hotels, car, train, and hotel technology as follows:

The Company’s revenues are substantially reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel services and the Company does not control the service provided by the travel supplier to the traveler. Revenue from air ticketing services, air ticket commission, hotel reservation and ancillary services including insurance commissions and refund margin are substantially recognized at a point of time when the performance obligations that are satisfied. These revenues cover B2B and B2C sales channel segments.

The Company has a software subscription revenue generated from hotel in Vietnam, and online advertising revenue, reported in gross basis, providing a hotel booking management platform for hotel management purposes, and brand advertisement purpose. these revenues are recognized ratably over the time or upon relevant performance obligations being fulfilled.

Ticketing services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for ticketing reservations through the Company’s transaction and service platform under various services agreements. Spread margin and commissions from ticketing reservations rendered are recognized when tickets are issued as this is when the Company’s performance obligation is satisfied. The Company is not entitled to a spread margin and commission fee for the tickets canceled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. The Company presents revenues from such transactions on a net basis in the statements of income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled ticketing reservations. 100% of the Company’s ticketing services revenues were recognized on a net basis, as an agent, during the years ended December 31, 2023 and 2024.

Hotel reservation services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for hotel room reservations through the Company’s transaction and service platform. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which the Company has fulfilled its performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that the Company is entitled to such incentive commissions. The Company generally receives incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. The Company presents revenues from such transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled hotel reservations.

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Hotel technology platform software services

The Company receives subscription fee from travel suppliers for hotel room reservation and marketing system through the Company’s reservation and marketing platform.

Subscription fee from hotel technology platform software services rendered are recognized ratably over the fixed term of the agreement as services are provided throughout the contract period, where the performance obligations being fulfilled through the usage of our hotel technology platform software services.

The Company presents revenues from such transactions on a gross basis in the statements of income and comprehensive income as the Company, generally, control the service provided by the travel supplier to the traveler.

Ancillary services

Ancillary revenues comprise primarily of the insurance commission and refund margin.

Insurance commission revenue received from B2B and B2C customers for selling of travel insurance through the Company’s transaction and service platform. Commission from travel insurance is recognized when the order is confirmed and paid which is the point at which the Company fulfilled its performance obligation. Refund margin revenue received from B2B and B2C customers for the spread arise from reservations cancellation fee between customers and travel suppliers. This is recognized upon the confirmation of refund amount by both customers and travel suppliers which is the point at which the Company fulfilled its performance obligation.

The Company presents revenues from ancillary service transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the insurance supplier and travel supplier to the traveler.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $891,854 and $1,616,687, respectively, from this stream.

Principal vs Agent Considerations

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is not in control of establishing the transaction price, not managing all aspects of the terms, even though taking the risk of campaign results and default payment.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

There were contract assets balance was $333,188 and $247,368 on December 31, 2024 and 2023, respectively.

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liabilities balance was $1,426,901 and $1,265,753 on December 31, 2024 and 2023, respectively.

●	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC Topic 985, Software, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. These capitalized software costs are ratably amortized over the period of the software’s estimated useful life. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

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Research and development expenditures arising from the development of the Company’s own software are charged to operations as incurred. For the year ended December 31, 2024, and 2023, software development costs were $54,644 and $55,645, respectively. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have, to date, been immaterial and have been expensed as incurred.

●	Cost of sales

Cost of revenue under online ordering consist of the cost of merchandizes ordered by the consumers and the related shipping and handling costs, which are directly attributable to the sales of online ordering.

Cost of revenue related to software sales and licensing consist of the cost of software and payroll costs, which are directly attributable to the sales and licensing of software. Cost of revenue related to hardware sales consist of the cost of hardware and payroll costs, which are directly attributable to the sales of hardware.

Cost of revenue related to grocery and food delivery consist of the cost of the outsourced delivery and the outsource payment gateway, which are directly attributable to the sales of grocery and food delivery.

Cost of revenue related to our telecommunication data reseller segment consist of the cost of the primary telecommunication service, which are directly attributable to the sales of telecommunication data

Cost of revenue under digital marketing consist of the cost of primary digital marketing service, which are directly attributable to the sales of digital marketing.

●	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers since those costs are borne by the Company’s suppliers or distributors for our corporate business.

The shipping and handling costs for all segments other than our e-commerce segment are recorded net in sales. For shipping costs related to our e-commerce business, those shipping costs are recorded in cost of revenue.

●	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $341,461 and $577,931 for the years ended December 31, 2024 and 2023, respectively.

●	Product warranties

The Company’s provision for estimated future warranty costs is based upon the historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of December 31, 2024 and 2023. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal, although it looks at this issue every quarter to continue to support its assertion.

●	Income tax

The Company adopted the ASC 740 Income Tax provisions, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph ASC Topic 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740, nor did it record any uncertain tax positions for the years ended December 31, 2024, and 2023.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. On a quarterly basis, the Company reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances to reduce those amounts to the amounts management believes will be realized in future income tax returns.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign currencies translation and transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$s. In addition, the Company’s subsidiary is operating in the Republic of Vietnam, Singapore, India and Philippines and maintains its books and record in its local currency, Vietnam Dong (“VND”), Singapore Dollar (“SGD”), Indian Rupee (“INR”), Philippines Pesos (“PHP”), Malaysian Ringgit (“MYR), Thailand Baht (“THB”) and Indonesian Rupiah (“IDR”), respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$s, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the consolidated statements of changes in shareholder’s equity (deficit).

Schedule of Foreign currencies translation and transactions:

Translation of amounts from SGD into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end SGD$:US$ exchange rate	$0.7338	$0.7575
Year average SGD$:US$ exchange rate	$0.7484	$0.7445

Translation of amounts from VND into US$ has been made at the following exchange rates for the years December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end VND$:US$ exchange rate	$0.000039	$0.000041
Year average VND$:US$ exchange rate	$0.000040	$0.000042

Translation of amounts from INR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end INR$:US$ exchange rate	$0.0117	$0.0120
Year average INR$:US$ exchange rate	$0.0120	$0.0121

Translation of amounts from PHP into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end PHP:US$ exchange rate	$0.0172	$0.0180
Year average PHP:US$ exchange rate	$0.0174	$0.0180

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Translation of amounts from THB into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end THB:US$ exchange rate	$0.0291	$0.0290
Year average THB:US$ exchange rate	$0.0284	$0.0287

Translation of amounts from MYR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end MYR:US$ exchange rate	$0.2236	$0.2175
Year average MYR:US$ exchange rate	$0.2188	$0.2193

Translation of amounts from IDR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end IDR:US$ exchange rate	$0.000062	$0.000065
Year average IDR:US$ exchange rate	$0.000063	$0.000066

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Earning per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the years ended December 31, 2024 and 2023, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

Schedule of computation of diluted net loss per share:

	Years ended December 31,
	2024	2023
Net loss attributable to Society Pass Incorporated	$(10,227,278)	$(18,134,128)
Weighted average common shares outstanding – Basic and diluted	2,962,528	1,931,474
Net loss per share – Basic and diluted	$(3.45)	$(9.39)

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The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding, because such securities had an antidilutive impact:

Schedule of Common stock issued:

	Years ended December 31,
	2024	2023
Options to purchase common stock (a)	129,685	129,685
Warrants granted to underwriter	253,549	253,549
Warrants granted with Series C-1 Convertible Preferred Stock	71,200	71,200
Total of common stock equivalents	454,434	454,434

(a)	The Board of Directors have approved a 10-year stock option at an exercise price of $97.35 per share that will be exercisable at any time.

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of December 31, 2024 and 2023, the Company recorded the right of use asset of $751,672 and $1,407,956, respectively.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

●	Share-based compensation

The Company follows ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee and non-employee), at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. The Company uses a Black-Scholes option pricing model to estimate the fair value of employee stock options at the date of grant. As of December 31, 2024, those shares issued and stock options granted for service compensation, vest 180 days after the grant date, and therefore these amounts are thus recognized as expense during the years ended December 31, 2024, and 2023. Stock-based compensation is recorded in general and administrative expenses within the Consolidated Statements of Operations and Other Comprehensive Loss, with corresponding credits to common stock and accumulated paid-in capital.

●	Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its preferred and common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option pricing model to estimate the grant date fair value of the warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital (the accounting treatment for common stock issuance costs). All other warrants are recorded at the grant date fair value as an expense over the requisite service period, or at the date of issuance if the warrants vest immediately, with corresponding credits to additional paid-in capital.

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●	Related parties

The Company follows ASC 850-10, Related Party Disclosures (“ASC 850”) for the identification of related parties and the disclosure of related party transactions.

Pursuant to ASC 850, the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under ASC 825, Financial Instruments, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required by ASC 850. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450, Commitments, to account for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, which assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows if the current level of facts and circumstances changes in the future.

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

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Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements, but does not expect the impact to be material.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements as disclosed in “Segment Information”.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its consolidated financial statements which is expected to result in enhanced disclosures.

All other recently issued, but not yet effective, 2024 Accounting Standards Updates are not expected to have an effect on the Company.

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BUSINESS

We are, through the operation and acquisition of fintech and e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem in the Southeast Asian (“SEA”) countries of Singapore, Vietnam, Indonesia, Philippines and Thailand.

We currently market to both consumers and merchants in SEA while maintaining an administrative headquarters in Singapore. We continue to expand our e-commerce ecosystem throughout the rest of SEA by making selective acquisitions of leading e-commerce companies and applications and through strategic partnerships with technology providers in SEA. Beginning in 2026, we plan to expand these acquisitions to include AI data centers and telecom companies. Material acquisitions to date include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, we acquired New Retail Experience Incorporated (“NREI”) and Dream Space Company Limited (“Dream Space”) to operate food delivery companies, Pushkart in the Philippines and Handycart in Vietnam, respectively.

●	In May 2022, we acquired Gorilla Networks Pte Ltd and subsidiaries in May 2022 to operate a mobile telecommunications company in Singapore.

●	In July 2022, through our wholly-owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired a digital marketing company with significant operations in Thailand and the United States.

●	In July 2022, through our wholly-owned subsidiary, NREI, we acquired the assets of Mangan PH Food Delivery Services Corp., a corporation registered in Philippines, (the “Mangan Assets”).

●	In August 2022, we acquired majority control of Singapore-incorporated Nusatrip International Pte Ltd and 100% of the outstanding shares of Indonesia-incorporated PT Tunas Sukses Mandiri, together the “Nusatrip Group”, that give us ownership and operational control of the online and offline Nusatrip travel services marketing platform.

●	In January 2023, through our wholly owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia-based company operating digital marketing and event organizing.

●	In April 2023, through our 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam-based travel agency.

●	In July 2023, through our 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam-based travel agency.

We operate certain verticals in SEA: lifestyle, digital media, and travel as we try to create the next generation digital ecosystem platform.

Lifestyle

The Group operates an online lifestyle business in Vietnam to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Digital Media

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect. On December 29, 2025, the Company’s subsidiary, Thoughtful Media Group Incorporated (“TMGX”), announced the launch of TMG Social (TikTok: @TMGSocial), TMGX’s live commerce digital retail advertising platform in Thailand. As a leader in digital marketing across the region, TMGX provides specialized live selling services for brands looking to accelerate revenues with its distinct competitive advantage derived from its comprehensive +10,000 influencer and creator network. By leveraging the loyal support and engagement of each creator’s audience, TMGX seeks to foster a high value “creator economy” cycle that drives rapid, large-scale growth.

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As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands.

Travel

The Company acquired the Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The Nusatrip acquisition extended our business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, Nusatrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, Nusatrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. NusaTrip Incorporated, a subsidiary owned by SOPA, completed its initial public offering in August 2025 and currently lists on Nasdaq (Nasdaq: NUTR). Over the last two years, NusaTrip veered from the B2C channel and refocused on B2B, partnering with Agoda and other OTAs on flights and deepening relationships with airline carriers around SEA. This was done while redeveloping its software to enable it to be the low-cost provider with the biggest supply on SEA routes, which has led to growth over the course of 2025.

In January 2026, the Company transferred 333,017 shares of common stock of NusaTrip to Gorilla and 1,822,540 shares of NusaTrip to Sapience.

AI-Driven Data Centers and Telecoms Companies

The Company has commenced a new business and acquired and operated AI-driven software and network infrastructure businesses across Southeast Asia, Europe, and North America. The Company made investment in emerging AI data centre startup, as part of its efforts to access the computing ecosystem of the fast-growing regional AI data centre market. In partnership with AI data centre startup, the Company is addressing the needs of AI innovators by providing scalable, high-performance infrastructure engineered for ultra-low latency and high-throughput workloads. This approach positions the Company to deliver reliable, transparent GPU infrastructure that meets both enterprise and regulatory requirements in building the next-generation e-commerce ecosystem.

January 2026 Investments

In January 2026, we entered into a subscription agreement under which we and Ascendance Group Limited (“Ascendance”) agreed to purchase an aggregate of 7,031,765 shares of Gorilla Networks Pte Ltd, a telecommunication company based in Singapore, (“Gorilla”) at US$0.27 per share for total consideration of US$1,898,577 (consisting of US$400,000 in cash and 333,017 NusaTrip shares), with Gorilla issuing 4,570,647 shares to us and 2,461,118 shares to Ascendance.

In January 2026, we entered into a subscription agreement under which it and Ascendance agreed to purchase an aggregate of 10,234 shares of Sapience AI Incorporated, an AI data center based in Slovakia, (“Sapience”) at US$860.00 per share for total consideration of US$8,801,430 (consisting of US$600,000 in cash and 1,822,540 NusaTrip shares), with Sapience issuing 6,652 shares to us and 3,582 shares to Ascendance, the latter funded by the Company as consideration for advisory services previously provided by Ascendance.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. Our material operating subsidiaries include:

Nextgen Retail Incorporated (Formerly known as Leflair Incorporated), a Nevada corporation owned by the Company which was formed on December 1, 2021. Nextgen Retail Incorporated owns 100% of SOPA Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019. SOPA Technology Co Ltd operates the Leflair platform.

Nusatrip Incorporated, a Nevada corporation, owns 99% of Nusatrip International Pte Ltd, a Singapore subsidiary, with five wholly owned subsidiaries including Nusatrip Singapore Pte Ltd, a Singapore corporation, Nusatrip Malaysia Sdn Bhd, a Malaysia corporation, PT Tunas Sukses Mandiri, an Indonesia corporation, Mekong Leisure Travel Company Limited and Vietnam International Travel and Service Company Limited, a Vietnam corporations. These companies are engaged in online travel ticketing, reservation and hotel system services.

Thoughtful Media Group Incorporated, a Nevada corporation, which owns digital marketing companies with significant operations in Thailand and other countries in SEA. Thoughtful Media Group Incorporated operates through AdActive Media CA Inc., a California corporation, and Thoughtful (Thailand) Co. Ltd, a Thailand corporation owned 99.75% by the Company, Thoughtful Media Group Company Limited (Formerly known as Hottab Asset Company Limited), a Vietnam corporation, Thoughtful Media (Philippines) Incorporated (Formerly known as SOPA (Phil) Incorporated), a Philippines corporation, PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia corporation, Thoughtful Media (Singapore) Pte. Ltd. (Formerly known as Hottab Pte Ltd), a Singapore corporation and Thoughtful Media (Malaysia) Sdn Bhd, a Malaysia corporation.

New Retail Experience Incorporated, a wholly-owned subsidiary in the Philippines, which formerly operated Pushkart and another food delivery platform through Mangan PH Food Delivery Services Corp., a wholly-owned subsidiary in the Philippines.

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Our Growth Strategy

Acquiring other e-Commerce companies and applications in SEA

To complement our organic growth strategy, we will continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem throughout SEA with particular focuses on Vietnam, Philippines and Indonesia. Our anticipated investments and acquisitions of other e-commerce platforms and applications in different verticals are expected to expand our service offerings and attract new consumers and merchants.

Entering into Strategic Partnerships

Starting from 2022, the Company entered into agreements to expand its e-commerce business. Strategic partnerships are vital to the strategy and operations of Society Pass ecosystem as they enable our Platform to offer more value-added services to both our consumers and merchants. From our partnerships, we also enhance our offerings like reliable delivery services through our relationships with delivery service providers and vendor financing options through our partnerships with financial institutions.

Maximizing the value of consumer transactions

Growing our consumer base, converting registered consumers into active ones, increasing transaction frequency, and maximizing basket sizes are key growth drivers for our verticals. We are growing our base of registered consumers through a multi-pronged marketing approach across social media, emails, SMS, QR codes, tailored promotional campaigns and public relations engagement. We believe that by serving consumers in all aspects of their daily lives, we create more opportunities to cross-sell and thus maximize our consumer wallet share.

Expanding service offerings to merchants

Merchants are a critical component of our business, thus growing our registered merchant base and serving them with desirable technology and marketing solutions to improve sales, cut costs, and realize operational efficiencies. We onboard merchants through marketing outreach tools such as our websites, public relations, social media and focused sales efforts. In our marketing messages, we attract merchants to our ecosystem by offering them access to our growing consumer base as well as numerous opportunities to optimize their sales.

Expectation of Competition

We also compete with other e-commerce platforms, fashion retailers and restaurants for the attention of the consumer. Consumers have the choice of shopping with any online or offline retailers, large marketplaces or restaurant chains that may also have the ability to build their own independent online platforms. We are able to compete for consumers based on our ability to deliver a personalized e-commerce experience with easy-to-use mobile apps, well-integrated payments and a reliable platform.

Intellectual Property Matters

The Company technology and platform comprise of various copyrightable and/or patentable subject matter owned and/or licensed by the Company’s wholly-owned subsidiary, Society Technology LLC (“Society Technology”), a Nevada limited liability company. Our intellectual property assets additionally include trade secrets associated with the software platform. We successfully carried out development of our multilayer cloud-based software platform from reliance on third parties for payment deployment. As a result, we can monetize our software by making it available in Apple Store and Google Play and compatible with existing payment systems depending on the country’s regulatory requirements.

The Company is currently focusing on using its intellectual property in SEA.

With regard to exclusive and non-exclusive licenses, there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company’s platform. Additionally, if portions of our proprietary software are determined to be subject to an open-source license, or if we do not correctly comply with the terms of the open-source software licenses applicable to our open-source software and technology, it could result in costly litigation or lead to negative public relations.

Occasionally, the Company may be targeted with patent infringement lawsuits or copyright infringement lawsuits. These cases may be brought by non-practicing entities that sustain themselves by suing other companies. Currently, the Company is not aware of any patent or copyright infringement suits against it, or contemplated to be brought against it.

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Investment in AI-Driven Data Centers and Telecoms Companies

The Company has commenced a new business and acquired and operated AI-driven software and network infrastructure businesses across Southeast Asia, Europe, and North America. The Company made investment in emerging AI data centre startup, as part of its efforts to access the computing ecosystem of the fast-growing regional AI data centre market. In partnership with AI data centre startup, the Company is addressing the needs of AI innovators by providing scalable, high-performance infrastructure engineered for ultra-low latency and high-throughput workloads. This approach positions the Company to deliver reliable, transparent GPU infrastructure that meets both enterprise and regulatory requirements in building the next-generation e-commerce ecosystem.

Expectation of Competition

We operate a loyalty-focused e-commerce ecosystem operates in several verticals. Across these verticals, we compete with other online platforms for merchants, who can sell their products on other platforms or marketplaces.

We also compete with other e-commerce platforms, fashion retailers and restaurants for the attention of the consumer. Consumers have the choice of shopping with any online or offline retailers, large marketplaces or restaurant chains that may also have the ability to build their own independent online platforms. We are able to compete for consumers based on our ability to deliver a personalized e-commerce experience with easy-to-use mobile apps, well-integrated payments and a reliable platform.

Intellectual Property Matters

The Company technology and platform comprise of various copyrightable and/or patentable subject matter owned and/or licensed by the Company’s wholly-owned subsidiary, Society Technology LLC (“Society Technology”), a Nevada limited liability company. Our intellectual property assets additionally include trade secrets associated with the software platform. We successfully carried out development of our multilayer cloud-based software platform from reliance on third parties for payment and loyalty points deployment. As a result, we can monetize our software by making it available in Apple Store and Google Play and compatible with existing payment systems depending on the country’s regulatory requirements.

The Company is currently focusing on using its intellectual property in SEA.

With regard to exclusive and non-exclusive licenses, there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company’s platform. Additionally, if portions of our proprietary software are determined to be subject to an open-source license, or if we do not correctly comply with the terms of the open-source software licenses applicable to our open-source software and technology, it could result in costly litigation or lead to negative public relations.

Occasionally, the Company may be targeted with patent infringement lawsuits or copyright infringement lawsuits. These cases may be brought by non-practicing entities that sustain themselves by suing other companies. Currently, the Company is not aware of any patent or copyright infringement suits against it, or contemplated to be brought against it.

Trademarks

The Company is the owner of multiple registered and common law trademarks in connection with its technology and its services. The names and marks “Society Pass”, “SOPA”, “Leflair”, “#HOTTAB”, “Nusatrip” and other trademarks, trade names, and service marks of Society Pass in this prospectus are the property of Society Pass or its subsidiaries.

The Company arranges the registration of trademarks, trade names, and service marks in the name of Society Technology LLC, its wholly-owned subsidiary created for the purposes of managing all intellectual property matters of the Company. It is not the intent of this Prospectus to delineate each and every trademarkable matter of the Company owned through Society Technology. Without prejudice to the generality of foregoing, Society Technology is, inter alia, the owner of the registered trademarks “Society Pass”, “SOPA”, “Leflair” and “#HOTTAB” in connection with artificial intelligence software, electronic payment services, loyalty programs, SaaS platforms, and other subsets of the Company’s business. Society Pass has 12 trademarks currently registered with the United States Patents and Trademark Office (the “USPTO”) and has two applications with the USPTO pending. Further, Society Technology filed and registered numerous trademarks with the trademark offices of Vietnam, India, Singapore, the Philippines, Malaysia, Indonesia, and Thailand.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of the date of this prospectus:

Name	Age	Position
Raynauld Liang	51	Group Chief Executive Officer and Singapore Country General Manager
Tan Yee Siong	42	Group Chief Financial Officer
Vincent Puccio	56	Director
Travis Washko	48	Director
Michael Freed	55	Director
Mark Carrington	56	Director
Michael Dunn Jr.	48	Director

Raynauld Liang has been our CEO since October 2023 and is based in Singapore. Mr. Liang was the Chief Financial Officer of Society Pass Incorporated and Singapore Country General Manger between May 2019 and October 2023. As CFO, responsible for all corporate finance, accounting, control, legal and compliance activities. In his capacity as Singapore Country General Manager, Mr. Liang manages the Company’s Singapore P&L. Mr. Liang began his career as a Finance Manager at IBM Global Services/IBM Asia Pacific Software Group based in Singapore. Mr. Liang then worked at a Singapore mainboard listed company Hyflux Limited as a finance manager from 2005 to 2007. Mr. Liang worked at a China based Singapore listed company Sino Environment Technology Group Limited as Chief Financial Officer from 2007 to 2010. Mr. Liang later joined Primeforth Capital Limited a Singapore-based boutique corporate advisory firm as an investment director to work on startup companies and pre-IPO fund raising activities from 2010 to 2012. He later founded Connex Capital Limited in 2012, a corporate advisory firm with a focus on advising companies with IPOs in Singapore and Hong Kong. He headed the investment function of a family office, L K Ang Corporate Pte Ltd from 2014 to 2019. Mr. Liang earned a Bachelor of Commerce from The University of Queensland in Australia majoring in accounting.

Tan Yee Siong has been the Company’s Chief Financial Officer since October 2023 and the Company’s controller since November 2021, Mr. Tan engaged in financial operation management, mergers and acquisitions, financial planning and analysis, audit and regulatory compliance and legal functions for the company. Responsible for all SEC filing matters, Mr. Tan possesses more than 15 years of audit, internal control, tax , merger & acquisition and risk mitigation experience. Previously from 2014 to 2021, Mr. Tan was financial controller at ISOTeam Ltd, a construction engineering company and Finance manager at Hoe Leong Corporation Ltd, a shipping and heavy equipment supplier. Mr. Tan obtained a Bachelor of commerce, Tunku Adbul Rahman University in Malaysia and is also a Member of the Institute of Singapore Chartered Accountants as well as the Association of Chartered Certified Accountants in the United Kingdom.

Vincent Puccio is a Director of the Board of Directors of the Company since June 2024. Mr. Puccio has over 25 years’ experience in the luxury men’s apparel industry as a sales professional, buyer, store manager, and made-to-measure specialist, and general manager. Since March 2021, Mr. Puccio has been a supervising agent at American Income Life, where he leads a sales team and acts as a hiring manager. Prior to that, Mr. Puccio worked at Don Vincent Store for Men between 1999 and 2020, where he started as a store manager and was promoted as a general manager when he left. Mr. Puccio received his bachelor’s degree in English from the University of California, Irvine in 1993. Mr. Puccio will also act as the Company’s secretary.

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Travis Washko is a Director of the Board of Directors of the Company since June 2024. Mr. Washko brings over two decades of expertise in education management and financial services across Asia. Currently serving as the Head of School for Dehong Xian (part of the Education in Motion-EiM Group) in Xian, Shaanxi, China since 2022, Mr. Washko has a proven track record of leadership and innovation in the field. Prior to his role at Dehong Xian, Mr. Washko served as the Principal/Executive Vice-President of Living Word Shanghai High School (LWS) in Shanghai, China, where he demonstrated his commitment to academic excellence and student success. From 2018 to 2021, Mr. Washko held the position of Activities Director for both Beanstalk International Education Group, China (BIEG), and Nord Anglia Education (NAE), China International Schools, overseeing a wide range of extracurricular programs and initiatives. During his tenure from 2007 to 2018, he served as the Director of Athletics at both The British School of Beijing, Shunyi China, and Livingston American International School in Shanghai, fostering a culture of athleticism and sportsmanship among students. In his earlier career, from 2001 to 2006, Mr. Washko served as the Managing Director of TA & Associates Asia Limited & Equity International Asia Limited, a Shanghai-based financial services and corporate finance firm, where he honed his skills in financial management and strategic planning. Mr. Washko holds a Master of Education in Curriculum and Instruction/Master of Education in Educational Leadership from Dallas Baptist University, complemented by a Bachelor of Arts in Political Science from Dickinson College. His diverse educational background and extensive experience make him a dynamic and effective leader. Mr. Washko received his bachelor’s degree of arts in Political Science from Dickinson College in 2020 and master’s degree of education in Educational Leadership from Dallas Baptist University in 2013.

Michael Freed is a Director of the Board of Directors of the Company and chairs the Remuneration Committee since June 2024. Mr. Freed has over 34 years of entrepreneurial management and branding experience. Since 2016, he has acquired real estate investments in the states of Missouri and California. From 2008 to 2016, Mr. Freed served on the board of directors for Resource Distribution, a global skateboard master distributor (2008-2016). He specialized in brand/team management, along with research and development for many skateboard products. From 1996 to 2016, Mr. Freed created three skateboard brands: Riviera Skateboards, Divine Wheels, and Paris Trucks. Mr. Freed launched two retail locations for these three brands and then branched into production in 2008. Mr. Freed previously was the CEO of Bionic Records, a chain of record retail stores in Orange County, California for 20 years (1988-2008). In this capacity, he promoted and marketed music bands such as Sublime, Korn, No Doubt, Offspring, and Avenged Sevenfold to the California mass market. His experience ranges from property acquisitions, finance, and renovation management.

Mark Carrington is a Director of the Board of Directors of the Company and chairs the Audit Committee since June 2024. Mr. Carrington is an expert in the mortgage fintech industry, having held various leadership roles over the last 20 years. Currently Mr. Carrington owns a boutique Pilates studio called Studio C Pilates in California. In 2018, he left CoreLogic to become an entrepreneur in the health industry and consult for the mortgage fintech industry, where he started from February 2008. He graduated from the University of California, Irvine with a bachelor’s degree of arts in Economics and a bachelor’s degree of science in Statistics, and started his career in capital finance.

Michael Dunn Jr. is a Director of the Board of Directors of the Company and chairs the Nominating and Corporate Governance Committee since June 2024. Mr. Dunn has served as an executive director of R1 Planning Council for Northern Illinois since 2015. R1 functions as the Federal Metropolitan Planning Organization (MPO), Federal Economic Development District (EDD) and regional Landbank Development Authority for Northern Illinois. He currently serves on the State of Illinois High Speed Rail Commission as a gubernatorial appointment, the Illinois Tollway Stakeholder Advisory Council, the Executive Director’s council of the National Association of Regional Councils, as the Executive Director of the Winnebago County Rail Development Authority, a board member the Greater Rockford Economic Development Corporation, and as Vice Chairperson of the Discovery Center Children’s Museum. Mr. Dunn graduated with degrees from Loyola University Chicago in Finance and in Labor Management.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, as set forth below, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors, five of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Remuneration Committee, a Nominating and Corporate Governance Committee, and an Executive Committee.

Audit Committee

We have established an Audit Committee consisting of Mark Carrington, Vincent Puccio, and Travis Washko. Mark Carrington is the Chairman of the Audit Committee. In addition, our Board has determined that Mark Carrington is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Remuneration Committee

We have established a Remuneration Committee of the board of directors to consist of Michael Freed, Michael Dunn, and Vincent Puccio , each of whom is an independent director. Each member of our Remuneration Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Vincent Puccio is the chairman of the Remuneration Committee. The Remuneration Committee’s duties, which are specified in our Remuneration Committee Charter, include, but are not limited to:

●	reviewing, approving and determining, or recommending to our board of directors regarding, the compensation of our executive officers;

●	administering our equity compensation plans;

●	reviewing and approving, or recommending to our board of directors, regarding incentive compensation and equity compensation plans; and

●	establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate governance Committee consisting of Michael Dunn, Mark Carrington, and Michael Freed . Michael Dunn is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;

●	evaluating nominations by stockholders of candidates for election to our board of directors; and

●	corporate governance matters.

Executive Committee

We have established an Executive Committee consisting of Raynauld Liang and Tan Yee Siong. The Executive Committee’s duties, which are specified in our Executive Committee Charter, include, but are not limited to:

●	reviewing business strategies and plans for the quarter and year; and

●	identifying human resource talent for management team.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chairman, Chief Executive Officer, and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corp. Secretary. We do not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities.

Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

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Properties

As of December 31, 2025, the Company recorded the ROU asset of $997,994 and lease obligation of $997,462. We do not currently own any real estate.

COUNTRY	SUPPLIER	LEASE	DATE OF AGREEMENT	TERM
Singapore	80 Robinson (S) Pte. Ltd.	80 Robinson Road #17-01B Singapore 068898	April 4, 2025	3 years from August 16, 2025
Vietnam	Pls Investment Trading Company	5th floor, PLS Building, 366 Nguyen Trai, Ward 8, District 5, Ho Chi Minh	February 01, 2025	1 years from February 01, 2025
Vietnam	Service And Office Rental Enterprise	9th floor ,Ford Thang Long building, 105 Lang Ha, Dong Da, Hanoi	September 4, 2023	3 years from October 1, 2023
Thailand	Boutique Prakhanong 3 Ltd.	unit 301, 3rd floor, 7 Soi Sukhumvit 69, Sukhumvit Road, Prakhanong-Nua Sub district, Wattana District, Bangkok	June 12, 2025	3 years from October 8, 2025
Thailand	Boutique Prakhanong 3 Ltd.	unit 302, 3rd floor, 7 Soi Sukhumvit 69, Sukhumvit Road, Prakhanong-Nua Sub district, Wattana District, Bangkok	April 21, 2023	3 years from April 30, 2023
Indonesia	PT Alfindo Mercu Estate	AIA Central Lower Ground No.1, 28th Floor, Jl. Jend Sudirman Kav. 48A, Jakarta 12930	November 17, 2025	2 years from November 17, 2025
China	Beijing Sino-Ocean Real Estate Co., Ltd	Room 13#, Unit1601, Floor 16th, No. 210, Ciyunsi Beili, Chaoyang District, Beijing	September 2, 2025	2 years from December 16, 2025
Hong Kong, China	Headwise Investment Limited	Commercial Unit No. 02 on 8th Floor, Emperor Group Centre, No. 288 Hennessy Road, Hong Kong	August 10, 2025	18 months from August 10, 2025
Hong Kong, China	VCC Land Limited	Flat C, 18th Floor, 9 Yee Wo Street, Nos. 9-15 Yee Wo Street, Hong Kong	September 15, 2025	14 months from September 15, 2025

Involvement in Certain Legal Proceedings

None of our other directors, executive officers, significant employees or control persons have been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

The Company is currently litigating three cases pending in the Supreme Court for the State of New York, New York County.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company. Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

In one of those actions, brought by Rahul Narain, a former employee claims entitlement to compensation and a bonus totalling $566,000 and 130-195 shares of Company common stock, together with costs. For the 130 shares he contends were not delivered, he alleges damages of approximately $750,000. The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty. The former employee has responded to the Company’s counterclaims and discovery has been conducted. The discovery phase is now over. The Company filed a motion for partial summary judgment to dismiss Rahul Narain’s claims for damages associated with the 130-195 shares of the Company’s common stock. Rahul Narain has filed a motion for partial summary judgment on his claims for compensation and for damages he alleges associated with his contention that the Company did not deliver the shares of common stock under a warrant. In that motion he seeks the monetary value of that stock, which he contends is $749,190 plus interest, and also seeks partial summary judgment for his claim seeking $566,000 in compensation, specifically to the motion, he seeks $60,000. His motion also seeks to dismiss the Company’s counterclaims. Rahul Narain has also filed a motion in limine to preclude the Company’s expert witness as to damages for some of the Company’s counterclaims. The Court denied the Company’s motion for summary judgment and granted Mr. Narain’s motion for summary judgment on his claims on the warrant and for a portion of his salary, giving him a recovery of $749,190 plus interest as of September 4, 2019 and for his salary of $10,000 per month for the months of September, October, and November of 2023 plus interest, and denied the remainder of his motion, including those portions seeking to dismiss the Company’s counterclaims and to preclude the Company’s expert witness. The Company has filed a Notice of Appeal of this decision and has also filed a motion to reargue the decision. Following the grant of partial summary judgment, a judgment was entered in the office of the Clerk of the Supreme Court in the amount of $1,082,078.91. Subsequently, Mr. Narain served a restraining notice on the Company and has made a motion to appoint a receiver to sell Thoughtful Media Group Inc. and NusaTrip Inc. and disburse proceeds to Mr. Narain sufficient to satisfy the judgment, granting the receiver the right to retain counsel and bankers and to pay them from the proceeds of such sale, or in the alternative, directing the Company to pay Mr. Narain from the sale of any of its assets to satisfy the judgment and enjoining the company from diverting those funds to anyone else until the judgment is satisfied. The Company bonded the judgment and therefore the Court denied the motion without prejudice. In that same Order, the Court denied the Company’s motion to reargue Mr. Narain’s motion for partial summary judgment. Finally, the parties recently attempted to mediate their claims before the Appellate Division, First Department, however such efforts did not result in a settlement. The Company intends to continue to defend Mr. Narain’s claims vigorously.

In the other employment action, brought by Thomas O’Connor, a former employee, and CVO Advisors Pte. Ltd., involves claims of entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs. This former employee also made claims based on a failure to deliver between 1,721 and 2,536 shares of the Company’s common stock. For the 1,721 shares of stock which he contends were not delivered, he alleges damages of $9,918,000. In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock. The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud. The former employee has responded to the Company’s counterclaims and this action is still in the discovery phase of litigation. Thomas O’Connor has filed a motion to strike the Company’s answer and counterclaims or in the alternative precluding Society Pass from offering evidence or for a Conditional Order for production. Thomas O’Connor has also filed a motion for partial summary judgment on his cause of action regarding the 1,721 shares of stock that were allegedly not delivered and is seeking the cash value of those shares. The Court granted that motion in part, deciding that Mr. O’Connor validly exercised 1,148 shares under the subject warrant. The Court denied that portion of the motion as it relates to the value of those shares. Mr. O’Connor has not retained an expert to testify as to their value. The Company has retained an expert who has determined the value of the shares to be significantly less than alleged and issued a report of his opinions. CVO has filed a motion for summary judgment on its claim for the $8,000,000 worth of Series A Preferred Stock, seeking the alleged cash value of those shares. The Company has opposed that motion, and the motion was denied. In addition, the Company has appealed the grant of the motion on liability and Mr. O’Connor has appealed the denial of the motion on the damages portion. The Company filed a Notice of Appeal with respect to same. In addition, Mr. O’Connor had filed a motion to restrain and enjoin the company from transferring or otherwise disposing any of its assets, including but not limited to extraordinary cash or equity/option payouts to its directors and officers and from transferring or otherwise disposing any of its operating assets, including but not limited to Thoughtful Media Group Inc., NusaTrip Inc., and any other of the Company’s majority owned corporate subsidiaries. The motion was denied, but granted in part to the extent that the Company must promptly inform Mr. O’Connor of any agreement(s) to sell its subsidiaries. The Court also scheduled a valuation hearing for the shares granted in Mr. O’Connor’s motion for summary judgment which will take place on May 29 and 30 of 2024. Mr. O’Connor has made a motion in limine to preclude the Company’s expert from testifying at such valuation hearing, which has been denied.

The third case was brought by the Company against former employees Mr. Narain and Mr. O’Connor, in addition to two companies they started, operating under the name Growth Hero. The Company commenced this action on May 18, 2023. The Company alleges, inter alia, that Narain, O’Connor, and Growth Hero misappropriated the Company’s intellectual property and alleges other related torts pertaining to the business conducted by Growth Hero. The Company brought claims sounding in breach of contract, breach of the implied covenant of good faith and fair dealing, misappropriation of trade secrets, unfair competition, breach of fiduciary duties, violation of the Stored Communication Act, and for a permanent injunction. The Company seeks damages in an amount to be determined at trial. The Company has filed a motion to extend the time to service of process on Mr. O’Connor and the corporate entities and for leave to serve them via email, and has also initiated a Hague Convention application for international service upon them. The motion was granted to the extent that the Company’s time to serve Mr. O’Connor has been extended, without prejudice to renew. Rahul Narain has been served with process and has made a motion to dismiss the claims against him. The Company has submitted an opposition to this motion. The motion was granted due to the Court’s opinion that the claims set forth against Mr. Narain in this case were the same as the counterclaims asserted against Mr. Narain in his lawsuit against the Company.

The Company disputes each claim in the above referenced matters and intends to defend the pending actions noted above. The ultimate outcome of any damages that may become payable if its defence is unsuccessful in whole or in part is not probable nor estimable at this time. While the Company feels confident in its defence of these pending matters, there can be no assurance that it will prevail and that any damages that may be awarded will not be material to the results of operations or financial condition of the Company.

Yeah1 litigation payables of $818,353 for the period ended September 30, 2025 arose from a final award (the “Final Award”) issued by an arbitration tribunal against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,532 for legal fees and costs to the respondents of an arbitration (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company, even though no judgment enforcement or collection procedure has been initiated in California or in Thailand.

The Company does not believe any of the foregoing actions will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

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COMPENSATION

Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2025 and 2024 to our Chief Officer. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Fiscal Year Ended	Salary/ Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Raynauld Liang,	12/31/2025	$900,000	1,192,754	$—	$2,092,754
Chief Executive Officer	12/31/2024	$750,000	—	$—	$750,000
Tan Yee Siong,	12/31/2025	$225,500	$96,666	$—	$321,666
Chief Financial Officer	12/31/2024	$187,500	$—	$—	$187,500
Rokas Sidlauskas,	12/31/2025	$38,000	$20,000	$—	$58,000
Chief Marketing Officer	12/31/2024	$114,000	$60,000	$—	$174,000
Patrick Soetanto,	12/31/2025	$85,000	$75,000	$—	$160,000
Chief Operating Officer	12/31/2024	$102,000	$86,000	$—	$188,000
Howie Ng Kar How,	12/31/2025	$52,747	$9,000	$—	$61,747
Chief Technology Officer	12/31/2024	$107,763	$18,000	$—	$125,763

None of our other executives earned compensation in excess of $100,000 in fiscal years ended December 31, 2025 or 2024 and therefore pursuant to Instruction 1 to Item 402(m)(2) of Regulation S-K, only the compensation for above are provided.

Employment Agreements.

On April 1, 2017 the Company entered into an at-will employment agreement with Dennis Nguyen, its former Chairman and former Chief Executive Officer. The employment agreement provided for a monthly salary of $40,000; provided that until the Company had adequate reserves to pay Mr. Nguyen’s salary, he may convert any unpaid salary into common stock of the Company at a share price equal to $250 per share. Mr. Nguyen was also entitled to an annual cash bonus of $250,000; provided that until the Company had adequate reserves to pay Mr. Nguyen’s annual bonus, he may convert any unpaid bonus into common stock of the Company as described above. Mr. Nguyen was also entitled to participate in all of the other benefits of the Company which are generally available to office employees and other employees of the Company. Mr. Nguyen was not entitled to any severance pay. Mr. Nguyen resigned from his position as Chief Executive Officer on October 5, 2023, and all the positions that he held in the Company and each subsidiary of the Company, effective immediately. Mr. Nguyen’s resignation did not result from any disagreement with the Company. Mr. Nguyen entered into a Transition, Release and Consulting Agreement with the Company that will require Mr. Nguyen to provide consulting services through December 31, 2025.

On September 1, 2021 the Company entered into a 5-year employment agreement with Raynauld Liang, its former Chief Financial Officer and Singapore Country General Manager. The employment agreement provided Mr. Liang with compensation of (i) an annual base salary of $240,000; (ii) an annual discretionary incentive cash bonus with a minimum target of 25% of base salary; (iii) 814,950 shares of the Company’s common stock (taking into account the Company’s reverse stock split), of which 651,960 shares are subject to vesting over a two-year period; and (iv) all other executive benefits sponsored by the Company. If a change of control of the Company occurred and if at the time of such change of control the Company’s common stock is trading at a price that is double the initial public offering price, then Mr. Liang would be entitled to a cash bonus equal to three (3) times his base salary. If Mr. Liang was terminated other than for cause or resigns for good reason, he would be entitled to receive continued base salary until the earlier of (x) the anniversary date of such termination and (y) the end of the 5-year term of the employment agreement; provided, however, if the termination is after September 1, 2022, then the period set forth in clause (x) shall be 18 months from the date of the employment agreement. Mr. Liang may terminate the employment agreement at any time other than for good reason with 30 days’ notice to the Company. On October 5, 2023, the Company entered into another 5-year employment agreement with Mr. Liang in connection with Mr. Liang’s appointment as Chief Executive Officer. Under the employment agreement for his position as Chief Executive Officer, Mr. Liang will be entitled to an annual base salary of $600,000 and will be eligible to participate in the Company bonus plan. Mr. Liang will receive 250,000 incentive stock options as equity award.

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On October 5, 2023, the Company entered into a 5-year employment agreement with Mr. Tan Yee Siong, its Chief Financial Officer. Under the employment agreement, Mr. Tan will be entitled to an annual base salary of $150,000 and will be eligible to participate in the Company bonus plan. Mr. Tan will receive 50,000 incentive stock options as equity award.

Outstanding Equity Awards at December 31, 2025

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2025.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Dennis Nguyen	129,685	—	$97.35	Dec, 2031	129,685	$116,717

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 129,685 shares of our common stock at an exercise price of $97.35 as payment for accrued and unpaid bonuses.

Director Compensation Table

The following table provides information concerning compensation paid to our directors during fiscal year ended December 31, 2025:

Name	Fee Earned / Paid in Cash ($)	Stock Awards ($)	Options ($)	Others ($)	Total ($)
Travis Washko	37,500	37,500	—	—	75,000
Vincent Puccio	37,500	37,500	—	—	75,000
Mark Carrington	37,500	37,500	—	—	75,000
Michael Freed	37,500	37,500	—	—	75,000
Michael Dunn	37,500	37,500	—	—	75,000
Loic Gautier	56,250	—	—	—	56,250

Recovery of Erroneously Awarded Compensation

The Company has adopted a clawback policy in connection with recovery of erroneously awarded compensation.

Changes in Registrant’s Certifying Accountant.

On January 6, 2026, the board of directors of the Company (i) approved the dismissal of Onestop Assurance PAC (“Onestop”) as the Company’s independent registered public accounting firm and (ii) appointed AOGB CPA Limited (“AOGB”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

The audit reports of Onestop on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 6, 2026, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933 with Onestop on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Onestop, would have caused Onestop to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 06, 2026, neither the Company nor anyone on the Company’s behalf consulted with AOGB with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by AOGB to the Company that AOGB concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event.”

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in Director Compensation Table, there have been no transactions since January 1, 2024, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

The Company paid to a former director total professional fees of $0 and $500,000  during the years ended December 31, 2025 and 2024, respectively.

The Company’s subsidiary paid its officer total professional fees of $7,148 and $8,148  during the years ended December 31, 2025 and 2024, respectively.

The Company paid and accrued to its shareholders total professional fees of $0 and $500,000 during the years ended December 31, 2025 and 2024, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated audited financial statements, the Company has no other significant or material related party transactions during the years presented.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the executive officers and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 4, 2026 are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of common stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 7,605,525 shares of common stock outstanding as of the date of this prospectus.

	Number of Shares Beneficially Owned		Beneficial Ownership Percentages
Name and Address of Beneficial Owner (1)	Common Stock	Series X Super Voting Preferred Stock (2)	Percent of Common Stock	Percent of Series X Super Voting Preferred Stock	Percent of Voting Stock (3)
Named Executive Officers and Directors
Raynauld Liang, Chief Executive Officer	265,535	200	3.49%	4.69%	5.32%
Tan Yee Siong, Chief Financial Officer	4,790	—	*	—	*
Travis Washko, Director	8,373	—	*	—	*
Mark Carrington, Director	8,600	—	*	—	*
Vincent Puccio, Director	5,940	—	*	—	*
Michael Dunn, Director	7,467	—	*	—	*
Michael Freed, Director	11,560	—	*	—	*

Executive Officers and Directors as a Group (total of 7 persons)	312,265	200	4.11%	4.69%	5.43%

5% Stockholders
Blue Jay Capital Limited	30,015	—	*	—	*
Gopher Limited	50,580	—	*	—	*
Maroon Capital Limited	72,888	—	*	—	*
Dennis Nguyen	N/A	3,300	N/A	77.45%	77.81%

* to represent less than 1%

(1)	The principal address of the named officers, directors and 5% stockholders of the Company is c/o Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, NV 89701.

(2)	Entitles the holder to 10,000 votes per share and votes with the common as a single class.

(3)	Represents total ownership percentage with respect to all shares of common stock and Series A Super Voting Preferred Stock, as a single class.

(4)	Includes (i) 72,888 shares which are held in the name of Maroon Capital Limited of which Mr. Nguyen has a controlling interest; (ii) 50,580 shares in the name of Gopher Limited of which Mr. Nguyen has a controlling interest; (iii) 30,015 shares in the name of Blue Jay Capital Limited of which Mr. Nguyen has a controlling interest and 129,685 shares underlying a 10-year option that has an exercise price of $97.35 that is held by Mr. Nguyen.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 4,385,964 shares of our common stock, based on the assumed public offering price of $2.28 per share, the last reported price of our common stock on the Nasdaq on January 29, 2026. In addition, we are also offering pre-funded warrants in lieu of shares of common stock to those investors whose purchase of shares of our common stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock following the consummation of this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. We are also offering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 55,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series.

Common Stock

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form. Each pre-funded warrant offered hereby will have an exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time after issuance until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The pre-funded warrants will be issued in certificated form only.

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Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise. If, at the time a holder exercises its pre-funded warrant, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq under the symbol “SOPA”.

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 55,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series.

Common Stock

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock Generally

As of February 8, 2022, 3,500 shares of our preferred stock have been designated Series X Super Voting Preferred Stock, all of which are outstanding.

Super Voting Preferred Stock

We have issued 3,300 shares of our Super Voting Preferred Stock to Dennis Nguyen, our founder and Chief Executive Officer and 200 shares of Super Voting Preferred Stock to Raynauld Liang, our Chief Financial Officer. The following is a summary of the material terms of our Super Voting Preferred Stock.

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

No Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

No Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

No Conversion Rights. The shares of our Super Voting Preferred Stock are not convertible into shares of our Common Stock.

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No Redemption Rights. The Super Voting Preferred Stock is not subject to redemption right.

Equity Incentive Plan.

On September 23, 2021, we adopted the Society Pass Incorporated 2021 Equity Incentive Plan (the “2021 Plan”), which was approved by both our board and our stockholders. Under the 2021 Plan, the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Awards of up to 3,133,760 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board at the date of grant. No grants have been made under the Plan.

On November 7, 2025, and January 2, 2026, our board and Majority Stockholders approved and ratified the 2026 Equity Incentive Plan (the “2026 Plan”), respectively, covering a minimum of 1,500,000 shares of common stock. The purpose of the 2026 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations。

Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOPA”.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated September 18, 2025 (as amended, the “Engagement Agreement”), we have engaged Rodman & Renshaw LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The Engagement Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of common stock (or pre-funded warrants) being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one (1) year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for ninety (90) days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	customary covenants regarding matters such as no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for ninety (90) days from the closing of the offering, subject to certain exceptions, and an agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions.

We expect to deliver the securities being offered pursuant to this prospectus on or about ,         2026. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering. We will also pay the placement agent up to $100,000 for its legal fees and out of pocket expenses and its clearing expense in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $120,000.

Tail

In the event that any investors that were contacted by the placement agent or were introduced to the Company by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or capital-raising transaction within eight (8) months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds from such investors. The placement agent will only be entitled to such fee to the extent that the parties are directly introduced to us by the placement agent, in accordance with FINRA Rule 2010.

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Right of First Refusal

If, during the four (4) month period following consummation of each offering of our securities during the term of the Engagement Agreement, we or any of our subsidiaries decides to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the placement agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the placement agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of the Engagement Agreement, including indemnification, which are appropriate to such a transaction.

Lock-Up Agreements

Our officers and directors, representing beneficial ownership of 4.11% of our outstanding shares of common stock, as well as our 10% or greater shareholders, have agreed with us to be subject to a lock-up period of ninety (90) days following the date of the securities purchase agreement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for ninety (90) days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The purchasers entering the securities purchase agreement may waive the terms of any of these lock-up agreements.

In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one (1) year following the closing date of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent and its affiliates has provided, or may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has or may receive customary fees and commissions. The placement agent acted as our exclusive placement agent in connection with the December 2025 best efforts public offering. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

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YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be, and the following discussion assumes is, treated as a share of common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes. References in this discussion to our common stock shall include the pre-funded warrants.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero.

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

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Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%. Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

85

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (commonly referred to as FATCA) generally impose a 30% U.S. federal withholding tax on dividends on our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), if such entity fails to comply with certain disclosure and reporting rules that, in general, require that (i) in the case of a foreign financial institution, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity.

If withholding is required under FATCA on a payment of dividends on our common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

86

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fennemore Craig, P.C Certain other legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Loeb & Loeb LLP. Certain legal matters will be passed upon for the placement agent by Haynes and Boone, LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023, and for each of the years then ended, appearing in this prospectus have been audited by Onestop Assurance PAC, independent registered public accounting firm, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus is part of that registration statement and does not contain all the information included in the registration statement.

We file periodic reports and current reports under the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to below.

For further information with respect to our common stock and us, you should refer to the registration statement and its exhibits. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the website that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission.

87

F-1

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(Currency expressed in United States Dollars (“US$”))

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$6,552,702	$7,630,079
Restricted cash	50,000	53,900
Accounts receivable, net	1,337,498	1,111,161
Inventories	82,131	157,734
Contract assets	79,826	333,188
Deposits, prepayments and other receivables	18,532,837	5,189,850
Total current assets	26,634,994	14,475,912

Non-current assets:
Intangible assets, net	5,025,703	5,504,047
Goodwill	81,849	81,849
Plant and equipment, net	342,689	407,871
Right of use assets, net	838,050	751,672
Deferred tax assets	11,090	58,350
Total non-current assets	6,299,381	6,803,789

TOTAL ASSETS	$32,934,375	$21,279,701

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payables	$3,403,161	$2,997,994
Contract liabilities	750,528	1,426,901
Accrued liabilities and other payables	14,406,756	18,323,527
Due to related parties	10,230	8,568
Operating lease liabilities	264,849	360,621
Loan	123,850	113,041
Total current liabilities	18,959,374	23,230,652

Non-current liabilities
Operating lease liabilities	574,505	392,754
Deferred tax liabilities	69,000	69,000
Total non-current liabilities	643,505	461,754

TOTAL LIABILITIES	19,602,879	23,692,406

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,766,500 and 4,766,500 shares undesignated as of September 30, 2025 and December 31, 2024, respectively
Series A shares: 10,000 shares designated; 0 and 0 Series A shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Series B shares: 10,000 shares designated; 0 and 0 Series B shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Series B-1 shares: 15,000 shares designated; 0 and 0 Series B-1 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Series C shares: 15,000 shares designated; 0 and 0 Series C shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, net of issuance cost	—	—
Series C-1 shares: 30,000 shares designated; 0 and 0 Series C-1 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, net of issuance cost	—	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Series X Super Voting Preferred Stock, $0.0001 par value, 153,500 shares designated; 153,500 and 153,500 Series X shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	15	15
Common shares; $0.0001 par value, 50,000,000 shares authorized; 6,105,525 and 3,718,030 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	610	372
Subscription receivable	(381,111)	(233,000)
Additional paid-in capital	130,882,463	108,037,513
Less: Preferred stock held in treasury, at cost; 150,000 and 150,000 shares at September 30, 2025 and December 31, 2024, respectively	(15)	(15)
Less: Common shares held in treasury, at cost; 0 and 51,902 shares September 30, 2025 and December 31, 2024, respectively	—	(54,928)
Accumulated other comprehensive income	16,645	272,917
Accumulated deficit	(116,607,896)	(110,161,683)
Total equity (deficit) attributable to Society Pass Incorporated	13,910,711	(2,138,809)
Non-controlling interest	(579,215)	(273,896)
TOTAL EQUITY (DEFICIT)	13,331,496	(2,412,705)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$32,934,375	$21,279,701

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue, net
Sales – online ordering	$10,212	4,931	$17,591	$29,360
Sales – digital marketing	801,422	1,461,480	4,049,548	4,542,073
Sales – online ticketing and reservation	568,673	208,873	1,287,769	650,480
Sales – data	75	106	472	4,849
Software sales	—	504	—	6,721
Total revenue	1,380,382	1,675,894	5,355,380	5,233,483

Cost of sales:
Cost of online ordering	(14,788)	(6,650)	(23,826)	(33,281)
Cost of digital marketing	(478,222)	(1,298,566)	(2,564,632)	(3,802,729)
Cost of data	(32)	2,995	(897)	(47,065)
Software sales	—	(8,027)	—	(27,808)
Total cost of revenue	(493,042)	(1,310,248)	(2,589,355)	(3,910,883)

Gross income	887,340	365,646	2,766,025	1,322,600

Operating expenses:
Sales and marketing expenses	(123,869)	(40,263)	(229,474)	(311,096)
Software development costs	(13,083)	(13,635)	(39,512)	(40,972)
General and administrative expenses	(5,995,012)	(1,486,362)	(9,760,202)	(7,192,001)

Total operating expenses	(6,131,964)	(1,540,260)	(10,029,188)	(7,544,069)

Loss from operations	(5,244,624)	(1,174,614)	(7,263,163)	(6,221,469)

Other (expense) income:
(Loss) gain on disposal of plant and equipment	(231)	—	(5)	206
Loss on early lease termination	(69)	—	(69)	—
Impairment loss of intangible assets	—	(135,000)	—	(135,000)
Interest income	1,415	3,985	4,592	10,114
Interest expense	(833)	(40,466)	(1,216)	(40,924)
Loss on disposal of subsidiaries	(8,157)	—	(8,157)	—
Waiver of loan payable	17	382	8,509	43,792
Write-off of plant and equipment	—	(60)	—	(8,480)
Write-off of intangible asset	(209,172)	—	(209,172)	—
Other income	247,468	17,003	962,536	245,007
Total other income (expense), net	30,438	(154,156)	757,018	114,715

Loss before income taxes	(5,214,186)	(1,328,770)	(6,506,145)	(6,106,754)

Income taxes	(66,573)	(51,808)	(67,878)	(56,802)

NET LOSS	(5,280,759)	(1,380,578)	(6,574,023)	(6,163,556)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(161,770)	(2,693)	(92,954)	(7,403)

NET LOSS ATTRIBUTABLE TO SOCIETY PASS INCORPORATED	$(5,118,989)	$(1,377,885)	$(6,481,069)	$(6,156,153)

Other comprehensive loss:
Net loss	(5,280,759)	(1,380,578)	(6,574,023)	(6,163,556)
Foreign currency translation adjustment	177,743	(1,034,016)	(469,355)	(511,808)

COMPREHENSIVE LOSS	$(5,103,016)	$(2,414,594)	$(7,043,378)	$(6,675,364)

Net loss attributable to non-controlling interest	(161,770)	(2,693)	(92,954)	(7,403)
Foreign currency translation adjustment attributable to non-controlling interest	(219,351)	(34,962)	(213,083)	(24,598)
Comprehensive loss attributable to Society Pass Incorporated	$(4,721,895)	$(2,376,939)	$(6,737,341)	$(6,643,363)

Net loss per share attributable to Society Pass Incorporated:
– Basic	$(0.84)	$(0.48)	$(1.06)	$(2.25)
– Diluted	$(0.89)	$(0.48)	$(1.30)	$(2.25)

Weighted average common shares outstanding
– Basic	6,105,525	2,882,349	6,105,525	2,733,145
– Diluted	5,737,829	2,882,349	4,989,505	2,733,145

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

	Three and Nine months ended September 30, 2025
	Preferred Stock		Common Stock		Treasury Stock				Accumulated
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Subscription receivable	Additional Paid in Capital	other comprehensive income	Accumulated deficits	Non- controlling interest	Total Stockholders’ Equity
Balances at January 1, 2025	153,500	$15	3,718,030	$372	201,902	$(54,943)	$(233,000)	$108,037,513	$272,917	$(110,161,683)	$(273,896)	$(2,412,705)
Shares issued for At-The-Market (ATM) equity offering program	—	—	1,250,000	125	—	—	(403,338)	2,282,969	—	—	—	1,879,756
Convertible notes	—	—	—	—	—	—	—	1,599,895	—	—	107	1,600,002
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(162,724)	—	63,813	(98,911)
Net loss for the period	—	—	—	—	—	—	—	—	—	(1,841,088)	(4,560)	(1,845,648)

Balances at March 31, 2025	153,500	$15	4,968,030	$497	201,902	$(54,943)	$(636,338)	$111,920,377	$110,193	$(112,002,771)	$(214,536)	$(877,506)

Convertible notes	—	—	—	—	—	—	—	2,699,820	—	—	180	2,700,000
Shares issued for accrued salaries	—	—	43,031	4	—	—	—	64,496	—	—	—	64,500
Shares issued for private placement	—	—	300,000	30	—	—	—	299,970	—	—	—	300,000
Settlement of subscription receivable	—	—	—	—	(51,902)	54,928	255,227	(286,298)	—	34,856	—	58,713
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(490,642)	—	(57,545)	(548,187)
Net income for the period	—	—	—	—	—	—	—	—	—	479,008	73,376	552,384

Balances at June 30, 2025	153,500	$15	5,311,061	$531	150,000	$(15)	$(381,111)	$114,698,365	$(380,449)	$(111,488,907)	$(198,525)	$2,249,904

Foreign currency translation adjustment	—	—	—	—	—	—	—	—	397,094	—	(219,351)	177,743
Shares issued for accrued salaries	—	—	794,464	79	—	—	—	980,210	—	—	—	980,289
Sale of units in initial public offering, net of offering costs	—	—	—	—	—	—	—	15,203,888	—	—	431	15,204,319
Net loss for the period	—	—	—	—	—	—	—	—	—	(5,118,989)	(161,770)	(5,280,759)

Balances at September 30, 2025	153,500	$15	6,105,525	$610	150,000	$(15)	$(381,111)	$130,882,463	$16,645	$(116,607,896)	$(579,215)	$13,331,496

	Three and Nine Months ended September 30, 2024
	Preferred Stock		Common Stock		Treasury Stock				Accumulated
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Subscription receivable	Additional Paid in Capital	other comprehensive income	Accumulated deficits	Non- controlling interest	Total Stockholders’ Equity
Balances at January 1, 2024	3,500	$—	2,217,491	$222	74,107	$(785,525)	$—	$105,606,538	$(242,129)	$(99,272,691)	$(277,253)	$5,029,162
Shares issued for services	—	—	133,333	13	—	—	—	329,987	—	—	—	330,000
Share issued for treasury stock	—	—	166,667	17	—	—	—	487,223	—	—	—	487,240
Shares repurchase during the period	—	—	—	—	166,667	(487,240)	—	—	—	—	—	(487,240)
Sale of treasury stock	—	—	—	—	(176,335)	1,085,983	—	—	—	(609,022)	—	476,961
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	244,054	—	5,329	249,383
Net loss for the period	—	—	—	—	—	—	—	—	—	(2,839,925)	701	(2,839,224)

Balances at March 31, 2024	3,500	$—	2,517,491	$252	64,439	$(186,782)	$—	$106,423,748	$1,925	$(102,721,638)	$(271,223)	$3,246,282

Shares issued for salaries	—	—	57,761	6	—	—		128,694	—	—	—	128,700
Shares issued for private placements	—	—	300,000	30	—	—	(283,000)	482,970	—	—	—	200,000
Shares issued for subsidiary acquisition	—	—	24,631	2	—	—	—	75,000	—	—	—	75,002
Fractional shares	—	—	70,813	7	—	—	—	(7)	—	—	—	—
Sale of treasury stock	—	—	—	—	(64,439)	186,782	—	—	—	(50,884)	—	135,898
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	267,790	—	5,035	272,825
Net loss for the period	—	—	—	—	—	—	—	—	—	(1,938,343)	(5,411)	(1,943,754)

Balances at June 30, 2024	3,500	$—	2,970,696	$297	—	$—	$(283,000)	$107,110,405	$269,715	$(104,710,865)	$(271,599)	$2,114,953
Shares issued for directors’ fee	—	—	77,588	8	—	—	—	183,325	—	—	—	183,333
Share issued for treasury stock	—	—	530,000	53	—	—	—	581,097	—	—	—	581,150
Shares issued for salaries	—	—	67,405	7	—	—	—	95,193	—	—	—	95,200
Shares issued for cost of issuance	150,000	15	—	—	—	—	—	—	—	—	—	15
Shares repurchase during the period	—	—	—	—	530,000	(581,150)	—	—	—	—	—	(581,150)
Sale of treasury stock	—	—	—	—	(478,098)	526,222	—	—	—	(1,808)	—	524,414
Received from private funding	—	—	—	—	—	—	50,000	—	—	—	—	50,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(999,054)	—	(34,962)	(1,034,016)
Net loss for the period	—	—	—	—	—	—	—	—	—	(1,377,885)	(2,693)	(1,380,578)

Balances at September 30, 2024	153,500	$15	3,645,689	$365	51,902	$(54,928)	$(233,000)	$107,970,020	$(729,339)	$(106,090,558)	$(309,254)	$553,321

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”)

	Nine months ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(6,574,023)	$(6,163,556)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debts	—	35,699
Depreciation and amortization	434,595	493,306
Loss (gain) on disposal of plant and equipment	5	(206)
Impairment loss of intangible assets	—	135,000
Loss on disposal of subsidiaries	8,157	—
Write-off of plant and equipment	—	8,480
Write-off of intangible asset	209,172	—
Waiver of loan payable	(8,509)	(43,792)
Stock based compensation for services	1,044,789	737,248
Deferred tax assets	47,260	85,742
Change in operating assets and liabilities:
Accounts receivable	(208,491)	654,686
Inventories	78,136	174,551
Deposits, prepayments and other receivables	(13,267,792)	(1,407,828)
Contract assets	258,713	(338,219)
Contract liabilities	(699,290)	(49,535)
Accounts payables	357,017	1,106,556
Accrued liabilities and other payables	(4,202,549)	3,401,850
Advances to related parties	1,662	(7,512)
Right of use assets	356,463	365,352
Operating lease liabilities	(356,862)	(365,970)
Net cash used in operating activities	(22,521,547)	(1,178,148)

Cash flows from investing activities:
Purchase of plant and equipment	(3,963)	(9,826)
Net cash used in investing activity	(3,963)	(9,826)

Cash flows from financing activities:
Proceeds from private placement	300,000	250,000
Proceeds from share issuance for ATM	1,938,469	—
Proceeds from issuance of convertible notes	4,300,002	—
Proceeds from loan	—	405,564
Repayment of loan	(91,905)	(5,894)
Proceeds from public offering, net of offering costs	15,204,319	—
Proceeds from the sale of treasury stock	—	1,137,273
Net cash provided by financing activities	21,650,885	1,786,943
Effect on exchange rate change on cash and cash equivalents	(206,652)	(48,480)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,081,277)	550,489
CASH AND CASH EQUIVALENT AT BEGINNING OF PERIOD	7,683,979	3,723,982

CASH AND CASH EQUIVALENT AT END OF PERIOD	$6,602,702	$4,274,471

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,153	$41,511
Cash paid for income tax	$—	$23,647

Non-cash investing and financing activities:
Right of use assets obtained in exchange for new operating lease liabilities	$833,910	$—

Reconciliation to amounts on condensed unaudited consolidated balance sheets:
Cash and cash equivalents	$6,552,702	$4,220,371
Restricted cash	50,000	54,100

Total cash, cash equivalents and restricted cash	$6,602,702	$4,274,471

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

SOCIETY PASS INCORPORATED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE－1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Society Pass Incorporated (the “Company”) was incorporated in the State of Nevada on June 22, 2018, under the name of Food Society Inc. On October 3, 2018, the Company changed its company name to Society Pass Incorporated. The Company, through its subsidiaries, mainly sells and distributes the hardware and software for a Point of Sales (POS) application in Vietnam. The Company also has online lifestyle platform to enable consumers to purchase high-end brands of all categories under its own brand name of “Leflair.” The Company has made several acquisitions in calendar year 2022 to 2025, as follows:

●	In February 2022, the Company completed the acquisition of 100% of the equity interest of New Retail Experience Incorporated and Dream Space Trading Company Limited through its subsidiary – Push Delivery Pte Limited, which two companies mainly provide an on-line grocery and food delivery platform in the Philippines and Vietnam respectively.

●	In May 2022, the Company completed another acquisition of 100% of the equity interests of Gorilla Networks Pte Ltd, Gorilla Mobile Pte Ltd, Gorilla Connects Pte Ltd and Gorilla Networks (VN) Co Ltd (collectively, “Gorilla Networks”), a food delivery service.

●	On July 7, 2022, the Company and its wholly owned subsidiary Thoughtful Media Group Incorporated collectively acquired 100% of the equity interests of Thoughtful Media Group Incorporated and AdActive Media, Inc. (collectively “Thoughtful Media”), whose business provides services to advertisers that helps to make internet advertising more effective.

●	On July 21, 2022, the Company acquired 100% of the equity interests of Mangan PH Food Delivery Service Corp. (“Mangan), a Philippines restaurant and grocery delivery business.

●	On August 15, 2022, the Company and its 95%-owned subsidiary SOPA Technology, Pte, Ltd., collectively acquired 75% of the outstanding capital stock of Nusatrip International Pte Ltd. (“Nusatrip”) and also purchased all of the outstanding capital stock of PT Tunas Sukses Mandiri (“Tunas”), a company existing under the law of the Republic of Indonesia, and both engaged in online ticketing and reservation services.

●	On January 1, 2023, the Company’s 100% owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Wahana Cerita Indonesia, an Indonesia company operating digital marketing and event organizing.

●	On April 1, 2023, the Company’s 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam travel agency.

●	On July 1, 2023, the Company’s 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam travel agency.

On February 10, 2021, the Company effected a 750 for 1 forward stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

The registration statement for the Company’s Initial Public Offering became effective on November 8, 2021. On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC (the “Underwriter”) related to the offering of 2,888,889 shares of the Company’s common stock (the “Firm Shares”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company raised gross proceeds of $26,000,001 and $2,124,999 from its initial public offering and from the sale of the Option Shares, respectively.

F-6

On February 8, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the “Underwriter, related to the offering of 3,030,300 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to 3,030,300 shares of common stock of the Company (the “Warrants”). Each Share was sold together with one Warrant to purchase one Share at a combined offering price of $3.30. In addition, the Company granted the Underwriter a 45-day over-allotment option to purchase up to an additional 454,545 Shares and/or Warrants, at the public offering price, less discounts and commissions. On February 10, 2022, the Underwriter gave notice to the Company of the full exercise of their over-allotment option and that delivery of the overallotment securities was made on February 11, 2022.

On June 30, 2023, NextGen Retail Inc., a Nevada corporation (the “Buyer”), a wholly-owned subsidiary of the Company, entered into a Securities Purchase Agreement with Story-I Ltd., an Australian corporation (“Story-I Australia”), Story-I Pte Ltd., a Singapore corporation (“Story-I Singapore”), a wholly-owned subsidiary of Story-I Australia, and Michael Chan, to purchase 95% of the outstanding shares (the “Majority Shares”) of PT Inetindo Infocom (the “Company”), an Indonesian company and retail reseller of Apple computers and other electronics in Indonesia. The consideration for the Majority Shares to be paid to Story-I Australia and Story-I Singapore by the Buyer is AUS$2,787,173, approximately US$ 1.85 million based on current exchange rates. The Company formally terminated the agreement on April 12, 2024.

On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares has changed to 6,333,333 shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

On June 2, 2025, the Company increased the number of registered shares of its common stock from 6,333,333 to 50,000,000 with par value of $0.0001.

The forward stock split and reverse stock split transactions described above had no effect on the stated value of the preferred stock and the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance with the respective certificate of designations. The number of authorized shares of preferred stock also remained unchanged.

Schedule of description of subsidiaries

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
Society Technology LLC	United States, January 24, 2019	IP Licensing	US$1	100%
SOPA Cognitive Analytics Private Limited	India February 5, 2019	Computer sciences consultancy and data analytics	INR 1,238,470	100%
SOPA Technology Pte. Ltd.	Singapore, June 4, 2019	Investment holding	SGD 1,250,000	95%
SOPA Technology Company Limited	Vietnam October 1, 2019	Software production	Registered: VND 2,307,300,000; Paid up: VND 1,034,029,911	100%
Thoughtful Media (Singapore) Pte. Ltd. (FKA: Hottab Pte Ltd. (HPL))	Singapore January 17, 2015	Digital marketing	SGD 620,287.75	100%
Hottab Vietnam Co. Ltd	Vietnam April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%
Thoughtful Media Group Co. Ltd (FKA: Hottab Asset Company Limited)	Vietnam July 25, 2019	Digital marketing	VND 5,000,000,000	100%
Nextgen Retail Inc (FKA: Leflair Incorporated)	United States December 7, 2021	Investment holding	US$1	100%
Thoughtful Media (Philippines) Incorporated (FKA: SOPA (Phil) Incorporated)	Philippines Jan 11, 2022	Investment holding	PHP 11,000,000	100%
New Retail Experience Incorporated	Philippines Jan 16, 2020	On-line Grocery delivery platform	PHP 3,750,000	100%
Dream Space Trading Co. Ltd	Vietnam May 23, 2018	On-line Grocery and food delivery platform	VND 500,000,000	100%
Push Delivery Pte Ltd	Singapore January 7, 2022	Investment holding	US$2,000	100%
Gorilla Mobile Singapore Pte. Ltd.	Singapore August 6, 2020	Telecommunications resellers	SGD 100	100%
Thoughtful Media Group Incorporated	United States June 28,2022	Investment holding	US$10	89.89%
Thoughtful (Thailand) Co. Ltd	Thailand September 2, 2014	Digital marketing	THB 4,000,000	99.75%
AdActive Media CA Inc.	United States April 12, 2010	Digital marketing	Preferred: US$1,929.1938 Common: US$4,032.7871	100%
PT Tunas Sukses Mandiri	Indonesia February 8, 2010	Online ticketing and reservation	IDR 26,000,000	99%
Nusatrip Malaysia Sdn Bhd	Malaysia March 1, 2017	Online ticketing and reservation	MYR 52,000	99%
Nusatrip Singapore Pte Ltd	Singapore December 6, 2016	Online ticketing and reservation	SGD 212,206	99%
Nusatrip International Pte Ltd	Singapore January 9, 2015	Online ticketing and reservation	SGD 905,006.51	99%
PT Thoughtful Media Group Indonesia (FKA: PT Wahana Cerita Indonesia)	Indonesia January 14, 2022	Digital marketing and event organizer	IDR 51,000,000	100%
Mekong Leisure Travel Company Limited	Vietnam October 6, 2011	Online ticketing, reservation and system	VND 875,460,000	99%
Vietnam International Travel and Service Joint Stock Company	Vietnam November 16, 2012	Ticketing	VND 1,900,000,000	100%
Sopa Incorporated	Unites States May 22, 2023	Investment holding	Common: US$0.10	100%
Nusatrip Incorporated	United States May 22,2023	Investment holding	Registered: Common: US$20,000 Preferred: US$1,000 Paid up: Common: US$1,938	72.24%
Thoughtful Media (Malaysia) Sdn Bhd	Malaysia October 18, 2023	Digital marketing	MYR 1,000	100%
Nusatrip Technology (Beijing) Co., Ltd	Chinese Mainland May 21, 2025	Online ticketing and reservation and system	Registered: CNY 5,000,000 Paid up: CNY 715,650	100%
Nusatrip Hong Kong Limited	Hong Kong July 2, 2025	Online ticketing and reservation	HK$1	100%
Nusatrip Comm Pte Limited	Singapore September 1, 2025	Telecommunications resellers	SGD10,000	100%
Thoughtful Media Limited	Hong Kong September 26, 2025	Digital marketing	HK$1	100%
Nusatrip Flight Limited Hong Kong	October 21, 2025	Online ticketing and reservation	HK$780,000	100%

F-7

On February 23, 2023, Society Pass Incorporated acquired additional issued capital in Nusatrip International Pte Ltd of 2,225,735 number of ordinary stock and increased its shareholding from 75% to 99%, and to the subsidiaries within the group.

On May 22, 2023, Thoughtful Media Group Inc and Society Pass Inc acquired additional issued capital in Thoughtful (Thailand) Co Ltd of 397,000 and 2,000 number of ordinary stocks amounted to THB 1,985,000 and THB 10,000 respectively. Total shareholding interest remains unchanged.

On August 1, 2023, the Company 95% owned subsidiary Sopa Technology Pte. Ltd. disposed one of its 100% owned subsidiary Sopa (Phil) Incorporated to the Company 100% owned subsidiary Thoughtful Media Group Incorporated as internal group restructuring. At the same day, Sopa (Phil) Incorporated changed name to Thoughtful Media (Philippines) Inc and updated its principal activities to digital marketing.

On October 25, 2023, the Company 95% owned subsidiary Sopa Technology Pte. Ltd. acquired one of its 100% owned subsidiary Hottab Vietnam Company Limited from its 100% owned subsidiary Hottab Pte. Ltd. and disposed 100% shareholding of Hottab Pte. Ltd. to its 100% owned subsidiary Thought Media Group Incorporated. At the same day, Hottab Pte. Ltd. changed name to Thoughtful Media (Singapore) Pte. Ltd. and updated its principal activities to digital marketing.

During the year of 2023, certain operations were progressively discontinued following management’s decision based on operation performance, business strategy and future prospects. This is mainly online F&B and groceries delivery operations under online ordering segment includes “Handycart” under subsidiary Dream Space Trading Co., Ltd in Vietnam and “Pushkart” and “Mangan” under subsidiary New Retail Experience Incorporated in the Philippines. There is also discontinued operation of local mobile in telecommunication reseller under subsidiary Gorilla Mobile Pte Ltd. In view of the operation results which are insignificant to the impact of the group and continued operation involvements are in place in all these operations, therefore no separate disclosure is considered necessary in accordance to the discontinued operation standards.

On June 3, 2024, NusaTrip Incorporated issued an additional 7,999,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On June 21, 2024, TMG Incorporated issued an additional 7,900,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On July 12, 2024, TMG Incorporated issued an additional 8,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On September 2, 2024, NusaTrip Incorporated issued an additional 6,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On October 18, 2024, subsidiary Nusatrip Inc. entered into a securities purchase agreement with the Selling Stockholders. Pursuant to securities purchase agreement, on October 18, 2024, the subsidiary issued convertible notes (the “Convertible Notes”) to the Selling Stockholders with an aggregate principal amount of $1,600,002 (the “Convertible Notes Offering”). Pursuant to the amendments to the securities purchase agreement for Convertible Notes dated November 13, 2024, entered by the subsidiary and the investors, the Convertible Notes shall automatically convert into shares of our common stock upon the effectiveness of the registration statement at the conversion price of $1.50 per share. The subsidiary is obligated to pay interest to the Selling Stockholders on the outstanding principal amount at the rate of 6.0% per annum. The Convertible Notes and the interests shall be converted into shares of common stock of the subsidiary at a conversion price of $1.50 per share by the nine months anniversary of the issuance date or the consummation of IPO, whichever earlier. The Convertible Notes were converted into an aggregate of 1,066,668 shares of Common Stock and issued to the investors, and the three private placements were completed on February 10, 2025. Therefore, Nusatrip Inc. shareholding decreased from 100% to 92.92%.

The Company entered into binding term sheets dated July 1, 2024 with each of Creative Vision Digital Limited, Grit Securities Limited, Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU, respectively (collectively, the “July Term Sheets”). Each term sheet provided for the following terms, among others: a right for the investor to convert the notes into Common stock at price of $1.80 per share until September 15, 2024, and at a price of $1.50 per share commencing from and after such date; and a force majeure provision that permitted the parties to terminate upon a force majeure event, which included the right of the Company to terminate if “know your customer” or other diligence of any investor was not completed in a prompt and comprehensive manner, as well as other events beyond the control of the parties.

On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with the six above referenced investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024.

F-8

The Subsidiary Thoughtful Media Group Inc (“TMGUS”) entered into two additional binding term sheets dated August 12, 2024, with G Bridge Global Investment Limited and GRIT Multi-Strategies Investment Company Limited, respectively (collectively, the August Term Sheets”), when diligence on certain of the investors who signed the July Term Sheets was not moving forward at an acceptable pace; these August Term Sheets contained identical provisions as those contained in the July Term Sheets. On September 20, 2024, TMGUS determined that the vetting and diligence relating to the four individual above referenced investors (Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU) was not satisfactory, and therefore TMGUS and each such individual mutually terminated its respective July SPA. TMGUS and Grit Multi-Strategies Investment Company Limited executed long form documentation on September 20, 2024, pursuant to their August Term Sheet (the “September SPA”). TMGUS and G Bridge Global Investment Limited executed long form documentation on October 15, 2024, pursuant to their August Term Sheet (the “October SPA,” and together with the July SPAs and September SPA, the “SPAs”). Prior to filing Amendment 2 to the Registration Statement on October 18, 2024, the Company removed Grit Securities Limited as a selling stockholder because that entity could, due to its other business activities, be deemed an underwriter under applicable securities laws. Such an event would be beyond the control of that investor, and therefore TMGUS and Grit Securities Limited terminated their July SPA on October 15, 2024.

TMGUS completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers elected to fully convert the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Therefore, the company’s shareholding of TMGUS decreased from 100% to 89.89% with effect from June 30, 2025.

On August 18, 2025, the Company completed its initial public offering of 3,750,000 shares of Common Stock of Nusatrip Incorporated at an offering price of $4.00 per share. The gross proceeds from the offering were approximately $15,000,000. Therefore, The Company’s shareholding of Nusatrip Incorporated decreased from 92.92% to 74.4%. On September 5, 2025, Nusatrip Incorporated issued 562,500 shares of Common Stock to third party and further dilute the Company’s shareholding to 72.24%.

NOTE－2 GOING CONCERN AND LIQUIDITY

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has suffered loss for period of $6,574,023, working capital surplus of $7,675,620 and accumulated deficit of $116,607,896 as of September 30, 2025 that raise substantial doubt about its ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1) Cash and cash equivalents balance of $6,552,702.

2) Pursuing business growth of digital marketing and online ticketing and reservations through engaging with more vendors and customers to maximise the sales volume and margin, and continuous improvement in cost control over all segments.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

Global Events

The Russian-Ukraine war and the supply chain disruption have not affected any specific segment of our business.

F-9

NOTE－3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

●	Basis of presentation

The Company has prepared the accompanying unaudited condensed financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in our opinion, include all adjustments consisting of normal recurring adjustments and accruals necessary for a fair presentation of our condensed balance sheets, statements of operations and other comprehensive loss, statements of stockholders’ deficit and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for any subsequent quarter or for the full year ending December 31, 2025 due to various factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the 2024 audited financial statements and accompanying notes filed with the SEC.

●	Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

●	Use of estimates and assumptions

In preparing these unaudited condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, valuation and useful lives of intangible assets, impairment of long-lived assets, valuation of common stock and stock warrants, stock option valuations, imputed interest on amounts due to related parties, inventory valuation, revenue recognition, the allocation of purchase consideration in business combinations, and deferred tax assets and the related valuation allowance.

●	Basis of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated upon consolidation.

●	Business combination

The Company follows Accounting Standards Codification (“ASC”) ASC Topic 805, Business Combinations (“ASC 805”) and ASC Topic 810, Consolidation (“ASC 810”). ASC Topic 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for the resulting goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

●	Noncontrolling interest

The Company accounts for noncontrolling interests in accordance with ASC Topic 810, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity (deficit) on the condensed consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the condensed consolidated statements of operations and comprehensive loss.

F-10

●	Segment reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in unaudited condensed consolidated financial statements. The Company currently operates in six reportable operating segments: (i) Online Grocery and Food and Groceries Deliveries, (ii) Digital marketing, (iii) Online ticketing and reservation, (iv) Telecommunications Reseller, (v) e-Commerce, and (vi) Corporate.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of September 30, 2025 and December 31, 2024, the cash and cash equivalents excluded restricted cash amounted to $6,552,702 and $7,630,079, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $0 and $56,430 as of September 30, 2025 and December 31, 2024, respectively. In addition, the Company has uninsured bank deposits of $6,332,941 and $7,330,486 with a financial institution outside the U.S as of September 30, 2025 and December 31, 2024, respectively. All uninsured bank deposits are held at high quality credit institutions.

●	Restricted cash

Restricted cash refers to cash that is held by the Company for specific reasons and is, therefore, not available for immediate ordinary business use. The restricted cash represented fixed deposit maintained in bank accounts that are pledged. As of September 30, 2025 and December 31, 2024, the restricted cash amounted to $50,000 and $53,900, respectively.

●	Accounts receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company does not have any off-balance-sheet credit exposure related to its customers, and as of both September 30, 2025 and December 31, 2024, there was no need for allowance for doubtful accounts.

●	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. No allowance for obsolete inventories was recorded by the Company during the three and nine months ended September 30, 2025 and 2024. The inventories amounted to $82,131 and $157,734 at September 30, 2025 and December 31, 2024, respectively.

F-11

●	Prepaid expenses

Prepaid expenses represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Furniture and fixtures	3 - 5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Intangible assets

Intangible assets consist primarily of software platforms, internally developed applications, acquired intellectual technology, and other identifiable intangible assets. Intangible assets are recorded at cost if internally developed or at fair value if acquired in a business combination.

Intangible assets are classified as either indefinite-lived or definite-lived, based on the period over which the asset is expected to contribute to future cash flows.

Indefinite-lived intangible assets, including certain trademarks and trade names, are not amortized but are subject to annual impairment testing or more frequently if events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment is recognized when the carrying amount exceeds the estimated fair value, determined using discounted cash flow analyses or other appropriate valuation techniques.

Definite-lived intangible assets, including acquired technology, software licenses, software platform, and Apps development and intellectual technology, are amortized on a straight-line basis over their estimated useful lives. These assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the carrying value exceeds the estimated undiscounted future cash flows, an impairment loss is recorded for the excess of carrying value over fair value.

Costs incurred during the preliminary project stage of developing software for internal use are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization under ASC 350-40 are capitalized and amortized over the estimated useful life of the software.

Research and development costs are expensed as incurred unless they meet the criteria for capitalization described above. These costs primarily relate to the design and development of new software applications, enhancements to existing platforms, and other technology-based solutions.

The estimated useful lives of the Company’s intangible assets are as follows:

Asset Type	Expected useful life
Software platform	2.5 years
Apps development	3 years
Computer software	3 years
Software system	3 years
Intellectual technology	3 years
Identifiable intangible asset	Indefinite
Other intangible assets	3 – 5 years

F-12

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the three and nine months ended September 30, 2025 and 2024 presented.

●	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to performance obligations in the contract; and
●	Recognize revenue as the performance obligation is satisfied.

The Company generates its revenues from a diversified a mix of e-commerce activities that correspond to our six business segments (business to consumer or “B2C”), lifestyle (B2C), grocery and food delivery (B2C), telecommunication reseller (B2C), online ticketing and reservations (B2C) and the services providing to merchants for their business growth (business to business or “B2B”), merchant POS (B2B), digital marketing (B2B) and online ticketing and reservations (B2B).

The Company’s performance obligations include providing connectivity between merchants and consumers, generally through an online ordering platform. The platform allows merchants to create an account, display a menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create an account and order from merchants on the consumer facing application. The platform allows a delivery company to accept an online delivery request and deliver or ship an order from a merchant to customer.

Lifestyle

The Company has developed an online lifestyle platform (the “Lifestyle Platform”) under its own brand name of “Leflair” to enable consumers to purchase high-end brands in many categories. Using the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in various categories, including Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The Lifestyle Platform also allows customers to order from hundreds of vendor choices with personalized promotions based on their individual purchase history and location. The platform has also partnered with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or can collect their purchases at the Company’s logistics center.

Grocery and Food Delivery

Other online platforms include online platforms in Vietnam, under the brand name of “Handycart”, and Philippines, under the brand names of “Pushkart” and “Mangan”, to enable the consumers to purchase meals from restaurants and food from local grocery and food merchants and deliver to them in their area. This business segment has been progressively ceasing yet the Company has maintained ongoing involvement in specific operational activities during the three and nine months ended September 30, 2025.

F-13

Telecommunications

The Company operates a Singapore-based online telecommunication reseller platform under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes blockchain and Web3 technology to operate a MVNO for its users in South East Asia (SEA). With network coverage to over 150 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. Please visit https://gorilla.global/ for more information. During the three and nine months ended September 30, 2025, the Company ceased its local mobile data service operation due to business restructuring to refocus on overseas internet data services.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 263 YouTube channels has onboarded over 85 million subscribers with an average monthly viewership of over 600 million views.

Travel

The Company purchased the NusaTrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The NusaTrip acquisition extended the Company’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, NusaTrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, NusaTrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

The Company’s e-Commerce business is primarily conducted using Leflair’s Lifestyle Platform, as follows:

1)	When a customer places an order on either the Leflair website or app, a sales orders report will be generated in the system. The Company will either fulfill this order from its inventory or purchase the item from the manufacturer or distributor. Once the Company has the item in its distribution center, it will contract with a logistics partner delivered to the end customer. The sale is recognized when the delivery is completed by the logistics partner to the end customer. Sale of products are offered with a limited right of return ranging from 3 to 30 days, from the date of purchase and not subject to any product warranty. The Company is considered the principal in this e-commerce transaction and reports revenue on a gross basis as the Company establishes the price of the product, has responsibility for fulfillment of the order and retains the risk of collection.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $10,212 and $4,931, respectively, in the Lifestyle sector.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $17,591 and $29,360, respectively, in the Lifestyle sector.

Grocery and food delivery consists of online grocery under brand name “Pushkart” and food delivery service under brand name “Handycart” as follows:

Customers place order for groceries and take-out food through our online platforms of “Pushkart”, “Mangan” and “Handcart” respectively. When the grocery or food merchant receives and order, our platform will assign a third-party delivery service to pick up and deliver the grocery and/or food order to the customer. Revenue is recognized when the grocery and/or food is delivered, at which time the customer pays for the grocery and /or food order with cash, at Net of merchant cost.

During the three and nine months period ended September 30, 2025 and 2024, the Company did not generate revenue from this stream.

F-14

As a telecommunication reseller we provide local mobile data and overseas internet data plans under the brand name of “Gorilla,” which is a group of company we acquired in May 2022. Our telecommunication revenues are recorded for ASC Topic 606 purposes as follows:

Local mobile plan - customers choose and subscribe to a monthly local mobile plan through our “Gorilla” online platform. The Company will proceed to register the sim card (effectively, the mobile telephone number activation card) and arrange delivery of that Sim card to the customer. Following Sim card activation, the system will capture the monthly data usage of each customer, calculated in accordance with the package data capacity and monthly subscription rate, which amounts are aggregated and recorded as revenue. Unused data will be converted to Rewards Points and carried forward to next month for potential subsequent data usage. As a result of the rewards points, the company also recognize revenue from Rewards Point redemption for subscription fees offset, voucher redemption, extra data purchases, that the customer chooses to use via our online platform.

Overseas internet data plan – a customer will place order for their desired overseas internet data plan through either the “Gorilla” online platform or third-party partner platforms. Subscription revenue is recognized when the Sim card is delivered and activated.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $75 and $106, respectively, from telecommunications.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $472 and $4,849, respectively, from telecommunications.

Online advertising services - The Company receives advertising revenues, which principally represent the sale of banners or sponsorship to customers on the website and mobile. These services are provided continuously over a fixed term as per the customer agreements. Revenue from online advertising services is recognized over time, throughout the duration of the agreement. This method of revenue recognition accurately reflects the ongoing provision of services and the continuous benefit received by the customer as the advertisements are displayed over the agreed period.

Digital marketing revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers with a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Campaign-based marketing services revenue is recognized as a distinct single performance obligation when the Company transfers services to customers, which occurs over time. The performance obligation may be a promise to place branded content on certain social media platforms and is satisfied upon delivery of such related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over time, for the amount the Company is entitled to receive, as and when the marketing services are provided and completed.

F-15

Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $801,422 and $1,461,480, respectively, from this stream.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $4,049,548 and $4,542,073, respectively, from this stream.

Online ticketing and reservation provide information, prices, availability, booking services for domestic and international air ticket, hotels, car, train, and hotel technology as follows:

The Company’s revenues are substantially reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel services and the Company does not control the service provided by the travel supplier to the traveler. Revenue from air ticketing services, air ticket commission, hotel reservation and ancillary services including insurance commissions and refund margin are substantially recognized at a point of time when the performance obligations that are satisfied. These revenues cover B2B and B2C sales channel segments.

The Company has a software subscription revenue generated from hotel in Vietnam, and online advertising revenue, reported in gross basis, providing a hotel booking management platform for hotel management purposes, and brand advertisement purpose. these revenues are recognized ratably over the time or upon relevant performance obligations being fulfilled.

Ticketing services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for ticketing reservations through the Company’s transaction and service platform under various services agreements. Spread margin and commissions from ticketing reservations rendered are recognized when tickets are issued as this is when the Company’s performance obligation is satisfied. The Company is not entitled to a spread margin and commission fee for the tickets cancelled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. The Company presents revenues from such transactions on a net basis in the statements of income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for cancelled ticketing reservations. 100% of the Company’s ticketing services revenues were recognized on a net basis, as an agent, during the three and nine months period ended September 30, 2025 and 2024.

Hotel reservation services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for hotel room reservations through the Company’s transaction and service platform. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which the Company has fulfilled its performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that the Company is entitled to such incentive commissions. The Company generally receives incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. The Company presents revenues from such transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for cancelled hotel reservations.

F-16

Hotel technology platform software services

The Company receives subscription fee from travel suppliers for hotel room reservation and marketing system through the Company’s reservation and marketing platform.

Subscription fee from hotel technology platform software services rendered are recognized ratably over the fixed term of the agreement as services are provided throughout the contract period, where the performance obligations being fulfilled through the usage of our hotel technology platform software services.

The Company presents revenues from such transactions on a gross basis in the statements of income and comprehensive income as the Company, generally, control the service provided by the travel supplier to the traveler.

Ancillary services

Ancillary revenues comprise primarily of the insurance commission and refund margin.

Insurance commission revenue received from B2B and B2C customers for selling of travel insurance through the Company’s transaction and service platform. Commission from travel insurance is recognized when the order is confirmed and paid which is the point at which the Company fulfilled its performance obligation. Refund margin revenue received from B2B and B2C customers for the spread arise from reservations cancellation fee between customers and travel suppliers. This is recognized upon the confirmation of refund amount by both customers and travel suppliers which is the point at which the Company fulfilled its performance obligation.

The Company presents revenues from ancillary service transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the insurance supplier and travel supplier to the traveler.

Online advertising services

The Company receives advertising revenues, which principally represent the sale of banners or sponsorship to customers on the website and mobile. These services are provided continuously over a fixed term as per the customer agreements. Revenue from online advertising services is recognized over time, throughout the duration of the agreement. This method of revenue recognition accurately reflects the ongoing provision of services and the continuous benefit received by the customer as the advertisements are displayed over the agreed period.

During the three months period ended September 30, 2025 and 2024, the Company generated revenue of $568,673 and $209,377, respectively, from this stream.

During the nine months period ended September 30, 2025 and 2024, the Company generated revenue of $1,287,769 and $657,201, respectively, from this stream.

Principal vs Agent Considerations

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is not in control of establishing the transaction price, not managing all aspects of the terms, even though taking the risk of campaign results and default payment.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

There were contract assets balance of $79,826, $333,188 and $247,368 on September 30, 2025, December 31, 2024 and December 31, 2023, respectively.

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liabilities balance was $750,528 and $1,426,901 on September 30, 2025 and December 31, 2024, respectively.

F-17

●	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC Topic 985, Software, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. These capitalized software costs are ratably amortized over the period of the software’s estimated useful life. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

Research and development expenditures arising from the development of the Company’s own software are charged to operations as incurred. For the nine months period ended September 30, 2025, and 2024, software development costs were $39,512 and $40,972, respectively. For the three months period ended September 30, 2025, and 2024, software development costs were $13,083 and $13,635, respectively. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have, to date, been immaterial and have been expensed as incurred.

●	Cost of sales

Cost of revenue under online ordering consist of the cost of merchandizes ordered by the consumers and the related shipping and handling costs, which are directly attributable to the sales of online ordering.

Cost of revenue related to software sales and licensing consist of the cost of software and payroll costs, which are directly attributable to the sales and licensing of software. Cost of revenue related to hardware sales consist of the cost of hardware and payroll costs, which are directly attributable to the sales of hardware.

Cost of revenue related to grocery and food delivery consist of the cost of the outsourced delivery and the outsource payment gateway, which are directly attributable to the sales of grocery and food delivery.

Cost of revenue related to our telecommunication data reseller segment consist of the cost of the primary telecommunication service, which are directly attributable to the sales of telecommunication data

Cost of revenue under digital marketing consist of the cost of primary digital marketing service, which are directly attributable to the sales of digital marketing.

●	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers since those costs are borne by the Company’s suppliers or distributors for our corporate business.

The shipping and handling costs for all segments other than our e-commerce segment are recorded net in sales. For shipping costs related to our e-commerce business, those shipping costs are recorded in cost of revenue.

●	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $229,474 and $311,096 for the nine months period ended September 30, 2025 and 2024, respectively. Advertising expense was $123,869 and $40,263 for the three months period ended September 30, 2025 and 2024, respectively.

●	Product warranties

The Company’s provision for estimated future warranty costs is based upon the historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of September 30, 2025 and December 31, 2024. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal, although it looks at this issue every quarter to continue to support its assertion.

F-18

●	Income tax

The Company adopted the ASC 740 Income Tax provisions, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph ASC Topic 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740, nor did it record any uncertain tax positions for the three and nine months period ended September 30, 2025, and 2024.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. On a quarterly basis, the Company reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances to reduce those amounts to the amounts management believes will be realized in future income tax returns.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign currencies translation and transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in US$s. In addition, the Company’s subsidiary is operating in Singapore, the Republic of Vietnam, India, Philippines , Thailand, Malaysia, Indonesia, Republic of China, and Hong Kong and maintains its books and record in its local currency, Singapore Dollar (“SGD”), Vietnam Dong (“VND”), Indian Rupee (“INR”), Philippines Pesos (“PHP”), Thailand Baht (“THB”), Malaysian Ringgit (“MYR), Indonesian Rupiah (“IDR”), Chinese Yuan (“CNY”) and Hong Kong Dollar (“HKD”), respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$s, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the unaudited condensed consolidated statements of changes in shareholder’s deficit.

Schedule of Foreign currencies translation and transactions:

Translation of amounts from SGD into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end SGD$:US$ exchange rate	$0.77511	$0.77993
Period average SGD$:US$ exchange rate	$0.76294	$0.74763

F-19

Translation of amounts from VND into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end VND$:US$ exchange rate	$0.000038	$0.000041
Period average VND$:US$ exchange rate	$0.000039	$0.000040

Translation of amounts from INR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end INR$:US$ exchange rate	$0.01126	$0.01194
Period average INR$:US$ exchange rate	$0.01156	$0.01199

Translation of amounts from PHP into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end PHP:US$ exchange rate	$0.01717	$0.01783
Period average PHP:US$ exchange rate	$0.01752	$0.01754

Translation of amounts from THB into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end THB:US$ exchange rate	$0.03087	$0.03094
Period average THB:US$ exchange rate	$0.03020	$0.02802

Translation of amounts from MYR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end MYR:US$ exchange rate	$0.23750	$0.24267
Period average MYR:US$ exchange rate	$0.23114	$0.21592

Translation of amounts from IDR into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end IDR:US$ exchange rate	$0.000060	$0.000066
Period average IDR:US$ exchange rate	$0.000061	$0.000063

Translation of amounts from CNY into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end CNY:US$ exchange rate	$0.14045	$0.14255
Period average CNY:US$ exchange rate	$0.13850	$0.13913

Translation of amounts from HKD into US$ has been made at the following exchange rates for the nine months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Period-end HKD:US$ exchange rate	$0.12851	$0.12870
Period average HKD:US$ exchange rate	$0.12818	$0.12800

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in shareholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-20

●	Earning per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the three and nine months period ended September 30, 2025 and 2024, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

Schedule of computation of diluted net loss per share:

	Three months ended September 30,
	2025	2024
Net loss attributable to Society Pass Incorporated	$(5,118,989)	$(1,377,885)
Weighted average common shares outstanding – Basic	6,105,525	2,882,349
Weighted average common shares outstanding – Diluted	5,737,829	2,882,349
Net loss per share – Basic	$(0.84)	$(0.48)
Net loss per share – Diluted	(0.89)	(0.48)

	Nine months ended September 30,
	2025	2024
Net loss attributable to Society Pass Incorporated	$(6,481,069)	$(6,156,153)
Weighted average common shares outstanding – Basic	6,105,525	2,733,145
Weighted average common shares outstanding – Diluted	4,989,505	2,733,145
Net loss per share – Basic	$(1.06)	$(2.25)
Net loss per share – Diluted	(1.30)	(2.25)

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding, because such securities had an antidilutive impact:

Schedule of Common stock issued:

	Nine months ended September 30,
	2025	2024
Options to purchase common stock (a)	129,685	129,685
Warrants granted to underwriter	253,549	253,549
Warrants granted with Series C-1 Convertible Preferred Stock	71,200	71,200
Total of common stock equivalents	454,434	454,434

(a)	The Board of Directors have approved a 10-year stock option at an exercise price of $97.35 per share that will be exercisable at any time.

F-21

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of September 30, 2025 and December 31, 2024, the Company recorded the right of use asset of $838,050 and $751,672 respectively.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying condensed consolidated statements of operations and other comprehensive loss as the related employee service is provided.

●	Share-based compensation

The Company follows ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee and non-employee), at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. The Company uses a Black-Scholes option pricing model to estimate the fair value of employee stock options at the date of grant. As of September 30, 2025, those shares issued and stock options granted for service compensation, vest 180 days after the grant date, and therefore these amounts are thus recognized as expense during the three and nine months ended September 30, 2025 and 2024. Stock-based compensation is recorded in general and administrative expenses within the condensed consolidated statements of operations and other comprehensive loss, with corresponding credits to common stock and additional paid-in capital.

●	Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its preferred and common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option pricing model to estimate the grant date fair value of the warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital (the accounting treatment for common stock issuance costs). All other warrants are recorded at the grant date fair value as an expense over the requisite service period, or at the date of issuance if the warrants vest immediately, with corresponding credits to additional paid-in capital.

F-22

●	Related parties

The Company follows ASC 850-10, Related Party Disclosures (“ASC 850”) for the identification of related parties and the disclosure of related party transactions.

Pursuant to ASC 850, the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under ASC 825, Financial Instruments, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The unaudited condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required by ASC 850. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450, Commitments, to account for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, which assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows if the current level of facts and circumstances changes in the future.

●	Fair value of financial instruments

F-23

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company adopted this standard and the adoption did not have an impact on the Company’s consolidated financial position, results of operations, or cash flows. The effect of adoption was limited to expanded disclosures in the notes to the unaudited condensed consolidated financial statements, as presented in Note 17 Income Taxes.

In November 2024, the FASB Issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” The amendments in this update require disclosures, in the notes to financial statements, of specified information about certain costs and expenses. The amendment clarifies which certain costs and expenses that are included in cost of sales and selling, general, and administrative expense categories that should be disclosed with qualitative descriptions of amounts that are not separately disaggregated quantitatively. Additionally, the amendment requires disclosure of total amounts of selling expenses and an entity’s definition of selling expense. The update will be effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date previously communicated. The revised effective date for public business entities is for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurements of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). The amendments in this update provide a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under FASB Accounting Standards Codification 606. Under ASU 2025-05, an entity is required to disclose whether it has elected to use the practical expedient. An entity that makes the accounting policy election is required to disclose the date through which subsequent cash collection are evaluated. ASU 2025-05 is effective for annual periods beginning for the fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles -Goodwill and Other - Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). The amendments modernize the recognition and disclosure framework for internal-use software costs, removing the previous “development stage” model and introducing a more judgment-based approach. ASU 2025-06 is effective for annual reporting periods beginning after December 15, 2027 and for interim reporting periods beginning in that fiscal year. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (‘Topic 815”) and Revenue from Contracts with Customers (“Topic 606”): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract (“ASU 2025-07”). ASU 2025-07, expands an existing scope exception under Topic 815 to exclude non-exchange-traded contracts where the underlying is based on the operations or activities specific to one of the contract parties. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited condensed consolidated financial statements.

All other recently issued, but not yet effective, 2025 Accounting Standards Updates are not expected to have an effect on the Company.

F-24

NOTE－4 REVENUE

Revenue was generated from the following activities:

	Nine Months ended September 30,
	2025	2024
At a point in time:
Sales – online ordering	$17,591	$29,360
Sales – digital marketing	2,765,068	2,681,523
Sales – online ticketing and reservation	1,287,769	650,480
Sales – data	472	4,849

Over a period of time:
Sales – digital marketing	1,284,480	1,860,550
Software subscription sales	—	6,721
	$5,355,380	$5,233,483

	Three Months ended September 30,
	2025	2024
At a point in time:
Sales – online ordering	$10,212	$4,931
Sales – digital marketing	589,212	812,043
Sales – online ticketing and reservation	568,673	208,873
Sales – data	75	106

Over a period of time:
Sales – digital marketing	212,210	649,437
Software subscription sales	—	504
	$1,380,382	$1,675,894

Contract liabilities recognized were related to online ticketing and reservation, digital marketing, telecommunication reseller and software sales and the following is reconciliation for the periods presented:

Schedule of Contract liabilities:

	September 30,	December 31,
	2025	2024
Contract liabilities, brought forward	$1,426,901	$1,265,753
Add: recognized as deferred revenue	477,803	1,426,901
Less: recognized as revenue	(1,154,176)	(1,265,753)
Contract liabilities, carried forward	$750,528	$1,426,901

NOTE－5 SEGMENT REPORTING

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance, as the following reportable segments.

(i)	e-Commerce – operates an online lifestyle platform under the brand name of “Leflair” covering a diversity of services and products, such as fashion and accessories, beauty and personal care, and home and lifestyle, all managed by SOPA Technology Company Ltd,

(ii)	Corporate – is investment holding and head quarter within SOPA entities,

(iii)	Online grocery and food deliveries – operate an online food delivery service under the “Handycart” and “Mangan” brand name, managed by Dream Space Trading Co Ltd and New Retail Experience Incorporated respectively and an online grocery delivery under the “Pushkart” brand name, managed by New Retail Experience Incorporated,

F-25

(iv)	Telecommunication reseller – provide sales of local mobile phone plans and global internet data provider plans, both services managed by the Gorilla Group,

(v)	Digital marketing operates the digital marketing business with creator and digital marketing platform, and

(vi)	Online ticketing and reservation - operates the sale of domestic and overseas air ticket and global hotel reservations.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which includes general and administrative expenses which are included in the accompanying condensed consolidated statements of operations and other comprehensive income (loss).

The key measures of segment profit or loss reviewed by our CODM. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Schedule of Segment Reporting:

	Nine months ended September 30, 2025
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	$—	$—	$—	$17,591	$—	$—	$17,591
Sales – digital marketing	—	3,145,351	757,103	—	147,094	—	4,049,548
Sales – online ticketing and reservation	—	—	1,287,769	—	—	—	1,287,769
Sales – data	—	—	—	—	472	—	472
Total revenue	—	3,145,351	2,044,872	17,591	147,566	—	5,355,380

Cost of sales:
Cost of online ordering	—	—	—	(23,826)	—	—	(23,826)
Cost of digital marketing	—	(2,564,632)	—	—	—	—	(2,564,632)
Cost of data	—	—	—	—	(897)	—	(897)
Software cost	—	—	—	—	—	—	—
Total cost of revenue	—	(2,564,632)	—	(23,826)	(897)	—	(2,589,355)

Gross income (loss)	—	580,719	2,044,872	(6,235)	146,669	—	2,766,025

Operating expenses
Sales and marketing expenses	—	(11,065)	(135,330)	(6,233)	(76,846)	—	(229,474)
Software development costs	—	—	—	—	—	(39,512)	(39,512)
Depreciation	(13,173)	(22,570)	(27,993)	(35,053)	—	(42,055)	(140,844)
Amortization	—	—	(17,892)	—	(214,254)	(61,605)	(293,751)
General and administrative expenses	(156,162)	(1,410,213)	(3,271,078)	(122,897)	(15,668)	(4,349,589)	(9,325,607)
Total operating expenses	(169,335)	(1,443,848)	(3,452,293)	(164,183)	(306,768)	(4,492,761)	(10,029,188)

Loss from operations	(169,335)	(863,129)	(1,407,421)	(170,418)	(160,099)	(4,492,761)	(7,263,163)

Write-off of intangible assets	—	—	—	—	(209,172)	—	(209,172)
Interest income	11	271	3,287	3	—	1,020	4,592
Interest expense	—	(39)	(55)	—	(393)	(729)	(1,216)
(Loss) gain on disposal of subsidiaries	—	—	—	—	(10,143)	1,986	(8,157)
Loss on early lease termination	—	—	(69)	—	—	—	(69)
Loss on disposal of plant and equipment	—	(5)	—	—	—	—	(5)
Waiver of loan payable		—	—	—	—	8,509	8,509
Other income, net	—	851	847,743	314	—	113,628	962,536
Total other income (expense), net	11	1,078	850,906	317	(219,708)	124,414	757,018
Loss before income taxes	$(169,324)	$(862,051)	$(556,515)	$(170,101)	$(379,807)	$(4,368,347)	$(6,506,145)

F-26

	Nine Months ended September 30, 2024
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	—	—	—	29,360	—	—	29,360
Sales – digital marketing	—	4,542,073	—	—	—	—	4,542,073
Sales – online ticketing and reservation	—	—	650,480	—	—	—	650,480
Sales – data	—	—	—	—	4,849	—	4,849
Software sales	—	—	6,721	—	—	—	6,721
Total revenue	—	4,542,073	657,201	29,360	4,849	—	5,233,483

Cost of sales:
Cost of online ordering	(501)	—	—	(32,780)	—	—	(33,281)
Cost of digital marketing	—	(3,802,729)	—	—	—	—	(3,802,729)
Cost of online platform	—	—	—	—	—	—	—
Cost of data	—	—	—	—	(47,065)	—	(47,065)
Software cost	—	—	(16,469)	(11,339)	—	—	(27,808)
Total cost of revenue	(501)	(3,802,729)	(16,469)	(44,119)	(47,065)	—	(3,910,883)

Gross income (loss)	(501)	739,344	640,732	(14,759)	(42,216)	—	1,322,600

Operating Expenses
Sales and marketing expenses	—	(75,919)	(134,926)	(20,848)	(17,787)	(61,616)	(311,096)
Software development costs	—	—	—	—	—	(40,972)	(40,972)
Depreciation	(15,946)	(18,444)	(64,940)	(35,053)	—	(47,961)	(182,344)
Amortization	—	—	(18,479)	—	(269,940)	(22,543)	(310,962)
General and administrative expenses	(157,726)	(1,248,313)	(1,172,476)	(343,741)	(41,647)	(3,734,792)	(6,698,695)
Total operating expenses	(173,672)	(1,342,676)	(1,390,821)	(399,642)	(329,374)	(3,907,884)	(7,544,069)

Loss from operations	(174,173)	(603,332)	(750,089)	(414,401)	(371,590)	(3,907,884)	(6,221,469)

Other income (expense)
Impairment of intangible assets	—	—	(135,000)	—	—	—	(135,000)
Gain on disposal of plant and equipment	206	—	—	—	—	—	206
Interest income	10	358	1,773	3	—	7,970	10,114
Interest expense	—	—	—	—	(661)	(40,263)	(40,924)
Waiver of loan payable	—	—	—	—	43,792	—	43,792
Write-off of plant and equipment	—	—	—	—	—	(8,480)	(8,480)
Other income	3,705	2,009	1,357	3,447	1,748	232,741	245,007
Total other income	3,921	2,367	(131,870)	3,450	44,879	191,968	114,715
Loss before income taxes	(170,252)	(600,965)	(881,959)	(410,951)	(326,711)	(3,715,916)	(6,106,754)

F-27

	Three months ended September 30, 2025
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	$—	$—	$—	$10,212	$—	$—	$10,212
Sales – digital marketing	—	599,918	200,000	—	1,504	—	801,422
Sales – online ticketing and reservation	—	—	568,673	—	—	—	568,673
Sales – data	—	—	—	—	75	—	75
Total revenue	—	599,918	768,673	10,212	1,579	—	1,380,382

Cost of sales:
Cost of online ordering	—	—	—	(14,788)	—	—	(14,788)
Cost of digital marketing	—	(478,222)	—	—	—	—	(478,222)
Cost of data	—	—	—	—	(32)	—	(32)
Total cost of revenue	—	(478,222)	—	(14,788)	(32)	—	(493,042)

Gross income (loss)	—	121,696	768,673	(4,576)	1,547	—	887,340

Operating Expenses
Sales and marketing expenses	—	(1,839)	(43,865)	(3,351)	(74,814)	—	(123,869)
Software development costs	—	—	—	—	—	(13,083)	(13,083)
Depreciation	(3,800)	(7,634)	(9,502)	(11,684)	—	(15,817)	(48,437)
Amortization	—	—	(5,964)	—	(32,486)	(27,322)	(65,772)
General and administrative expenses	(66,773)	(640,126)	(1,967,147)	(40,368)	(7,798)	(3,158,591)	(5,880,803)
Total operating expenses	(70,573)	(649,599)	(2,026,478)	(55,403)	(115,098)	(3,214,813)	(6,131,964)

Loss from operations	(70,573)	(527,903)	(1,257,805)	(59,979)	(113,551)	(3,214,813)	(5,244,624)

Write-off of intangible asset	—	—	—	—	(209,172)	—	(209,172)
Interest income	4	57	1,351	3	—	—	1,415
Interest expense	—	—	8	—	(112)	(729)	(833)
(Loss) gain on disposal of subsidiary	—	—	—	—	(10,143)	1,986	(8,157)
Loss on early lease termination	—	—	(69)	—	—	—	(69)
Loss on disposal of plant and equipment	—	(231)	—	—	—	—	(231)
Waiver of loan payable	—	—	—	—	—	17	17
Other income	—	324	244,681	—	—	2,463	247,468
Total other income (expense), net	4	150	245,971	3	(219,427)	3,737	30,438
Loss before income taxes	$(70,569)	$(527,753)	$(1,011,834)	$(59,976)	$(332,978)	$(3,211,076)	$(5,214,186)

F-28

	Three Months ended September 30, 2024
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	—	—	—	4,931	—	—	4,931
Sales – digital marketing	—	1,461,480	—	—	—	—	1,461,480
Sales – online ticketing and reservation	—	—	208,873	—	—	—	208,873
Sales – data	—	—	—	—	106	—	106
Software sales	—	—	504	—	—	—	504
Total revenue	—	1,461,480	209,377	4,931	106	—	1,675,894

Cost of sales:
Cost of online ordering	1	—	—	(6,651)	—	—	(6,650)
Cost of digital marketing	—	(1,298,566)	—	—	—	—	(1,298,566)
Cost of online platform	—	—	—	—	—	—	—
Cost of data	—	—	—	—	2,995	—	2,995
Software cost	—	—	(4,279)	(3,748)	—	—	(8,027)
Total cost of revenue	1	(1,298,566)	(4,279)	(10,399)	2,995	—	(1,310,248)

Gross income (loss)	1	162,914	205,098	(5,468)	3,101	—	365,646

Operating Expenses
Sales and marketing expenses	—	(2,053)	(37,071)	(580)	(125)	(434)	(40,263)
Software development costs	—	—	—	—	—	(13,635)	(13,635)
Depreciation	(5,296)	(6,287)	(21,590)	(11,684)	—	(16,010)	(60,867)
Amortization	—	—	(6,160)	—	(91,248)	(7,620)	(105,028)
General and administrative expenses	(15,298)	(379,481)	(177,439)	(106,883)	(1,813)	(639,553)	(1,320,467)
Total operating expenses	(20,594)	(387,821)	(242,260)	(119,147)	(93,186)	(677,252)	(1,540,260)

Loss from operations	(20,593)	(224,907)	(37,162)	(124,615)	(90,085)	(677,252)	(1,174,614)

Other income (expense)
Impairment of intangible assets	—	—	—	—	—	(135,000)	(135,000)
Gain on disposal of plant and equipment	—	—	—	—	—	—	—
Interest income	1	39	418	—	—	3,527	3,985
Interest expense	—	—	—	—	(203)	(40,263)	(40,466)
Waiver of loan payable	—	—	—	—	382	—	382
Write-off of plant and equipment	—	—	—	—	—	(60)	(60)
Other income	(66)	658	149	122	1,521	14,619	17,003
Total other income	(65)	697	567	122	1,700	(157,177)	(154,156)
Loss before income taxes	(20,658)	(224,210)	(36,595)	(124,493)	(88,385)	(834,429)	(1,328,770)

	September 30, 2025
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Intangible assets, net	$—	$1,659,000	$3,326,320	$—	$—	$122,232	$5,107,552
Identifiable assets	$96,920	$4,641,699	$17,465,574	$145,489	$6,373	$5,470,768	$27,826,823

	December 31, 2024
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Intangible assets, net	$—	$1,659,000	$3,345,161	$—	$402,399	$179,336	$5,585,896
Identifiable assets	$111,636	$2,477,449	$10,190,695	$214,933	$21,347	$2,677,745	$15,693,805

F-29

The sales below are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

Schedule of geographic segments:

	Nine months ended September 30,
	2025	2024
Indonesia	$615,265	$697,337
Vietnam	41,703	557,402
Philippines	651,805	197,500
Singapore	1,753,635	140,216
United States	1,284,480	2,679,269
Thailand	1,008,364	961,356
Malaysia	128	403
	$5,355,380	$5,233,483

	Three months ended September 30,
	2025	2024
Indonesia	$212,205	$167,725
Vietnam	(121,949)	70,831
Philippines	261,209	94,899
Singapore	601,149	55,497
United States	212,210	809,789
Thailand	215,546	477,141
Malaysia	2	12
	$1,380,382	$1,675,894

NOTE－6 DEPOSIT, PREPAYMENTS AND OTHER RECEIVABLES

	September 30,	December 31,
	2025	2024
Deposits	$8,354,065	$2,370,289
Prepayments (a)	9,416,881	1,013,526
Value added tax	156,237	84,301
Interest receivable	—	5,950
Other receivables (b)	605,654	1,715,784
Total	$18,532,837	$5,189,850

(a)	Included in the prepayments are professional fee in relates to M&A and business development to be amortized for a period of time based on contract periods.

(b)	Included in the other receivables for September 30, 2025 are all other third party receivables and for December 31, 2024 was other third party receivables and a security bond placed for Narain case of $1,298,495 offset with litigation claim in 2025.

NOTE－7 INVENTORIES

	September 30, 2025	December 31, 2024
Finished goods	$82,131	$157,734
Total Inventories	$82,131	$157,734

All finished goods inventories were related to e-commerce business and was held by the third party logistic. The cost of sales totaled $23,826 and $32,780 incurred during the nine months period ended September 30, 2025 and 2024, respectively.

F-30

NOTE－8 INTANGIBLE ASSETS

As of September 30, 2025 and December 31, 2024, intangible assets consisted of the following:

	Useful life	September 30, 2025	December 31, 2024
At cost:

Software platform	2.5 years	$8,000,000	$8,000,000
Apps development	3 years	-	932,310
Computer software	3 years	702,520	712,747
Identifiable intangible asset	Indefinite	4,965,654	5,100,654
		13,668,174	14,745,711
Less: impairment loss recognized		—	(135,000)
Less: accumulated amortization		(8,642,471)	(9,106,664)
		$5,025,703	$5,504,047

On November 1, 2018, the Company entered into a software development agreement with CVO Advisors Pte Ltd (CVO) 2018 to design and build an App and Web-based platform for the total consideration of $8,000,000. CVO who is a third party vendor in the business of designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms in Asia. The CVO developer performed and accepted technical work, of software development phase, which was materially completed by December 23, 2018. The Company obtained a third party license (Wallet Factory International Ltd) for their technology build up by CVO.

The delivered platform was further developed by the Company’s in-house technology team (based in Noida that Sopa is currently using for the loyalty platform. The platform can be downloaded from Apple store or Googleplay store (i.e. SoPa App) and the Company’s web version is on www.sopa.asia. The platform was completed developed on September 30, 2020 and has estimated life of 2.5 years. The platform started to be amortized from October 1, 2020.

Further, the Company entered into a subscription agreement with CVO to issue 8,000 shares of preferred stock for the software development, equal to the aggregate of $8,000,000 or at the stated value of $1,000 per share.

Pursuant to the subscription agreement entered into with CVO, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software development at the stated value of $1,000 per share, totaling $8,000,000. CVO performed and accepted the technical work such as designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

Also, the owner of CVO entered into a call option agreement with the founder of the Company to sale all the shares of CVO for the sum of $10 per share, as of date, these options were exercised by the founder of the Company, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation (refer Note 21). As a result of this option exercise, there were no accounting effect on the Company’s unaudited condensed financial statement during the nine months period ended September 30, 2025 and 2024.

Apps development costs for the development stage of mobile apps development with blockchain feature used by the subsidiaries under Telecommunications Reseller segment business amounted to $1,006,460 (2024: $932,310) and pertains to capitalization of the Information Technology consultancy and services incurred in the development process. This has been written off during the nine months ended September 30, 2025.

Computer software including business and operating software and license acquired from third parties.

Identifiable intangible assets are the potential intangible assets as stakeholder values estimated based on acquisition exercise of TMG group, Nusatrip group and VLeisure, through the finalization of Purchase Price Allocation. Impairment loss on intangible assets on VLeisure was $0 and $135,000 for the nine months ended September 30, 2025 and year ended December 31, 2024, respectively.

F-31

NOTE－ 9 PLANT AND EQUIPMENT, NET

Plant and equipment, net consisted of the following:

	September 30, 2025	December 31, 2024
At cost:
Computer	$527,759	$526,272
Office equipment	51,920	54,658
Furniture and fixtures	9,992	10,054
Renovation	555,314	484,475
	1,144,985	1,075,459
Less: accumulated depreciation	(802,296)	(667,588)
	342,689	407,871

Depreciation expense for the three months period ended September 30, 2025 and 2024 were $48,437 and $60,867, respectively.

Depreciation expense for the nine months period ended September 30, 2025 and 2024 were $140,844 and $182,344, respectively.

NOTE－10 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	September 30, 2025	December 31, 2024

Amounts due to related parties (a)	$10,230	$8,568

(a)	The amounts represented temporary advances to the Company related parties (two officers), which were unsecured, interest-free and had no fixed terms of repayments.

NOTE－11 ACCRUED LIABILITIES AND OTHER PAYABLES

	September 30, 2025	December 31, 2024

Accrued payroll	$90,915	$918,472
Accrued VAT expenses	40,842	177,616
Accrued taxes	1,201,791	1,483,438
Accrued litigation compensation (a)	818,353	2,116,847
Customer deposit	8,722,473	10,172,396
Customer refund	888,292	856,829
Other payables	779,153	712,185
Pension provision	122,039	111,523
Accrued COGS	162,581	47,969
Other accruals (b)	1,580,317	1,726,252
Total accrued liabilities and other payables	$14,406,756	$18,323,527

(a)	The accrued litigation compensation comprises two litigations, including Narain case of $1,298,495 which has been covered by a secured bond paid and issued during the financial year ended December 31, 2024, and Yeah1 case of $818,353, both disclosed under Note 21 Commitments and contingencies – Litigation.

(b)	The other accruals comprise consultancy fee, professional fee, directors fee and general operating expenses.

F-32

NOTE－12 LEASES

We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified plant and equipment explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Condensed Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of September 30, 2025 and December 31, 2024.

As of September 30, 2025, the leases used a weighted average incremental borrowing rate of 4.90% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2.28 years.

As of December 31, 2024, the leases used a weighted average incremental borrowing rate of 5.63% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2.32 years.

During the nine months period ended September 30, 2025, 4 new lease arrangements was entered, and accounted as per ASC Topic 842.

The Company excluded short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense, as follows:

	Nine months ended September 30,
	2025	2024

Operating lease expense (per ASC 842)	$356,463	$319,559
Short-term lease expense (other than ASC 842)	60,656	60,247
Total lease expense	$417,119	$379,806

As of September 30, 2025, right-of-use assets were $838,050 and lease liabilities were $839,354.

As of December 31, 2024, right-of-use assets were $751,672 and lease liabilities were $753,375.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

F-33

Future Contractual Lease Payments as of September 30, 2025

The below table summarizes our (i) minimum lease payments over the next five years and after, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next five years and after ending September 30:

Periods ended September 30,	Operating lease amount
2026	$300,674
2027	192,526
2028	116,370
2029	116,370
2030	116,370
after	101,668
Total	943,978
Less: interest	(104,624)
Present value of lease liabilities	$839,354
Less: non-current portion	(574,505)
Present value of lease liabilities – current liability	$264,849

NOTE－ 13 LOAN

	September 30, 2025	December 31, 2024

Loan – A (i)	$7,810	$13,210
Loan – B (ii)	—	99,831
Loan – C (iii)	116,040	—
	123,850	113,041

i)	On August 17, 2021, the newly acquired subsidiary, Gorilla Networks Pte. Ltd., received a loan from a bank of SGD 50,000, approximately $35,937 for a term of 60 months until August 31, 2026. The effective interest rate is 4.75%. For the nine months ended September 30, 2025 and 2024, the Company recognized the interest expense of $393 and $661, respectively. For the three months ended September 30, 2025 and 2024, the Company recognized the interest expense of $108 and $203, respectively.

ii)	On September 30, 2024, the Company purchased the Directors and Officers (D&O) insurance at a premium fee of $161,692 for a term of 12 months. Also, the Company entered a loan agreement with First Insurance Funding to finance 85% of the total premium, to repay the premium of $137,226. The Company paid the down-payment of $24,466 (15%) and remaining balance $137,226 (85%) to be repaid by 10 instalments until July 30, 2025, with a total interest imposed of $5,390. For the nine months ended September 30, 2025 and 2024, the Company recognized the interest expense of $2,763 and $0, respectively. For the three months ended September 30, 2025 and 2024, the Company recognized the interest expense of $100 and $0, respectively.

iii)	On August 17, 2025, the Company purchased the Directors and Officers (D&O) insurance at a premium fee of $145,050 for a term of 12 months. Also, the Company entered a loan agreement with First Insurance Funding to finance 80% of the total premium, to repay the premium of $116,040. The Company paid the down-payment of $29,010 (20%) and remaining balance $116,040 (80%) to be repaid by 10 instalments until July 30, 2026, with a total interest imposed of $4,124. For the three and nine months ended September 30, 2025 and 2024, no interest expense was incurred.

NOTE－14 SHAREHOLDERS’ EQUITY (DEFICIT)

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 55,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. All share and per share information in these unaudited condensed financial statements and its footnotes have been retroactively adjusted for the periods presented.

The holders of the Company’s common stock are entitled to the following rights:

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

F-34

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s common stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Common stock outstanding

As of September 30, 2025 and December 31, 2024, the Company had a total of 6,105,525 and 3,718,030 shares of its common stock issued and outstanding, respectively.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the reverse stock split.

On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC, related to the offering of 192,593 shares of the Company’s common stock (the “Firm Shares”), at a public offering price of $135.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company’s common stock was listed on the Nasdaq Capital Market on November 9, 2021 and began trading on such date. The closing (the IPO Closing.) of the offering and sale of the Firm Shares and the sale of 236,111 Option Shares occurred on November 12, 2021. Aggregate gross proceeds from the closing related to the Firm Shares and the Option Shares was $26,000,001 and $2,124,999, respectively. The Company incurred expenses of $2,677,846 in connection with the IPO.

Upon the closing of the IPO, all outstanding shares of preferred stock series A, B, B-1, C and C-1 were automatically converted into 59,259 shares, 50,960 shares, 3,200 shares, 31,040 shares and 279,680 shares of the Company’s common stock for the value of $8,000,000, $3,412,503, $466,720, $8,353,373 and $5,536,832, respectively.

On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares has changed to 6,333,333 shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

The forward stock split and reverse stock split described above had no effect on the stated value of the preferred stock, and the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance with the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

During the nine months period ended September 30, 2025 and 2024, the Company issued 0 and 133,333 shares of common stock to consultants in exchange for consulting services value at $0 and $330,000, respectively.

During the three months ended September 30, 2025 and 2024, the Company did not issue any shares of common stock to consultants in exchange for consulting services.

During the nine months period ended September 30, 2025 and 2024, the Company issued 837,495 and 202,754 shares of common stock to fourteen and nineteen of its employees as compensation valued at $1,044,789 and $407,233, respectively.

During the three months period ended September 30, 2025 and 2024, the Company issued 794,464 and 144,993 shares of common stock to fourteen and nineteen of its employees as compensation valued at $980,289 and $278,533, respectively.

F-35

During the nine months ended September 30, 2025 and 2024, the Company issued 0 and 300,000 shares of common stock for private placement valued at $0 and $200,000, respectively.

During the three months ended September 30, 2025 and 2024, no shares were issued for private placement.

During the nine months period ended September 30, 2025 and 2024, the Company issued 0 and 24,631 shares of common stock for settlement of acquisition of subsidiary valued at $0 and $75,002, respectively.

During the three months ended September 30, 2025 and 2024, no shares were issued for settlement of acquisition of subsidiary.

During the nine months period ended September 30, 2025 and 2024, the Company issued 1,250,000 and 0 shares issued for At-The-Market (ATM) equity offering program value at $1,879,756 and $0, respectively.

During the three months period ended September 30, 2025 and 2024, the Company did not issue any shares of common stock for At-The-Market (ATM) equity offering program, respectively.

During the nine months period ended September 30, 2025 and 2024, the Company’s subsidiaries issued 1,800,000 and 0 shares for convertible notes value at $2,700,000 and $0, respectively. The convertible notes have been fully converted into the common stock of the subsidiaries.

During the three months period ended September 30, 2025 and 2024, no convertible notes has been issued by the Company’s subsidiaries.

During the three and nine months period ended September 30, 2025 and 2024, the Company’s subsidiaries issued 3,750,000 and 0 shares of common stock of Nusatrip Incorporated at an initial public offering price of $4.00 per share after deducting underwriting discounts, underwriter expense allowance and other expenses at $13,144,319 and $0, respectively.

During the three and nine months period ended September 30, 2025 and 2024, the Company’s subsidiaries issued 562,500 and 0 shares of common stock of Nusatrip Incorporated sell to the underwriters up to an additional 562,500 shares at $2,060,000 and $0, respectively.

Warrants

In August 2019, the Company issued 1,400 warrants to purchase 1,400 shares of its common stock to one employee as compensation for his services to the Company, at a fair value of $17,500. Each warrant is convertible into one share of common stock at an exercise price of $0.0015 per share. The warrants will expire on the second (2nd) anniversary of the initial date of issuance. As at December 31, 2019, none of the warrants have been exercised. 1,400 shares were fully exercised during the year ended December 31, 2020.

In December 2020, the Company issued a certain number of warrants pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant allows the holder to purchase one C-1 preferred stock at a price of $6,300 per share. The warrants shall be exercisable on or before December 31, 2020, 2021 and 2022. During the year ended December 31, 2022, the Company issued 126 warrants.

In December 2020, a total of 56 warrants were exercised in exchange for 56 Series C-1 preferred stocks. (refer note 15 for details).

Below is a summary of the Company’s issued and outstanding warrants as of September 30, 2025 and December 31, 2024. In December 2020, a total of 838 warrants were exercised in exchange for 838 Series C-1 preferred stocks:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2023	252,929	53.55	3.02
Outstanding as of December 31, 2024	252,929	53.55	2.00
Issued (c)	—	—	—
Exercised	—	—	—
Expired	(16,263)	53.55	—
Outstanding as of September 30, 2025	236,666	$53.55	1.38

F-36

There is no intrinsic value for the warrants as of September 30, 2025 and December 31, 2024.

(a)	Common stock will be issued upon exercise of the 9,630 warrants having intrinsic value of $0 and $73,667 as of December 31, 2022 and 2021, respectively.

(b)	Series C-1 Preferred Stock will be issued upon the exercise of the warrants. The Series C-1 Preferred Stock was automatically converted into 0 and 77,200 shares of common stock with the intrinsic value of $0 and $10,433,580 as of December 31, 2022 and 2021, respectively.

(c)	Common stock will be issued upon warrants exercise of the 243,299 warrants having no intrinsic value as of December 31, 2022.

On April 19, 2021, the Company extended the expiry date of the Warrant issued to the Series C-1 Preferred Stockholder by six months from June 30, 2021 to December 31, 2021. Further, on November 16, 2021, the Company extended the expiry date of the Warrant issued to the Series C-1 Preferred Stockholder by six months from December 31, 2021 to June 30, 2022. The Company considered this warrant as permanent equity per ASC Topic 815-40-35-2, the warrants would not be marked to market at each financial reporting date. However, where there is a subsequent change in assumptions related warrants (in the instant case, an extension of the expiration date of the warrants), the difference between the amount originally recorded and the newly calculated amount, based upon the changed assumptions, is determined and the difference between the before and after valuation is recorded as an expense, with the corresponding credit to additional paid-in capital. No additional warrants modification expense were recorded as of September 30, 2025 and September 30, 2024, respectively.

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions.

Schedule of Stock options assumptions:

	Before modification	After modification
Dividend rate	0%	0%
Risk-free rate	0.06%	0.12%
Weighted average expected life (years)	9 months	18 months
Expected volatility	25%	25%
Exercise price	$1.4	$1.4

The Company considered 25% volatility as from inception through the date of the Company common stocks.

Ex-director’s Stock option

On December 8, 2021, the Board of Directors approved a grant to Dennis Nguyen of a 10-year stock option to purchase 129,685 shares of common stock at an exercise price of $97.35 per share that are vested and are exercisable at any time.

Schedule of Stock Option:

	Share option	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2023	129,684	$97.35	8
Outstanding as of December 31, 2024	129,684	$97.35	7
Outstanding as of September 30, 2025	129,684	$97.35	6.25

The total fair value of options vested during the three and nine months period ended September 30, 2025 and 2024 was $0.

F-37

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions for the nine months ended September 30,2025 and 2024:

December 8, 2021
Dividend rate	0%
Risk-free rate	1.52%
Weighted average expected life (years)	10 years
Expected volatility	130%
Share price	$6.49

Ex-director’s stock awards

	Stock awards	Weighted average exercise price	Weighted average remaining contractual life
Unvested as of December 31, 2022	21,732	$114.75	0.92 years
Vested	(21,732)	114.75	—
Unvested as of December 31, 2023, 2024 and September 30, 2025	—	—	—

The Company issued 54,330 shares of its common stock on September 1, 2021 (“start date”) of which 43,464 shares shall be subject to vesting. The shares shall vest in accordance with the following vesting schedule: 10,866 vesting shares will vest every six-months for a two-year period from the start date, with the first vesting date being March 1, 2022. For the three and nine months period ended September 30, 2025 and 2024, the Company did not recognize any amortization of stock compensation expense.

NOTE－15 PREFERRED STOCKS AND WARRANTS

As of September 30, 2025 and December 31, 2024, the Company’s preferred stocks have been designated as follow:

	No. of shares	Stated Value
Series A Convertible Preferred Stock	10,000	$1,000
Series B Convertible Preferred Stock	10,000	$1,336
Series B-1 Convertible Preferred Stock	15,000	$2,917
Series C Convertible Preferred Stock	15,000	$5,763
Series C-1 Convertible Preferred Stock	30,000	$420
Series X Super Voting Preferred Stock	153,500	$0.0001

All of the Series A, B, B-1, C, and C-1 Preferred Shares were issued at a value of respective stated value per share. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified all these Series of Preferred Shares within mezzanine equity in the consolidated balance sheet.

Series X Super Voting Preferred Stock was issued a par value per share. This Series of Preferred Shares does not contain a conversion option, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the Series of Preferred Shares within permanent equity in the consolidated balance sheet.

Voting Rights: (1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock; and

(a)	adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

(2) The affirmative vote of at least a majority of the holders of the shares of the Series A Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;

F-38

(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);

(c)	increase or decrease (other than decreases resulting from conversion of the Series A Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and

(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Conversion Rights (Series A Preferred Stock): Upon the consummation of this offering, the issued and outstanding shares of Series A Preferred Stock automatically convert into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the aggregate Stated Value of the issued and outstanding Series A Preferred Stock plus any other amounts due to the holders thereof divided by (y) the offering price of the Company’s common stock. If 90 days after conversion, the closing market price of the Company’s common stock as quoted on Nasdaq (the “Market Value”) has decreased below the initial public offering price, each holder of the Series A Preferred Stock shall be issued a warrant to purchase a number of shares of the Company’s common stock equal to 40% of the quotient of the (a) aggregate Stated Value held by such holder before conversion at the initial public offering price and the Market Value of the shares of common stock that were issuable upon conversion divided by (b) the Market Value. The warrants shall have a term of five years and shall be exercisable at the Market Value.

Conversion Rights (Preferred Stock other than Series A and Series X Super Voting Preferred Stock): Upon the consummation of this offering, each issued and outstanding share of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock will automatically convert into 750 shares of the Company’s common stock. Series X Super Voting Preferred stock shall not have any rights to convert into the Company’s common stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the “Series Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

Series A Preferred Shares

No Series A Preferred Stocks were issued during the three and nine months period ended September 30, 2025 and 2024.

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Upon the IPO Closing, all outstanding shares of Series A Preferred Stocks were automatically converted into 888,889 shares of the Company’s common stock valued at $8,000,000, equal to approximately $9 per share.

As of September 30, 2025 and December 31, 2024, there were no shares of Series A Preferred Stocks issued and outstanding, respectively.

Series B Preferred Stocks

No Series B Preferred Stocks were issued three and nine months period ended September 30, 2025 and 2024.

Upon the IPO Closing, all outstanding shares of Series B Preferred Stock were automatically converted into 764,400 shares of the Company’s common stock valued at $3,412,503, equal to approximately $4.46 per share.

As of September 30, 2025 and December 31, 2024, there were no shares of Series B Preferred Stocks issued and outstanding, respectively.

Series B-1 Preferred Shares

There was no Series B-1 Preferred Stocks issued during the three and nine months period ended September 30, 2025 and 2024.

Upon the IPO Closing, all outstanding shares of Series B-1 Preferred Stocks were automatically converted into 48,000 shares of the Company’s common stock valued at $466,720, equal to approximately $9.72 per share.

As of September 30, 2025 and December 31, 2024, there were no shares of Series B-1 Preferred Stocks issued and outstanding, respectively.

Series C Preferred Shares

No Series C Preferred Stocks were issued during the three and nine months period ended September 30, 2025 and 2024.

Upon the IPO Closing, all outstanding shares of Series C Preferred Stocks were automatically converted into 465,600 shares of the Company’s common stock valued at $8,353,373, equal to approximately $17.9 per share.

As of September 30, 2025 and December 31, 2024, there were no shares of Series C Preferred Stocks issued and outstanding, respectively.

Series C-1 Preferred Shares

No Series C-1 Preferred Stocks were issued during the three and nine months period ended September 30, 2025 and 2024.

The Company accounts for warrants issued in accordance with the guidance on “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” in Topic 480. These warrants did not meet the criteria to be classified as a liability award and therefore were treated as an equity award and classified the Series C-1 Preferred Stocks within mezzanine equity in the consolidated balance sheet.

Upon the IPO Closing, all outstanding shares of Series C-1 Preferred Stocks were automatically converted into 4,195,200 shares of the Company’s common stock valued at $5,536,832, equal to approximately $1.21 per share.

As of September 30, 2025 and December 31, 2024, there were no shares of Series C-1 Preferred Stocks issued and outstanding, respectively.

Series X Super Voting Preferred Shares

During the three months period ended 2024, Thoughtful Media Group Incorporated and Nusatrip Incorporated issued 75,000 and 75,000 Series X Super Voting Preferred Stock to director.

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In August 2021, the Company created a new series of preferred stock titled “Series X Super Voting Preferred Stock”, at par value, consisting of 3,500 shares. The Series X Super Voting Preferred Stock carries certain rights and privileges including but not limited to the right to 10,000 votes per share) to vote on all matters that may come before the stockholders of the Corporation, voting together with the common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights. The Series X Super Voting Preferred Stock is accounted for as an equity classification.

On September 3, 2024, the subsidiaries, Thoughtful Media Group Incorporated and Nusatrip Incorporated, each issued 75,000 shares of their Super Voting Preferred Stock to their respective director, totaling 150,000 shares. On October 14, 2024, the subsidiaries cancelled the Company’s Super Voting Preferred Stock previously issued to their director, and the 150,000 Super Voting Preferred Shares are now held as treasury stock.

As of September 30, 2025 and December 31, 2024, there were 153,500 and 153,500 shares of Series X Super Voting Preferred Stocks issued and outstanding, respectively.

NOTE－ 16 TREASURY STOCK

On January 25, 2023, the Board of Directors (“Board”) authorized a $2,000,000 share repurchase program. Subsequently on February 14, 2025, the Board authorized a revise of the share repurchase program to $3,371,000. The following table presents information with respect to repurchases of common stock during the nine months period ended September 30, 2025 and 2024:

Nine months ended September 30,
	2025	2024

Aggregate common stock repurchased	$—	$—
Weighted average price paid per share	—	—
Total amount paid	$—	$—

On October 14, 2024, the Company have cancelled the Company’s Super Voting Preferred Stock to the former director, and the 150,000 Super Voting Preferred Stocks issued are held as treasury stock.

As of September 30, 2025 and December 31, 2024, we had up to $0 and $0 of the share repurchase program available, respectively. Under the share repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the SEC and other applicable legal requirements. The timing and amount of any shares of our common stock that are repurchased under the share repurchase program will be determined by our management based on market conditions and other factors. The share repurchase program does not obligate us to acquire any particular amount of common stock, and may be modified, suspended or discontinued at any time or from time to time at our discretion.

NOTE－ 17 INCOME TAXES

For the nine months period ended September 30, 2025 and 2024, the local (“Nevada”) and foreign components of loss before income taxes were comprised of the following:

	Nine months ended September 30,
	2025	2024
Tax jurisdiction from:
- Local	$3,789,274	$2,369,812
- Foreign	2,716,871	3,736,942
Loss before income taxes	$6,506,145	$6,106,754

F-41

The provision for income taxes consisted of the following:

	Nine months ended September 30,
	2025	2024
Current:
- United States - Federal	$—	$—
- United States - States	—	23,647
- Vietnam	—	4,050
- India	1,735	1,864
- Philippine	11,553	—
- Indonesia	53,583	—
- Thailand	—	27,241
- Chinese Mainland	1,007	—
- Hong Kong	—	—

Income tax expense	$67,878	$56,802

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States.

As of September 30, 2025, the operation in the United States incurred $40,033,713 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $8,407,080 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Singapore

The Company’s subsidiary is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of September 30, 2025, the operation in the Singapore incurred $15,815,441 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $2,688,625 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year.

As of September 30, 2025, the operation in the Vietnam incurred $6,309,806 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 5 years, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $1,261,961 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

India

The Company’s subsidiary operating in India is subject to the India Income Tax at a standard income tax rate of 25% during its tax year.

As of September 30, 2025, the operation in the India incurred $6,892 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $1,735.

Indonesia

The Company’s subsidiary is registered in Indonesia and is subject to the tax laws of Indonesia.

As of September 30, 2025, the Company’s subsidiary operations in Indonesia incurred $1,306,049 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 5 years, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $287,331 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future

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Philippines

The Company’s subsidiary is registered in the Philippines and is subject to the tax laws of the Philippines.

As of September 30, 2025, the Company’s subsidiary operations in Philippines incurred $1,375,232 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 3 years, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $343,808 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Thailand

The Company’s subsidiary is registered in Thailand and is subject to the tax laws of Thailand.

As of September 30, 2025, the Company’s subsidiary operations in Thailand incurred $681,413 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 5 years, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $136,283 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

The Company’s subsidiary is registered in Malaysia and is subject to the tax laws of Malaysia.

As of September 30, 2025, the Company’s subsidiary operations in Malaysia incurred $5,367 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 7 years, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $1,288 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Chinese Mainland

The Company’s subsidiary is registered in Chinese Mainland and is subject to the tax laws of Chinese Mainland.

The Company’s subsidiary operating in Chinese Mainland is subject to the Chinese Mainland Income Tax at a standard income tax rate of 25% during its tax year.

As of September 30, 2025, the operation in the Chinese Mainland at a standard income tax incurred $20,140 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $1,007.

Hong Kong

The Company’s subsidiary is registered in Hong Kong and is subject to the tax laws of Hong Kong.

As of September 30, 2025, the Company’s subsidiary operations in Hong Kong incurred $51,531 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $8,503 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Deferred tax assets and liabilities are recognized for future tax consequences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the tax year in which the differences are expected to reverse. Significant deferred tax assets and liabilities of the Company as of September 30, 2025 and December 31, 2024 consist of the following:

Schedule of Deferred Tax Assets and Liabilities

	September 30, 2025	December 31, 2024
Deferred tax assets:
Software intangibles (U.S)	$150,465	$150,465
Deferred Stock Compensation (U.S.)	5,864,670	5,864,670
Net operating loss carryforwards
- United States	8,407,080	7,830,738
- Singapore	2,688,625	2,396,800
- Vietnam	1,261,961	1,199,440
- Philippines	343,808	316,349
- Indonesia	287,331	197,995
- Thailand	136,283	106,389
- Malaysia	1,288	1,823
- Hong Kong	8,503	—
	19,150,014	18,064,669
Less: valuation allowance	(19,138,924)	(18,006,319)
Deferred tax assets, net	$11,090	$58,350

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The Internal Revenue Code includes a provision, referred to as Global Intangible Low-Taxed Income (“GILTI”), which provides for a 10.5% tax on certain income of controlled foreign corporations. We have elected to account for GILTI as a period cost if and when occurred, rather than recognizing deferred taxes for basis differences expected to reverse.

The Company is subject to taxation in the U.S. and various foreign jurisdictions. U.S. federal income tax returns for 2018 and after remaining open to examination. We and our subsidiaries are also subject to income tax in multiple foreign jurisdictions. Generally, foreign income tax returns after 2017 remain open to examination. No income tax returns are currently under examination. As of September 30, 2025 and December 31, 2024, the Company does not have any unrecognized tax benefits, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the three and nine months period ended September 30, 2025 and 2024, there were no penalties or interest recorded in income tax expense.

NOTE－ 18 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in all countries operating in the Company. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the nine months period ended September 30, 2025 and 2024, $216,793 and $190,251 contributions were made accordingly. During the three months period ended September 30, 2025 and 2024, $113,565 and $62,865 contributions were made accordingly.

NOTE－ 19 RELATED PARTY TRANSACTIONS

From time to time, a shareholder and director of the Company advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

The Company paid to the key management personnel, the total salaries of $187,500 and $187,500 during the three months ended September 30, 2025 and 2024, respectively.

The Company paid to the key management personnel, the total salaries of $562,500 and $562,200 during the nine months ended September 30, 2025 and 2024, respectively.

The Company issued 160,000 and 0 shares of common stock to the key management personnel for incentive of $199,200 and $0 during the three months ended September 30, 2025 and 2024, respectively.

The Company issued 160,000 and 0 shares of common stock to the key management personnel for incentive of $199,200 and $0 during the nine months ended September 30, 2025 and 2024, respectively.

The Company subsidiary paid their one officer, total professional fee of $1,788 and $1,855 during the three months ended September 30, 2025 and 2024, respectively.

The Company subsidiary paid their one officer, total professional fee of $5,372 and $6,299 during the nine months ended September 30, 2025 and 2024, respectively.

The Company paid and accrued to its shareholders, total professional fee of $0 and $250,000 during the nine months ended September 30, 2025 and 2024, respectively.

On August 1, 2025, the Company disposed two of its subsidiaries, Gorilla Networks Pte Ltd and Gorilla Networks (VN) LLC to its common shareholders at a consideration of $1.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

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NOTE－20 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three and nine months period ended September 30, 2025 and 2024, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Three Months Ended September 30, 2025		September 30, 2025
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$212,210	15.37%	$97,371
Customer B	$424,123	30.73%	$—

	Nine Months Ended September 30, 2025		September 30, 2025
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$1,284,480	23.98%	$97,371
Customer B	$939,844	17.55%	$—

	Three Months Ended September 30, 2024		September 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$809,603	48.31%	$277,436

	Nine Months Ended September 30, 2024		September 30, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$2,679,083	51.19%	$277,436

(b) Major vendors

For the three and nine months period ended September 30, 2025 and 2024, the vendors who accounts for 10% or more of the Company’s cost of sales and its outstanding payable balance as at year-end date, are presented as follows:

	Three Months ended September 30, 2025		September 30, 2025
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$29,697	6.02%	$3,674
Vendor B	$76,847	15.59%	$19,333

	Nine Months ended September 30, 2025		September 30, 2025
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$287,366	11.10%	$3,674
Vendor B	$278,464	10.75%	$19,333

F-45

	Three Months ended September 30, 2024		September 30, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$281,220	21.46%	$108,947

	Nine Months ended September 30, 2024		September 30, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$802,420	20.52%	$108,947

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors affecting the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, SGD, PHP, INR, IDR, MYR, THB, HKD and CNY and a significant portion of the assets and liabilities are denominated in VND, SGD, INR, IDR, MYR, THB, HKD and CNY. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, SGD, PHP, INR, IDR, MYR, THB, HKD and CNY. If VND, SGD, PHP, INR, IDR, MYR, THB, HKD and CNY depreciate against US$, the value of VND, SGD, PHP, INR, IDR, MYR, THB, HKD and CNY revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e) Economic and political risks

The Company’s operations are conducted in the Republic of Vietnam. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company’s operations in the Vietnam and India are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Vietnam and India, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE－21 COMMITMENTS AND CONTINGENCIES

As of September 30, 2025, the Company had no material commitments or contingencies.

Litigation

The Company is currently litigating three cases pending in the Supreme Court for the State of New York, New York County.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company. Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

F-46

In one of those actions, brought by Rahul Narain, a former employee claims entitlement to compensation and a bonus totalling $566,000 and 130-195 shares of Company common stock, together with costs. For the 130 shares he contends were not delivered, he alleges damages of approximately $750,000. The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty. The former employee has responded to the Company’s counterclaims and discovery has been conducted. The discovery phase is now over. The Company filed a motion for partial summary judgment to dismiss Rahul Narain’s claims for damages associated with the 130-195 shares of the Company’s common stock. Rahul Narain has filed a motion for partial summary judgment on his claims for compensation and for damages he alleges associated with his contention that the Company did not deliver the shares of common stock under a warrant. In that motion he seeks the monetary value of that stock, which he contends is $749,190 plus interest, and also seeks partial summary judgment for his claim seeking $566,000 in compensation, specifically to the motion, he seeks $60,000. His motion also seeks to dismiss the Company’s counterclaims. Rahul Narain has also filed a motion in limine to preclude the Company’s expert witness as to damages for some of the Company’s counterclaims. The Court denied the Company’s motion for summary judgment and granted Mr. Narain’s motion for summary judgment on his claims on the warrant and for a portion of his salary, giving him a recovery of $749,190 plus interest as of September 4, 2019 and for his salary of $10,000 per month for the months of September, October, and November of 2023 plus interest, and denied the remainder of his motion, including those portions seeking to dismiss the Company’s counterclaims and to preclude the Company’s expert witness. The Company has filed a Notice of Appeal of this decision and has also filed a motion to reargue the decision. Following the grant of partial summary judgment, a judgment was entered in the office of the Clerk of the Supreme Court in the amount of $1,082,078.91. Subsequently, Mr. Narain served a restraining notice on the Company and has made a motion to appoint a receiver to sell Thoughtful Media Group Inc. and NusaTrip Inc. and disburse proceeds to Mr. Narain sufficient to satisfy the judgment, granting the receiver the right to retain counsel and bankers and to pay them from the proceeds of such sale, or in the alternative, directing the Company to pay Mr. Narain from the sale of any of its assets to satisfy the judgment and enjoining the company from diverting those funds to anyone else until the judgment is satisfied. The Company bonded the judgment and therefore the Court denied the motion without prejudice. In that same Order, the Court denied the Company’s motion to reargue Mr. Narain’s motion for partial summary judgment. Finally, the parties recently attempted to mediate their claims before the Appellate Division, First Department, however such efforts did not result in a settlement. The Company intends to continue to defend Mr. Narain’s claims vigorously.

In the other employment action, brought by Thomas O’Connor, a former employee, and CVO Advisors Pte. Ltd., involves claims of entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs. This former employee also made claims based on a failure to deliver between 1,721 and 2,536 shares of the Company’s common stock. For the 1,721 shares of stock which he contends were not delivered, he alleges damages of $9,918,000. In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock. The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud. The former employee has responded to the Company’s counterclaims and this action is still in the discovery phase of litigation. Thomas O’Connor has filed a motion to strike the Company’s answer and counterclaims or in the alternative precluding Society Pass from offering evidence or for a Conditional Order for production. Thomas O’Connor has also filed a motion for partial summary judgment on his cause of action regarding the 1,721 shares of stock that were allegedly not delivered and is seeking the cash value of those shares. The Court granted that motion in part, deciding that Mr. O’Connor validly exercised 1,148 shares under the subject warrant. The Court denied that portion of the motion as it relates to the value of those shares. Mr. O’Connor has not retained an expert to testify as to their value. The Company has retained an expert who has determined the value of the shares to be significantly less than alleged and issued a report of his opinions. CVO has filed a motion for summary judgment on its claim for the $8,000,000 worth of Series A Preferred Stock, seeking the alleged cash value of those shares. The Company has opposed that motion, and the motion was denied. In addition, the Company has appealed the grant of the motion on liability and Mr. O’Connor has appealed the denial of the motion on the damages portion. The Company filed a Notice of Appeal with respect to same. In addition, Mr. O’Connor had filed a motion to restrain and enjoin the company from transferring or otherwise disposing any of its assets, including but not limited to extraordinary cash or equity/option payouts to its directors and officers and from transferring or otherwise disposing any of its operating assets, including but not limited to Thoughtful Media Group Inc., NusaTrip Inc., and any other of the Company’s majority owned corporate subsidiaries. The motion was denied, but granted in part to the extent that the Company must promptly inform Mr. O’Connor of any agreement(s) to sell its subsidiaries. The Court also scheduled a valuation hearing for the shares granted in Mr. O’Connor’s motion for summary judgment which will take place on May 29 and 30 of 2024. Mr. O’Connor has made a motion in limine to preclude the Company’s expert from testifying at such valuation hearing, which has been denied.

The third case was brought by the Company against former employees Mr. Narain and Mr. O’Connor, in addition to two companies they started, operating under the name Growth Hero. The Company commenced this action on May 18, 2023. The Company alleges, inter alia, that Narain, O’Connor, and Growth Hero misappropriated the Company’s intellectual property and alleges other related torts pertaining to the business conducted by Growth Hero. The Company brought claims sounding in breach of contract, breach of the implied covenant of good faith and fair dealing, misappropriation of trade secrets, unfair competition, breach of fiduciary duties, violation of the Stored Communication Act, and for a permanent injunction. The Company seeks damages in an amount to be determined at trial. The Company has filed a motion to extend the time to service of process on Mr. O’Connor and the corporate entities and for leave to serve them via email, and has also initiated a Hague Convention application for international service upon them. The motion was granted to the extent that the Company’s time to serve Mr. O’Connor has been extended, without prejudice to renew. Rahul Narain has been served with process and has made a motion to dismiss the claims against him. The Company has submitted an opposition to this motion. The motion was granted due to the Court’s opinion that the claims set forth against Mr. Narain in this case were the same as the counterclaims asserted against Mr. Narain in his lawsuit against the Company.

The Company disputes each claim in the above referenced matters and intends to defend the pending actions noted above. The ultimate outcome of any damages that may become payable if its defence is unsuccessful in whole or in part is not probable nor estimable at this time. While the Company feels confident in its defence of these pending matters, there can be no assurance that it will prevail and that any damages that may be awarded will not be material to the results of operations or financial condition of the Company.

Yeah1 litigation payables of $818,353 for the period ended September 30, 2025 arose from a final award (the “Final Award”) issued by an arbitration tribunal against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,532 for legal fees and costs to the respondents of an arbitration (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company, even though no judgment enforcement or collection procedure has been initiated in California or in Thailand.

The Company does not believe any of the foregoing actions will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE－22 SUBSEQUENT EVENTS

On October 21, 2025, the Company’s 99% owned subsidiary, Nusatrip International Pte. Ltd. (“NIPL”), incorporated Nusatrip Flight Limited (“NFHK”) for HK$780,000, under the laws of the Hong Kong Special Administrative Region, engaged in online ticketing and reservation services.

Save as disclosed above, the Company’s management has evaluated subsequent events up to the date of these condensed consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to disclose.

F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Society Pass Incorporated

Opinion on the Financial Statements

We have audited the consolidated balance sheets of Society Pass Incorporated and subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and other comprehensive loss, consolidated statements of shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainties

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has suffered a net loss of $10,237,297, working capital deficit of $8,754,740 and total shareholders’ deficit of $2,412,705 as at December 31, 2024 that cast substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2022.

PCAOB ID 6732

Singapore

April 15, 2025

F-48

SOCIETY PASS INCORPORATED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”))

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$7,630,079	$3,628,670
Restricted cash	53,900	95,312
Accounts receivable, net	1,111,161	1,338,170
Inventories	157,734	431,483
Contract assets	333,188	247,368
Deposits, prepayments and other receivables	5,189,850	2,207,774
Total current assets	14,475,912	7,948,777

Non-current assets:
Intangible assets, net	5,504,047	6,081,728
Goodwill	81,849	88,197
Plant and equipment, net	407,871	686,658
Right of use assets, net	751,672	1,407,956
Deferred tax assets	58,350	149,858
Total non-current assets	6,803,789	8,414,397

TOTAL ASSETS	$21,279,701	$16,363,174

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payables	$2,997,994	$1,690,651
Contract liabilities	1,426,901	1,265,753
Accrued liabilities and other payables	18,323,527	6,866,169
Due to related parties	8,568	9,900
Operating lease liabilities	360,621	563,276
Loans	113,041	21,313
Total current liabilities	23,230,652	10,417,062

Non-current liabilities
Operating lease liabilities	392,754	847,950
Deferred tax liabilities	69,000	69,000
Total non-current liabilities	461,754	916,950

TOTAL LIABILITIES	23,692,406	11,334,012

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,766,500 and 4,916,500 shares undesignated as of December 31, 2024 and 2023, respectively
Series A shares: 10,000 shares designated; 0 and 0 Series A shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Series B shares: 10,000 shares designated; 0 and 0 Series B shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Series B-1 shares: 15,000 shares designated; 0 and 0 Series B-1 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Series C shares: 15,000 shares designated; 0 and 0 Series C shares issued and outstanding as of December 31, 2024 and 2023, respectively, net of issuance cost	—	—
Series C-1 shares: 30,000 shares designated; 0 and 0 Series C-1 shares issued and outstanding as of December 31, 2024 and 2023, respectively, net of issuance cost	—	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Series X Super Voting Preferred Stock, $0.0001 par value, 153,500 shares designated; 153,500 and 3,500 Series X shares issued and outstanding as of December 31, 2024 and 2023, respectively	15	—
Common shares; $0.0001 par value, 6,333,333 shares authorized; 3,718,030 and 2,217,491 shares issued and outstanding as of December 31, 2024 and 2023, respectively	372	222
Subscription receivable	(233,000)	—
Additional paid-in capital	108,037,513	105,606,538
Less: Preferred stock held in treasury, at cost; 150,000 and 0 shares at December 31, 2024 and 2023, respectively	(15)	—
Less: Common shares held in treasury, at cost; 51,902 and 74,107 shares December 31, 2024 and 2023, respectively	(54,928)	(785,525)
Accumulated other comprehensive income (loss)	272,917	(242,129)
Accumulated deficit	(110,161,683)	(99,272,691)
Total equity (deficit) attributable to Society Pass Incorporated	(2,138,809)	5,306,415
Non-controlling interest	(273,896)	(277,253)
TOTAL SHAREHOLDERS’ (DEFICIT) EQUITY	(2,412,705)	5,029,162
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$21,279,701	$16,363,174

See accompanying notes to consolidated financial statements.

F-49

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2024	2023

Revenue, net
Sales – online ordering	$34,808	$512,124
Sales – digital marketing	6,173,970	5,966,611
Sales – online ticketing and reservation	885,017	1,606,800
Sales – data	4,898	24,018
Software sales	6,837	62,082
Total revenue	7,105,530	8,171,635

Cost of sales:
Cost of online ordering	(38,905)	(474,576)
Cost of digital marketing	(5,123,662)	(4,953,510)
Cost of data	(50,750)	(44,750)
Software sales	(29,299)	(228,809)
Total cost of revenue	(5,242,616)	(5,701,645)

Gross income	1,862,914	2,469,990

Operating expenses:
Sales and marketing expenses	(341,461)	(577,931)
Software development costs	(54,644)	(55,645)
General and administrative expenses	(10,788,141)	(19,796,832)

Total operating expenses	(11,184,246)	(20,430,408)

Loss from operations	(9,321,332)	(17,960,418)

Other income (expense):
JV income	—	7,638
Gain on early lease termination	—	1,064
Gain on disposal of plant and equipment	205	1,438
Impairment loss of goodwill	(6,348)	—
Impairment loss of intangible assets	(135,000)	(276,000)
Interest income	13,447	160,702
Interest expense	(152,144)	(235)
Loss on disposal of a subsidiary	(75)	—
Provision for loss on litigation settlement	(818,352)	—
Waiver of loan payable	43,835	192,716
Write-off of plant and equipment	(75,894)	(386,160)
Other income	294,900	185,652
Total other expense, net	(835,426)	(113,185)

Loss before income taxes	(10,156,758)	(18,073,603)

Income taxes	(80,539)	(25,315)

NET LOSS	(10,237,297)	(18,098,918)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(10,019)	35,210

NET LOSS ATTRIBUTABLE TO SOCIETY PASS INCORPORATED	$(10,227,278)	$(18,134,128)

Other comprehensive loss:
Net loss	(10,237,297)	(18,098,918)
Foreign currency translation adjustment	528,422	(274,604)

COMPREHENSIVE LOSS	$(9,708,875)	$(18,373,522)

Net (loss) income attributable to non-controlling interest	(10,019)	35,210
Foreign currency translation adjustment attributable to non-controlling interest	13,376	24,052
Comprehensive loss attributable to Society Pass Incorporated	$(9,712,232)	$(18,432,784)

Net loss per share attributable to Society Pass Incorporated:
– Basic	$(3.45)	$(9.39)
– Diluted	$(3.45)	$(9.39)

Weighted average common shares outstanding
– Basic	2,962,528	1,931,474
– Diluted	2,962,528	1,931,474

See accompanying notes to consolidated financial statements.

F-50

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”))

	Year ended December 31, 2024
	Preferred Stock		Common Stock		Treasury Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Subscription receivable	Additional Paid in Capital	Accumulated other comprehensive income	Accumulated deficits	Non- controlling interest	Total Stockholders’ Deficit
Balances at January 1, 2024	3,500	$—	2,217,491	$222	74,107	$(785,525)	$—	105,606,538	$(242,129)	$(99,272,691)	$(277,253)	$5,029,162
Shares issued for services	—	—	133,333	13	—	—	—	329,987	—	—	—	330,000
Shares issued for accrued salaries	—	—	197,507	20	—	—	—	291,380	—	—	—	291,400
Share issued for director’s fee	—	—	77,588	8	—	—	—	183,325	—	—	—	183,333
Shares issued to acquire subsidiary	—	—	24,631	2	—	—	—	75,000	—	—	—	75,002
Shares issued for cost of issuance	150,000	15	—	—	—	—	—	—	—	—	—	15
Cancellation of preferred shares	—	—	—	—	150,000	(15)	—	—	—	—	—	(15)
Shares issued for private placements	—	—	300,000	30	—	—	(283,000)	482,970	—	—	—	200,000
Received from private funding	—	—	—	—	—	—	50,000	—	—	—	—	50,000
Share issued for treasury stock	—	—	696,667	70	—	—	—	1,068,320	—	—	—	1,068,390
Sale of treasury stock	—	—	—	—	(718,872)	1,798,987	—	—	—	(661,714)	—	1,137,273
Fractional shares	—	—	70,813	7	—	—	—	(7)	—	—	—	—
Shares repurchase during the period	—	—	—	—	696,667	(1,068,390)	—	—	—	—	—	(1,068,390)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	515,046	—	13,376	528,422
Net loss for the year	—	—	—	—	—	—	—	—	—	(10,227,278)	(10,019)	(10,237,297)
Balances at December 31, 2024	153,500	$15	3,718,030	$372	201,902	$(54,943)	$(233,000)	108,037,513	$272,917	$(110,161,683)	$(273,896)	$(2,412,705)

	Year ended December 31, 2023
	Preferred Stock		Common Stock		Treasury Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid in Capital	Accumulated other comprehensive income	Accumulated deficits	Non- controlling interest	Total Stockholders’ Equity
Balances at January 1, 2023	3,500	$—	1,805,523	$181	—	$—	$101,429,687	$56,527	$(81,138,563)	$(336,515)	$20,011,317
Shares issued for services	—	—	213,072	21	—	—	1,985,738	—	—	—	1,985,759
Shares issued for accrued salaries	—	—	52,230	6	—	—	490,167	—	—	—	490,173
Shares issued upon the exercise options	—	—	52,229	5	—	—	1,226,788	—	—	—	1,226,793
Share issued for director’s fee	—	—	49,250	5	—	—	266,662	—	—	—	266,667
Shares issued to acquire subsidiary	—	—	11,854	1	—	—	62,499	—	—	—	62,500
Share issued for treasury stock	—	—	33,333	3	—	—	144,997	—	—	—	145,000
Shares repurchase during the period	—	—	—	—	74,107	(785,525)	—	—	—	—	(785,525)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(298,656)	—	24,052	(274,604)
Net loss for the year	—	—	—	—	—	—	—	—	(18,134,128)	35,210	(18,098,918)
Balances at December 31, 2023	3,500	$—	2,217,491	$222	74,107	$(785,525)	$105,606,538	$(242,129)	$(99,272,691)	$(277,253)	$5,029,162

See accompanying notes to consolidated financial statements.

F-51

SOCIETY PASS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(10,237,297)	$(18,098,918)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debts	102,677	2,189
Write-off of inventory	55,112	—
Depreciation and amortization	651,654	1,271,473
Gain from early lease termination	—	(1,064)
Gain on disposal of plant and equipment	(205)	(1,438)
Write-off of plant and equipment	75,894	386,160
Impairment loss of intangible assets	135,000	276,000
Impairment loss of goodwill	6,348	—
Loss on disposal of a subsidiary	75	—
Waiver of loan payable	(43,835)	(192,716)
Treasury stock	—	145,000
Stock based compensation for services	804,733	3,969,392
Deferred tax assets	91,508	(149,858)
Change in operating assets and liabilities:
Accounts receivable	1,208	(167,307)
Inventories	178,936	550,674
Deposits, prepayments and other receivables	(3,185,286)	592,899
Contract assets	(108,580)	(227,058)
Contract liabilities	277,609	(260,518)
Accounts payables	1,462,898	412,847
Accrued liabilities and other payables	12,207,945	(2,522,661)
Due to related parties	(1,332)	180,305
Right of use assets	481,516	569,508
Operating lease liabilities	(483,083)	(643,043)
Net cash provided by (used in) operating activities	2,473,495	(13,908,134)

Cash flows from investing activities:
Purchase of intangible assets	—	(143,771)
Purchase of plant, and equipment	(29,959)	(219,214)
Purchase of subsidiary	—	(10,000)
Cash from purchase of subsidiary and business operation	—	32,739
Net cash used in investing activities	(29,959)	(340,246)

Cash flows from financing activities:
Proceeds from private placements	250,000	—
Proceeds from loans	885,020	—
Repayment of loans	(795,322)	—
Repurchase of common share	—	(785,525)
Proceed from the sale of treasury stock	1,137,273	—
Net cash provided by (used in) financing activities	1,476,971	(785,525)
Effect on exchange rate change on cash and cash equivalents	39,490	(245,449)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,959,997	(15,279,354)
CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR	3,723,982	19,003,336

CASH AND CASH EQUIVALENT AT END OF YEAR	$7,683,979	$3,723,982

Supplemental disclosure of cash flow information:
Cash paid for interest	$151,524	$235
Cash paid for income tax	$40,065	$7,225

Reconciliation to amounts on audited consolidated balance sheets:
Cash and cash equivalents	7,630,079	3,628,670
Restricted cash	53,900	95,312

Total cash, cash equivalents and restricted cash	7,683,979	3,723,982

NON-CASH INVESTING AND FINANCING ACTIVITIES
Shares issued to acquire subsidiary	$—	$62,500

See accompanying notes to consolidated financial statements.

F-52

SOCIETY PASS INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”))

NOTE－1 DESCRIPTION OF BUSINESS AND ORGANIZATION

Society Pass Incorporated (the “Company”) was incorporated in the State of Nevada on June 22, 2018, under the name of Food Society Inc. On October 3, 2018, the Company changed its company name to Society Pass Incorporated. The Company, through its subsidiaries, mainly sells and distributes the hardware and software for a Point of Sales (POS) application in Vietnam. The Company also has online lifestyle platform to enable consumers to purchase high-end brands of all categories under its own brand name of “Leflair.” The Company has made several acquisitions in calendar year 2022 to 2024, as follows:

●	In February 2022, the Company completed the acquisition of 100% of the equity interest of New Retail Experience Incorporated and Dream Space Trading Company Limited through its subsidiary – Push Delivery Pte Limited, which two companies mainly provide an on-line grocery and food delivery platform in the Philippines and Vietnam respectively.

●	In May 2022, the Company completed another acquisition of 100% of the equity interests of Gorilla Networks Pte Ltd, Gorilla Mobile Pte Ltd, Gorilla Connects Pte Ltd and Gorilla Networks (VN) Co Ltd (collectively, “Gorilla Networks”), a food delivery service.

●	On July 7, 2022, the Company and its wholly owned subsidiary Thoughtful Media Group Incorporated collectively acquired 100% of the equity interests of Thoughtful Media Group Incorporated and AdActive Media, Inc. (collectively “Thoughtful Media”), whose business provides services to advertisers that helps to make internet advertising more effective.

●	On July 21, 2022, the Company acquired 100% of the equity interests of Mangan PH Food Delivery Service Corp. (“Mangan), a Philippines restaurant and grocery delivery business.

●	On August 15, 2022, the Company and its 95%-owned subsidiary SOPA Technology, Pte, Ltd., collectively acquired 75% of the outstanding capital stock of Nusatrip International Pte Ltd. (“Nusatrip”) and also purchased all of the outstanding capital stock of PT Tunas Sukses Mandiri (“Tunas”), a company existing under the law of the Republic of Indonesia, and both engaged in online ticketing and reservation services.

●	On April 1, 2023, the Company’s 100% owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Wahana Cerita Indonesia, an Indonesia company operating digital marketing and event organizing.

●	On April 1, 2023, the Company’s 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam travel agency.

●	On July 1, 2023, the Company’s 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam travel agency.

On February 10, 2021, the Company effected a 750 for 1 forward stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

The registration statement for the Company’s Initial Public Offering became effective on November 8, 2021. On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC (the “Underwriter”) related to the offering of 2,888,889 shares of the Company’s common stock (the “Firm Shares”), at a public offering price of $9.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company raised gross proceeds of $26,000,001 and $2,124,999 from its initial public offering and from the sale of the Option Shares, respectively.

F-53

On February 8, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the “Underwriter, related to the offering of 3,030,300 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to 3,030,300 shares of common stock of the Company (the “Warrants”). Each Share was sold together with one Warrant to purchase one Share at a combined offering price of $3.30. In addition, the Company granted the Underwriter a 45-day over-allotment option to purchase up to an additional 454,545 Shares and/or Warrants, at the public offering price, less discounts and commissions. On February 10, 2022, the Underwriter gave notice to the Company of the full exercise of their over-allotment option and that delivery of the overallotment securities was made on February 11, 2022.

On June 30, 2023, NextGen Retail Inc., a Nevada corporation (the “Buyer”), a wholly-owned subsidiary of the Company, entered into a Securities Purchase Agreement with Story-I Ltd., an Australian corporation (“Story-I Australia”), Story-I Pte Ltd., a Singapore corporation (“Story-I Singapore”), a wholly-owned subsidiary of Story-I Australia, and Michael Chan, to purchase 95% of the outstanding shares (the “Majority Shares”) of PT Inetindo Infocom (the “Company”), an Indonesian company and retail reseller of Apple computers and other electronics in Indonesia. The consideration for the Majority Shares to be paid to Story-I Australia and Story-I Singapore by the Buyer is AUS$2,787,173, approximately US$ 1.85 million based on current exchange rates. The Company formally terminated the agreement on April 12, 2024.

On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares has changed to 6,333,333 shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

The forward stock split and reverse stock split transactions described above had no effect on the stated value of the preferred stock and the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance with the respective certificate of designations. The number of authorized shares of preferred stock also remained unchanged.

F-54

Schedule of Description of subsidiaries

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
Society Technology LLC	United States, January 24, 2019	IP Licensing	US$1	100%
SOPA Cognitive Analytics Private Limited	India February 5, 2019	Computer sciences consultancy and data analytics	INR 1,238,470	100%
SOPA Technology Pte. Ltd.	Singapore, June 4, 2019	Investment holding	SGD 1,250,000	95%
SOPA Technology Company Limited	Vietnam October 1, 2019	Software production	Registered: VND 2,307,300,000; Paid up: VND 1,034,029,911	100%
Thoughtful Media (Singapore) Pte. Ltd. (FKA: Hottab Pte Ltd. (HPL))	Singapore January 17, 2015	Digital marketing	SGD 620,287.75	100%
Hottab Vietnam Co. Ltd	Vietnam April 17, 2015	Sale of POS hardware and software	VND 1,000,000,000	100%
Thoughtful Media Group Co. Ltd (FKA: Hottab Asset Company Limited)	Vietnam July 25, 2019	Digital marketing	VND 5,000,000,000	100%
Nextgen Retail Inc (FKA: Leflair Incorporated)	United States December 7, 2021	Investment holding	US$1	100%
Thoughtful Media (Philippines) Incorporated (FKA: SOPA (Phil) Incorporated)	Philippines Jan 11, 2022	Investment holding	PHP 11,000,000	100%
New Retail Experience Incorporated	Philippines Jan 16, 2020	On-line Grocery delivery platform	PHP 3,750,000	100%
Dream Space Trading Co. Ltd	Vietnam May 23, 2018	On-line Grocery and food delivery platform	VND 500,000,000	100%
Push Delivery Pte Ltd	Singapore January 7, 2022	Investment holding	US$2,000	100%
Gorilla Networks Pte. Ltd.	Singapore September 3, 2019	Investment holding	US$2,620,000 and SGD 730,000	100%
Gorilla Mobile Singapore Pte. Ltd.	Singapore August 6, 2020	Telecommunications resellers	SGD 100	100%
Gorilla Networks (VN) LLC	Vietnam December 16, 2020	Telecommunications resellers	VND 233,000,000	100%
Thoughtful Media Group Incorporated	United States June 28,2022	Investment holding	US$10	100%
Thoughtful (Thailand) Co. Ltd	Thailand September 2, 2014	Digital marketing	THB 4,000,000	99.75%
AdActive Media CA Inc.	United States April 12, 2010	Digital marketing	Preferred: US$1,929.1938 Common: US$4,032.7871	100%
PT Tunas Sukses Mandiri	Indonesia February 8, 2010	Online ticketing and reservation	IDR 26,000,000	99%
Nusatrip Malaysia Sdn Bhd	Malaysia March 1, 2017	Online ticketing and reservation	MYR 52,000	99%
Nusatrip Singapore Pte Ltd	Singapore December 6, 2016	Online ticketing and reservation	SGD 212,206	99%
Nusatrip International Pte Ltd	Singapore January 9, 2015	Online ticketing and reservation	SGD 905,006.51	99%
PT Thoughtful Media Group Indonesia (FKA: PT Wahana Cerita Indonesia)	Indonesia January 14, 2022	Digital marketing and event organizer	IDR 51,000,000	100%
Mekong Leisure Travel Company Limited	Vietnam October 6, 2011	Online ticketing, reservation and system	VND 875,460,000	99%
Vietnam International Travel and Service Joint Stock Company	Vietnam November 16, 2012	Ticketing	VND 1,900,000,000	100%
Sopa Incorporated	Unites States May 22, 2023	Investment holding	Common: US$0.10	100%
Nusatrip Incorporated	United States May 22,2023	Investment holding	Common: US$0.10	100%
Thoughtful Media (Malaysia) Sdn Bhd	Malaysia October 18, 2023	Digital marketing	MYR 1,000	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

On February 23, 2023, Society Pass Incorporated acquired additional issued capital in Nusatrip International Pte Ltd of 2,225,735 number of ordinary stock and increased its shareholding from 75% to 99%, and to the subsidiaries within the group.

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On May 22, 2023, Thoughtful Media Group Inc and Society Pass Inc acquired additional issued capital in Thoughtful (Thailand) Co Ltd of 397,000 and 2,000 number of ordinary stocks amounted to THB 1,985,000 and THB 10,000 respectively. Total shareholding interest remain unchanged.

On August 1, 2023, the Company 95% owned subsidiary Sopa Technology Pte. Ltd. disposed one of its 100% owned subsidiary Sopa (Phil) Incorporated to the Company 100% owned subsidiary Thoughtful Media Group Incorporated as internal group restructuring. At the same day, Sopa (Phil) Incorporated changed name to Thoughtful Media (Philippines) Inc and updated its principal activities to digital marketing.

On October 25, 2023, the Company 95% owned subsidiary Sopa Technology Pte. Ltd. acquired one of its 100% owned subsidiary Hottab Vietnam Company Limited from its 100% owned subsidiary Hottab Pte. Ltd. and disposed 100% shareholding of Hottab Pte. Ltd. to its 100% owned subsidiary Thought Media Group Incorporated. At the same day, Hottab Pte. Ltd. changed name to Thoughtful Media (Singapore) Pte. Ltd. and updated its principal activities to digital marketing.

During the year of 2023, certain operations were progressively discontinued following management’s decision based on operation performance, business strategy and future prospects. This is mainly online F&B and groceries delivery operations under online ordering segment includes “Handycart” under subsidiary Dream Space Trading Co., Ltd in Vietnam and “Pushkart” and “Mangan” under subsidiary New Retail Experience Incorporated in the Philippines. There is also discontinued operation of local mobile in telecommunication reseller under subsidiary Gorilla Mobile Pte Ltd. In view of the operation results which are insignificant to the impact of the group and continued operation involvements are in place in all these operations, therefore no separate disclosure is considered necessary in accordance to the discontinued operation standards.

On June 3, 2024, NusaTrip Incorporated issued an additional 7,999,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On June 21, 2024, TMG Incorporated issued an additional 7,900,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On July 12, 2024, TMG Incorporated issued an additional 8,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On September 2, 2024, NusaTrip Incorporated issued an additional 6,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

NOTE－2 GOING CONCERN AND LIQUIDITY

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has suffered a net loss of $10,237,297, working capital deficit of $8,754,740 and total shareholders’ deficit of $2,412,705 as of December 31, 2024 that cast substantial doubt about its ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1) Cash and cash equivalents balance of $7,630,079.

2) Pursuing business growth of digital marketing and online ticketing and reservations through engaging with more vendors and customers to maximise the sales volume and margin, and continuous improvement in cost control over all segments.

Management is actively seeking external financing to support ongoing operations and is evaluating strategic funding alternatives

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

Global Events

The Russian-Ukraine war, Iran-Pakistan tension and the supply chain disruption have not affected any specific segment of our business.

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NOTE－3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Emerging Growth Company

We are an “emerging growth company” under the JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (i) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (ii) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (iii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (i) and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

●	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, valuation and useful lives of intangible assets, impairment of long-lived assets, valuation of common stock and stock warrants, stock option valuations, revenue recognition, the allocation of purchase consideration in business combinations, and deferred tax assets and the related valuation allowance.

●	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated upon consolidation.

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●	Business combination

The Company follows Accounting Standards Codification (“ASC”) ASC Topic 805, Business Combinations (“ASC 805”) and ASC Topic 810, Consolidation (“ASC 810”). ASC Topic 805 requires most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “fair value.” The statement applies to all business combinations. Under ASC 805, all business combinations are accounted for by applying the acquisition method. Accounting for the resulting goodwill requires significant management estimates and judgment. Management performs periodic reviews of the carrying value of goodwill to determine whether events and circumstances indicate that an impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill to become impaired. A write-down of the carrying value of goodwill could result in a non-cash charge, which could have an adverse effect on the Company’s results of operations.

●	Noncontrolling interest

The Company accounts for noncontrolling interests in accordance with ASC Topic 810, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity (deficit) on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

●	Segment reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. The Company currently operates in six reportable operating segments: (i) Online Grocery and Food and Groceries Deliveries, (ii) Digital marketing, (iii) Online ticketing and reservation, (iv) Telecommunications Reseller, (v) e-Commerce, and (vi) Corporate.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of December 31, 2024 and 2023, the cash and cash equivalents excluded restricted cash amounted to $7,630,079 and $3,628,670, respectively.

The Company currently has bank deposits with financial institutions in the U.S. which exceed FDIC insurance limits. FDIC insurance provides protection for bank deposits up to $250,000, so there were uninsured balance of $56,430 and $83,152 as of December 31, 2024 and 2023, respectively. In addition, the Company has uninsured bank deposits of $7,330,486 and $3,262,161 with a financial institution outside the U.S as of December 31, 2024 and 2023, respectively. All uninsured bank deposits are held at high quality credit institutions.

●	Restricted cash

Restricted cash refers to cash that is held by the Company for specific reasons and is, therefore, not available for immediate ordinary business use. The restricted cash represented fixed deposit maintained in bank accounts that are pledged. As of December 31, 2024 and 2023, the restricted cash amounted to $53,900 and $95,312, respectively.

●	Accounts receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company does not have any off-balance-sheet credit exposure related to its customers, and as of both December 31, 2024 and 2023, there was no need for allowance for doubtful accounts.

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●	Inventories

Inventories are stated at the lower of cost or net realizable value, cost being determined on a first-in-first-out method. Costs include hardware equipment and peripheral costs which are purchased from the Company’s suppliers as merchandized goods. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. During the years ended December 31, 2024 and 2023, the Company recorded an allowance for obsolete inventories of $0 and $0, respectively. The inventories amounted to $157,734 and $431,483 at December 31, 2024 and 2023, respectively.

●	Prepaid expenses

Prepaid expenses represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Intangible assets

Intangible assets consist primarily of software platforms, internally developed applications, acquired intellectual technology, and other identifiable intangible assets. Intangible assets are recorded at cost if internally developed or at fair value if acquired in a business combination.

Intangible assets are classified as either indefinite-lived or definite-lived, based on the period over which the asset is expected to contribute to future cash flows.

Indefinite-lived intangible assets, including certain trademarks and trade names, are not amortized but are subject to annual impairment testing or more frequently if events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment is recognized when the carrying amount exceeds the estimated fair value, determined using discounted cash flow analyses or other appropriate valuation techniques.

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Definite-lived intangible assets, including acquired technology, software licenses, software platform, and Apps development and intellectual technology, are amortized on a straight-line basis over their estimated useful lives. These assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the carrying value exceeds the estimated undiscounted future cash flows, an impairment loss is recorded for the excess of carrying value over fair value.

Costs incurred during the preliminary project stage of developing software for internal use are expensed as incurred. Costs incurred during the application development stage that meet the criteria for capitalization under ASC 350-40 are capitalized and amortized over the estimated useful life of the software.

Research and development costs are expensed as incurred unless they meet the criteria for capitalization described above. These costs primarily relate to the design and development of new software applications, enhancements to existing platforms, and other technology-based solutions.

The estimated useful lives of the Company’s intangible assets are as follows:

Asset Type	Estimated Useful life
Software platform	2.5 years
Apps development	3 years
Computer software	3 years
Software system	3 years
Intellectual technology	3 years
Identifiable intangible asset	Indefinite
Other intangible assets	3 – 5 years

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Impairment loss of intangible assets of $135,000 and $276,000 have been recognized for the years ended December 31, 2024 and 2023, respectively.

●	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Under ASU 2014-09, the Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	Identify the contract with a customer;

●	Identify the performance obligations in the contract;

●	Determine the transaction price;

●	Allocate the transaction price to performance obligations in the contract; and

●	Recognize revenue as the performance obligation is satisfied.

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The Company generates its revenues from a diversified a mix of e-commerce activities that correspond to our six business segments (business to consumer or “B2C”), lifestyle (B2C), grocery and food delivery (B2C), telecommunication reseller (B2C), travel online ticketing and reservations (B2C) and the services providing to merchants for their business growth (business to business or “B2B”), merchant POS (B2B), digital marketing (B2B) and online ticketing and reservations (B2B).

The Company’s performance obligations include providing connectivity between merchants and consumers, generally through an online ordering platform. The platform allows merchants to create an account, display a menu and track their sale reports on the merchant facing application. The platform also allows the consumers to create an account and order from merchants on the consumer facing application. The platform allows a delivery company to accept an online delivery request and deliver or ship an order from a merchant to customer.

Lifestyle

The Company has developed an online lifestyle platform (the “Lifestyle Platform”) under its own brand name of “Leflair” to enable consumers to purchase high-end brands in many categories. Using the Company’s smart search engine, consumers search or review their favorite brands among hundreds of choices in various categories, including Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The Lifestyle Platform also allows customers to order from hundreds of vendor choices with personalized promotions based on their individual purchase history and location. The platform has also partnered with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or can collect their purchases at the Company’s logistics center.

Grocery and Food Delivery

Other online platforms include online platforms in Vietnam, under the brand name of “Handycart”, and Philippines, under the brand names of “Pushkart” and “Mangan”, to enable the consumers to purchase meals from restaurants and food from local grocery and food merchants and deliver to them in their area. This business segment has been progressively ceasing yet the Company has maintained ongoing involvement in specific operational activities during the year ended December 31, 2024.

Telecommunications

The Company operates a Singapore-based online telecommunication reseller platform under brand name of “Gorilla” to enable the consumers to subscribe local mobile data and overseas internet data in different subscription package. Established in Singapore in 2019, Gorilla utilizes blockchain and Web3 technology to operate a MVNO for its users in South East Asia (SEA). With network coverage to over 150 countries, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting. More importantly, Gorilla enables its customers to convert unused mobile data into digital assets or Gorilla GO Tokens through its innovative proprietary blockchain-based SwitchBack feature. Gorilla GO Tokens in turn can be redeemed for eVouchers, to offset future bills, or be redeemed for other value-added services. Please visit https://gorilla.global/ for more information. During the year ended December 31, 2024, the Company ceased its local mobile data service operation due to business restructuring to refocus on overseas internet data services.

Digital Marketing

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 248 YouTube channels has onboarded over 251 million subscribers with an average monthly viewership of over 600 million views.

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Travel

The Company purchased the NusaTrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The NusaTrip acquisition extended the Company’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, NusaTrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, NusaTrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors. During the year, NusaTrip Group also acquired two Vietnam based companies having branding name of “VLeisure” and “VIT” selling air ticket, hotel reservation and providing hotel management software to local market.

The Company’s e-Commerce business is primarily conducted using Leflair’s Lifestyle Platform, as follows:

1)	When a customer places an order on either the Leflair website or app, a sales orders report will be generated in the system. The Company will either fulfill this order from its inventory or purchase the item from the manufacturer or distributor. Once the Company has the item in its distribution center, it will contract with a logistics partner delivered to the end customer. The sale is recognized when the delivery is completed by the logistics partner to the end customer. Sale of products are offered with a limited right of return ranging from 3 to 30 days, from the date of purchase and not subject to any product warranty. The Company is considered the principal in this e-commerce transaction and reports revenue on a gross basis as the Company establishes the price of the product, has responsibility for fulfillment of the order and retains the risk of collection.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $34,808 and $414,120, respectively, in the Lifestyle sector.

Grocery and food delivery consists of online grocery under brand name “Pushkart” and food delivery service under brand name “Handycart” as follows:

Customers place order for groceries and take-out food through our online platforms of “Pushkart”, “Mangan” and “Handcart” respectively. When the grocery or food merchant receives and order, our platform will assign a third-party delivery service to pick up and deliver the grocery and/or food order to the customer. Revenue is recognized when the grocery and/or food is delivered, at which time the customer pays for the grocery and /or food order with cash, at Net of merchant cost.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $0 and $98,004, respectively, from this stream.

As a telecommunication reseller we provide local mobile data and overseas internet data plans under the brand name of “Gorilla,” which is a group of company we acquired in May 2022. Our telecommunication revenues are recorded for ASC Topic 606 purposes as follows:

Local mobile plan - customers choose and subscribe to a monthly local mobile plan through our “Gorilla” online platform. The Company will proceed to register the sim card (effectively, the mobile telephone number activation card) and arrange delivery of that Sim card to the customer. Following Sim card activation, the system will capture the monthly data usage of each customer, calculated in accordance with the package data capacity and monthly subscription rate, which amounts are aggregated and recorded as revenue. Unused data will be converted to Rewards Points and carried forward to next month for potential subsequent data usage. As a result of the rewards points, the company also recognize revenue from Rewards Point redemption for subscription fees offset, voucher redemption, extra data purchases, that the customer chooses to use via our online platform.

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Overseas internet data plan – a customer will place order for their desired overseas internet data plan through either the “Gorilla” online platform or third-party partner platforms. Subscription revenue is recognized when the Sim card is delivered and activated.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $4,898 and $24,018, respectively, from telecommunications.

Digital marketing revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers with a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and fanbases with creators, their creators’ creativity, engagement, and trust among creators’ loyal fanbases to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Campaign-based marketing services revenue is recognized as a distinct single performance obligation when the Company transfers services to customers, which occurs over time. The performance obligation may be a promise to place branded content on certain social media platforms and is satisfied upon delivery of such related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over time, for the amount the Company is entitled to receive, as and when the marketing services are provided and completed.

Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

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During the years ended December 31, 2024 and 2023, the Company generated revenue of $6,173,970 and $5,966,611, respectively, from this stream.

Online ticketing and reservation provide information, prices, availability, booking services for domestic and international air ticket, hotels, car, train, and hotel technology as follows:

The Company’s revenues are substantially reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel services and the Company does not control the service provided by the travel supplier to the traveler. Revenue from air ticketing services, air ticket commission, hotel reservation and ancillary services including insurance commissions and refund margin are substantially recognized at a point of time when the performance obligations that are satisfied. These revenues cover B2B and B2C sales channel segments.

The Company has a software subscription revenue generated from hotel in Vietnam, and online advertising revenue, reported in gross basis, providing a hotel booking management platform for hotel management purposes, and brand advertisement purpose. these revenues are recognized ratably over the time or upon relevant performance obligations being fulfilled.

Ticketing services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for ticketing reservations through the Company’s transaction and service platform under various services agreements. Spread margin and commissions from ticketing reservations rendered are recognized when tickets are issued as this is when the Company’s performance obligation is satisfied. The Company is not entitled to a spread margin and commission fee for the tickets canceled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. The Company presents revenues from such transactions on a net basis in the statements of income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled ticketing reservations. 100% of the Company’s ticketing services revenues were recognized on a net basis, as an agent, during the years ended December 31, 2023 and 2024.

Hotel reservation services

The Company receives spread margin from B2B and B2C customers and commissions from travel suppliers for hotel room reservations through the Company’s transaction and service platform. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which the Company has fulfilled its performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that the Company is entitled to such incentive commissions. The Company generally receives incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. The Company presents revenues from such transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled hotel reservations.

Hotel technology platform software services

The Company receives subscription fee from travel suppliers for hotel room reservation and marketing system through the Company’s reservation and marketing platform.

Subscription fee from hotel technology platform software services rendered are recognized ratably over the fixed term of the agreement as services are provided throughout the contract period, where the performance obligations being fulfilled through the usage of our hotel technology platform software services.

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The Company presents revenues from such transactions on a gross basis in the statements of income and comprehensive income as the Company, generally, control the service provided by the travel supplier to the traveler.

Ancillary services

Ancillary revenues comprise primarily of the insurance commission and refund margin.

Insurance commission revenue received from B2B and B2C customers for selling of travel insurance through the Company’s transaction and service platform. Commission from travel insurance is recognized when the order is confirmed and paid which is the point at which the Company fulfilled its performance obligation. Refund margin revenue received from B2B and B2C customers for the spread arise from reservations cancellation fee between customers and travel suppliers. This is recognized upon the confirmation of refund amount by both customers and travel suppliers which is the point at which the Company fulfilled its performance obligation.

The Company presents revenues from ancillary service transactions on a net basis in the statements of income and comprehensive income as the Company, generally, does not control the service provided by the insurance supplier and travel supplier to the traveler.

During the years ended December 31, 2024 and 2023, the Company generated revenue of $891,854 and $1,616,687, respectively, from this stream.

Principal vs Agent Considerations

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is not in control of establishing the transaction price, not managing all aspects of the terms, even though taking the risk of campaign results and default payment.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

There were contract assets balance was $333,188 and $247,368 on December 31, 2024 and 2023, respectively.

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liabilities balance was $1,426,901 and $1,265,753 on December 31, 2024 and 2023, respectively.

●	Software development costs

In accordance with the relevant FASB accounting guidance regarding the development of software to be sold, leased, or marketed, the Company expenses such costs as they are incurred until technological feasibility has been established, at and after which time these costs are capitalized until the product is available for general release to customers. Once the technological feasibility is established per ASC Topic 985, Software, the Company capitalizes costs associated with the acquisition or development of major software for internal and external use in the balance sheet. These capitalized software costs are ratably amortized over the period of the software’s estimated useful life. Costs incurred to enhance the Company’s software products, after general market release of the services using the products, is expensed in the period they are incurred. The Company only capitalizes subsequent additions, modifications or upgrades to internally developed software to the extent that such changes allow the software to perform a task it previously did not perform. The Company also expenses website costs as incurred.

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Research and development expenditures arising from the development of the Company’s own software are charged to operations as incurred. For the year ended December 31, 2024, and 2023, software development costs were $54,644 and $55,645, respectively. Based on the software development process, technological feasibility is established upon completion of a working model, which also requires certification and extensive testing. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have, to date, been immaterial and have been expensed as incurred.

●	Cost of sales

Cost of revenue under online ordering consist of the cost of merchandizes ordered by the consumers and the related shipping and handling costs, which are directly attributable to the sales of online ordering.

Cost of revenue related to software sales and licensing consist of the cost of software and payroll costs, which are directly attributable to the sales and licensing of software. Cost of revenue related to hardware sales consist of the cost of hardware and payroll costs, which are directly attributable to the sales of hardware.

Cost of revenue related to grocery and food delivery consist of the cost of the outsourced delivery and the outsource payment gateway, which are directly attributable to the sales of grocery and food delivery.

Cost of revenue related to our telecommunication data reseller segment consist of the cost of the primary telecommunication service, which are directly attributable to the sales of telecommunication data

Cost of revenue under digital marketing consist of the cost of primary digital marketing service, which are directly attributable to the sales of digital marketing.

●	Shipping and handling costs

No shipping and handling costs are associated with the distribution of the products to the customers since those costs are borne by the Company’s suppliers or distributors for our corporate business.

The shipping and handling costs for all segments other than our e-commerce segment are recorded net in sales. For shipping costs related to our e-commerce business, those shipping costs are recorded in cost of revenue.

●	Sales and marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $341,461 and $577,931 for the years ended December 31, 2024 and 2023, respectively.

●	Product warranties

he Company’s provision for estimated future warranty costs is based upon the historical relationship of warranty claims to sales. Based upon historical sales trends and warranties provided by the Company’s suppliers, the Company has concluded that no warranty liability is required as of December 31, 2024 and 2023. To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal, although it looks at this issue every quarter to continue to support its assertion.

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●	Income tax

The Company adopted the ASC 740 Income Tax provisions, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph ASC Topic 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740, nor did it record any uncertain tax positions for the years ended December 31, 2024, and 2023.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. On a quarterly basis, the Company reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances to reduce those amounts to the amounts management believes will be realized in future income tax returns.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiary, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign currencies translation and transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$s. In addition, the Company’s subsidiary is operating in the Republic of Vietnam, Singapore, India and Philippines and maintains its books and record in its local currency, Vietnam Dong (“VND”), Singapore Dollar (“SGD”), Indian Rupee (“INR”), Philippines Pesos (“PHP”), Malaysian Ringgit (“MYR), Thailand Baht (“THB”) and Indonesian Rupiah (“IDR”), respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$s, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the consolidated statements of changes in shareholder’s equity (deficit).

Schedule of Foreign currencies translation and transactions:

Translation of amounts from SGD into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end SGD$:US$ exchange rate	$0.7338	$0.7575
Year average SGD$:US$ exchange rate	$0.7484	$0.7445

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Translation of amounts from VND into US$ has been made at the following exchange rates for the years December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end VND$:US$ exchange rate	$0.000039	$0.000041
Year average VND$:US$ exchange rate	$0.000040	$0.000042

Translation of amounts from INR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end INR$:US$ exchange rate	$0.0117	$0.0120
Year average INR$:US$ exchange rate	$0.0120	$0.0121

Translation of amounts from PHP into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end PHP:US$ exchange rate	$0.0172	$0.0180
Year average PHP:US$ exchange rate	$0.0174	$0.0180

Translation of amounts from THB into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end THB:US$ exchange rate	$0.0291	$0.0290
Year average THB:US$ exchange rate	$0.0284	$0.0287

Translation of amounts from MYR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end MYR:US$ exchange rate	$0.2236	$0.2175
Year average MYR:US$ exchange rate	$0.2188	$0.2193

Translation of amounts from IDR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end IDR:US$ exchange rate	$0.000062	$0.000065
Year average IDR:US$ exchange rate	$0.000063	$0.000066

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

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●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Earning per share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the years ended December 31, 2024 and 2023, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

Schedule of computation of diluted net loss per share:

	Years ended December 31,
	2024	2023
Net loss attributable to Society Pass Incorporated	$(10,227,278)	$(18,134,128)
Weighted average common shares outstanding – Basic and diluted	2,962,528	1,931,474
Net loss per share – Basic and diluted	$(3.45)	$(9.39)

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding, because such securities had an antidilutive impact:

Schedule of Common stock issued:

	Years ended December 31,
	2024	2023
Options to purchase common stock (a)	129,685	129,685
Warrants granted to underwriter	253,549	253,549
Warrants granted with Series C-1 Convertible Preferred Stock	71,200	71,200
Total of common stock equivalents	454,434	454,434

(a)	The Board of Directors have approved a 10-year stock option at an exercise price of $97.35 per share that will be exercisable at any time.

●	Leases

The Company adopted Topic 842, Leases (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

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ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of December 31, 2024 and 2023, the Company recorded the right of use asset of $751,672 and $1,407,956, respectively.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

●	Share-based compensation

The Company follows ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards (employee and non-employee), at grant-date fair value of the equity instruments that an entity is obligated to issue. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. The Company uses a Black-Scholes option pricing model to estimate the fair value of employee stock options at the date of grant. As of December 31, 2024, those shares issued and stock options granted for service compensation, vest 180 days after the grant date, and therefore these amounts are thus recognized as expense during the years ended December 31, 2024, and 2023. Stock-based compensation is recorded in general and administrative expenses within the Consolidated Statements of Operations and Other Comprehensive Loss, with corresponding credits to common stock and accumulated paid-in capital.

●	Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its preferred and common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using a Black-Scholes Option Pricing Model as of the measurement date. The Company uses a Black-Scholes option pricing model to estimate the grant date fair value of the warrants. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital (the accounting treatment for common stock issuance costs). All other warrants are recorded at the grant date fair value as an expense over the requisite service period, or at the date of issuance if the warrants vest immediately, with corresponding credits to additional paid-in capital.

F-70

●	Related parties

The Company follows ASC 850-10, Related Party Disclosures (“ASC 850”) for the identification of related parties and the disclosure of related party transactions.

Pursuant to ASC 850, the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under ASC 825, Financial Instruments, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required by ASC 850. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450, Commitments, to account for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, which assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows if the current level of facts and circumstances changes in the future.

F-71

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayments and other receivables, contract liabilities, accrued liabilities and other payables, amounts due to related parties and operating lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. Management has evaluated and concluded no material impact of this to the financial statements.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements, but does not expect the impact to be material.

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In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and required more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements as disclosed in “Segment Information”.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its consolidated financial statements which is expected to result in enhanced disclosures.

All other recently issued, but not yet effective, 2024 Accounting Standards Updates are not expected to have an effect on the Company.

NOTE－4 REVENUE

Revenue was generated from the following activities:

	Years ended December 31,
	2024	2023
At a point in time:
Sales – online ordering	$34,808	$512,124
Sales – digital marketing	3,506,052	3,936,733
Sales – online ticketing and reservation	885,017	1,606,800
Sales – data	4,898	24,018
Over a period of time:
Sales – digital marketing	2,667,918	2,029,878
Software sales	6,837	62,082
	$7,105,530	$8,171,635

Contract liabilities recognized were related to online ticketing and reservation and digital marketing and the following is reconciliation for the years presented:

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Schedule of Contract liabilities:

	Years ended December 31,
	2024	2023
Contract liabilities, brought forward	$1,265,753	$1,405,090
Add: recognized as deferred revenue	1,426,901	1,265,753
Less: recognized as revenue	(1,265,753)	(1,405,090)
Contract liabilities, carried forward	$1,426,901	$1,265,753

The contract liabilities are expected to be recognized within the next twelve months.

NOTE－5 SEGMENT REPORTING

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance, as the following reportable segments.

(i)	e-Commerce – operates an online lifestyle platform under the brand name of “Leflair” covering a diversity of services and products, such as fashion and accessories, beauty and personal care, and home and lifestyle, all managed by SOPA Technology Company Ltd,

(ii)	Corporate – is investment holding and head quarter within SOPA entities,

(iii)	Online grocery and food deliveries – operate an online food delivery service under the “Handycart” and “Mangan” brand name, managed by Dream Space Trading Co Ltd and New Retail Experience Incorporated respectively and an online grocery delivery under the “Pushkart” brand name, managed by New Retail Experience Incorporated,

(iv)	Telecommunication reseller – provide sales of local mobile phone plans and global internet data provider plans, both services managed by the Gorilla Group,

(v)	Digital marketing operates the digital marketing business with creator and digital marketing platform, and

(vi)	Online ticketing and reservation - operates the sale of domestic and overseas air ticket and global hotel reservations.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which includes general and administrative expenses which are included in the accompanying statements of operations.

The key measures of segment profit or loss are reviewed by our CODM. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period and manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

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Schedule of Segment Reporting:

	Year ended December 31, 2024
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	—	—	—	34,808	—	—	34,808
Sales – digital marketing	—	6,173,970	—	—	—	—	6,173,970
Sales – online ticketing and reservation	—	—	885,017	—	—	—	885,017
Sales – data	—	—	—	—	4,898	—	4,898
Software sales	—	—	6,837	—	—	—	6,837
Total revenue	—	6,173,970	891,854	34,808	4,898	—	7,105,530

Cost of sales:
Cost of online ordering	(499)	—	—	(38,406)	—	—	(38,905)
Cost of digital marketing	—	(5,123,662)	—	—	—	—	(5,123,662)
Cost of data	—	—	—	—	(50,750)	—	(50,750)
Software cost	—	—	(17,769)	(11,530)	—	—	(29,299)
Total cost of revenue	(499)	(5,123,662)	(17,769)	(49,936)	(50,750)	—	(5,242,616)

Gross income (loss)	(499)	1,050,308	874,085	(15,128)	(45,852)	—	1,862,914

Operating Expenses
Sales and marketing expenses	—	(84,224)	(166,289)	(22,075)	(18,395)	(50,478)	(341,461)
Software development costs	—	—	—	—	—	(54,644)	(54,644)
Depreciation	(21,151)	(26,071)	(80,443)	(46,737)	—	(62,257)	(236,659)
Amortization	—	—	(24,638)	—	(360,270)	(30,087)	(414,995)
General and administrative expenses	(234,917)	(1,472,520)	(1,901,294)	(411,758)	(56,471)	(6,059,527)	(10,136,487)
Total operating expenses	(256,068)	(1,582,815)	(2,172,664)	(480,570)	(435,136)	(6,256,993)	(11,184,246)

Loss from operations	(256,567)	(532,507)	(1,298,579)	(495,698)	(480,988)	(6,256,993)	(9,321,332)

Loss on disposal of subsidiary	—	—	—	—	(75)	—	(75)
Interest income	11	500	2,504	3	—	10,429	13,447
Interest expense	—	(594)	(26)	—	(838)	(150,686)	(152,144)
(Loss) gain on disposal of plant and equipment	205	—	(67,406)	—	—	—	(67,201)
Provision for loss on litigation settlement	—	(818,352)	—	—	—	—	(818,352)
Waiver of loan payable	—	—	—	—	43,835	—	43,835
Write-off of plant and equipment	—	—	—	—	—	(8,488)	(8,488)
Write-off of goodwill	—	—	(6,348)	—	—	—	(6,348)
Write-off of intangible assets	—	—	(135,000)	—	—	—	(135,000)
Other income (expense)	3,750	21,680	282,485	7,180	3,583	(23,778)	294,900
Total other income (expense)	3,966	(796,766)	76,209	7,183	46,505	(172,523)	(835,426)
Income (loss) before income taxes	(252,601)	(1,329,273)	(1,222,370)	(488,515)	(434,483)	(6,429,516)	(10,156,758)

F-75

	Year ended December 31, 2023
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Revenue from external customers
Sales – online ordering	98,004	—	—	414,120	—	—	512,124
Sales – digital marketing	—	5,326,664	639,947	—	—	—	5,966,611
Sales – online ticketing and reservation	—	—	1,606,800	—	—	—	1,606,800
Sales – data	—	—	—	—	24,018	—	24,018
Software sales	—	51,450	9,887	—	—	745	62,082
Total revenue	98,004	5,378,114	2,256,634	414,120	24,018	745	8,171,635

Cost of sales:
Cost of online ordering	(103,641)	—	—	(370,935)	—	—	(474,576)
Cost of digital marketing	—	(4,953,510)	—	—	—	—	(4,953,510)
Cost of data	—	—	—	—	(44,750)	—	(44,750)
Software cost	—	—	(32,682)	(194,206)	—	(1,921)	(228,809)
Total cost of revenue	(103,641)	(4,953,510)	(32,682)	(565,141)	(44,750)	(1,921)	(5,701,645)

Gross income (loss)	(5,637)	424,604	2,223,952	(151,021)	(20,732)	(1,176)	2,469,990

Operating Expenses
Sales and marketing expenses	(2,465)	(48,835)	(260,501)	(79,581)	(33,636)	(152,913)	(577,931)
Software development costs	—	—	—	—	—	(55,645)	(55,645)
Depreciation	(31,256)	(20,397)	(88,706)	(42,803)	—	(65,826)	(248,988)
Amortization	—	—	(25,812)	—	(179,212)	(817,461)	(1,022,485)
General and administrative expenses	(618,061)	(1,472,010)	(1,720,523)	(870,286)	(93,944)	(13,750,535)	(18,525,359)
Total operating expenses	(651,782)	(1,541,242)	(2,118,032)	(992,670)	(306,792)	(14,819,890)	(20,430,408)

Income (loss) from operations	(657,419)	(1,116,638)	(105,920)	(1,143,691)	(327,524)	(14,821,066)	(17,960,418)

Other income (expense)
Dividend income	7,638	—	—	—	—	—	7,638
Gain on early lease termination	—	1,064	—	—	—	—	1,064
Interest income	18	390	2,452	1,006	—	156,836	160,702
Interest expense	(27)	—	973	—	(1,181)	—	(235)
Gain on disposal of plant and equipment	(477,285)	478,723	—	—	—	—	1,438
Waiver of loan payable	192,716	—	—	—	—	—	192,716
Write-off of plant and equipment	(386,160)	—	—	—	—	—	(386,160)
Write-off of intangible assets						(276,000)	(276,000)
Other income	4,018	6,946	21,311	10,629	12,483	130,265	185,652
Total other income (expense)	(659,082)	487,123	24,736	11,635	11,302	11,101	(113,185)
Income (loss) before income taxes	(1,316,501)	(629,515)	153,146	(1,132,056)	(316,222)	(14,832,455)	(18,073,603)

F-76

	December 31, 2024
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Intangible assets, net	—	1,659,000	3,345,161	—	402,399	179,336	5,585,896
Identifiable assets	111,636	2,477,449	10,190,695	214,933	21,347	2,677,745	15,693,805

	December 31, 2023
	Online F&B and Groceries Deliveries	Digital Marketing	Online Ticketing and reservation	e-Commerce	Telecommunication Reseller	Corporate	Total
Intangible assets, net	—	1,659,000	3,372,445	—	911,706	138,577	6,081,728
Identifiable assets	167,360	2,495,897	3,188,452	361,421	46,625	4,021,691	10,281,446

The below revenue are based on the countries in where the sales occurred. Summarized financial information concerning our geographic segments is shown in the following tables:

	Years Ended December 31,
	2024	2023
Indonesia	$892,210	$1,235,834
Vietnam	634,190	1,256,972
Philippines	333,598	196,998
Singapore	275,981	459,213
United States	3,506,052	3,936,733
Thailand	1,463,055	1,083,080
Malaysia	444	2,805
	$7,105,530	$8,171,635

The below long-live assets are based on the countries in where they locate. Summarized financial information concerning our geographic segments is shown in the following tables:

	Years Ended December 31,
	2024	2023
Indonesia	$193,106	$472,116
Vietnam	81,877	71,498
Philippines	695,944	53,886
Singapore	23,082	1,174,994
United States	14,481	319,512
Thailand	150,363	—
India	690	2,608
	$1,159,543	$2,094,614

F-77

NOTE－6 DEPOSIT, PREPAYMENTS AND OTHER RECEIVABLES

	December 31,
	2024	2023
Deposits	$2,370,289	$772,427
Prepayments	1,013,526	838,721
Value added tax	84,301	118,167
Interest receivable	5,950	11,552
Other receivables (a)	1,715,784	466,907
Total	$5,189,850	$2,207,774

(a)	Included in the other receivables is a security bond placed for Narain case of $1,298,495 and other third parties receivables for December 31, 2024 and all other third parties for December 31, 2023.

NOTE－7 INVENTORIES

	December 31,
	2024	2023
Finished goods	$157,734	$431,483
Less:
Reserve for excess and obsolete inventory	—	—
Total Inventories	$157,734	$431,483

All finished goods inventories were related to e-commerce business and was held by the third party logistic. The cost of sales totaled $38,905 and $474,576 incurred during the years ended December 31, 2024 and 2023, respectively.

NOTE－8 INTANGIBLE ASSETS

As of December 31, 2024 and 2023, intangible assets consisted of the following:

	Useful life	December 31, 2024	December 31, 2023
At cost:

Software platform	2.5 years	$8,000,000	$8,000,000
Apps development	3 years	932,310	966,535
Computer software	3 years	712,747	744,914
Software system	3 years	—	—
Intellectual technology	3 years	—	276,000
Identifiable intangible asset	Indefinite	5,100,654	5,100,654
		14,745,711	15,088,103
Less: impairment loss recognized		(135,000)	(276,000)
Less: accumulated depreciation		(9,106,664)	(8,730,375)
		$5,504,047	$6,081,728

F-78

November 1, 2018, the Company entered into a software development agreement with CVO Advisors Pte Ltd (CVO) 2018 to design and build an App and Web-based platform for the total consideration of $8,000,000. CVO who is a third party vendor in the business of designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms in Asia. The CVO developer performed and accepted technical work, of software development phase, which was materially completed by December 23, 2018. The Company obtained a third-party license (Wallet Factory International Ltd) for their technology build up by CVO.

The delivered platform was further developed by the Company’s in-house technology team (based in Noida that Sopa is currently using for the loyalty platform. The platform can be downloaded from Apple store or Googleplay store (i.e. SoPa App) and the Company’s web version is on www.sopa.asia. The platform was completed developed on September 30, 2020 and has estimated life of 2.5 years. The platform started to be amortized from October 1, 2020.

Further, the Company entered into a subscription agreement with CVO to issue 8,000 shares of preferred stock for the software development, equal to the aggregate of $8,000,000 or at the stated value of $1,000 per share.

Pursuant to the subscription agreement entered into with CVO, the Company issued 8,000 shares of Series A convertible preferred stock for the purchase of software development at the stated value of $1,000 per share, totaling $8,000,000. CVO performed and accepted the technical work such as designing, developing, operating computer software applications including mobile and web application for social media, big data, point of sales, loyalty rewards, food delivery and technology platforms. The holder of this series A provided their consent to waive the warrant provision available with them and accordingly the preferred series A accounted in 2018.

Also, the owner of CVO entered into a call option agreement with the CEO of the Company to sale all the shares of CVO for the sum of $10 per share, as of date, these options were exercised by the CEO of the Company, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation (refer Note 21). As a result of this option exercise, there were no accounting effect on the Company’s financial statement during the years ended December 31, 2024 and 2023.

Amortization of intangible assets was $414,995 and $1,022,485 for the years ended December 31, 2024 and 2023, respectively, recorded in General and Administrative Expenses.

Apps development costs for the development stage of mobile apps development with blockchain feature used by the subsidiaries under Telecommunications Reseller segment business amounted to $932,310 (2023: $966,535) and pertains to capitalization of the Information Technology consultancy and services incurred in the development process.

Computer software including business and operating software and license acquired from third parties.

Software system is the existing apps development cost and potential software value estimated base on acquisition exercise of Mangan business unit under New Retail Experience Incorporated, through the finalization of Purchase Price Allocation. This has been written off during the year ended December 31, 2023.

Intellectual technology is the identified technology value concluded from acquisition of Pushkart business unit under New Retail Experience Incorporated, through the finalization of Purchase Price Allocation. This has been written off during the year ended December 31, 2023.

Identifiable intangible assets are the potential intangible assets as stakeholder values estimated based on acquisition exercise of TMG group, Nusatrip group and VLeisure, through the finalization of Purchase Price Allocation. Impairment loss on intangible assets on VLeisure was $135,000 and $0 for the year ended December 31, 2024 and 2023, respectively.

F-79

NOTE － 9 PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	December 31, 2024	December 31, 2023
At cost:
Computer	$526,272	$526,495
Office equipment	54,658	56,098
Furniture and fixtures	10,054	10,531
Renovation	484,475	614,143
	1,075,459	1,207,267
Less: accumulated depreciation	(667,588)	(520,609)
	407,871	686,658

Depreciation expense for the years ended December 31, 2024 and 2023 were $236,659 and $248,988, respectively.

NOTE－10 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	December 31, 2024	December 31, 2023

Amounts due to related parties (a)	$8,568	$9,900

(a)	The amounts represented temporary advances to the Company by related parties (two officers), which were unsecured, interest-free and had no fixed terms of repayments.

NOTE－11 ACCRUED LIABILITIES AND OTHER PAYABLES

	December 31, 2024	December 31, 2023

Accrued payroll	$918,472	$137,096
Accrued VAT expenses	177,616	40,855
Accrued taxes	1,483,438	1,990,994
Accrued litigation compensation (a)	2,116,847	1,298,495
Customer deposit	10,172,396	402,339
Customer refund	856,829	922,784
Other payables	712,185	897,566
Pension provision	111,523	185,760
Accrued COGS	47,969	—
Other accruals (b)	1,726,252	990,280
Total accrued liabilities and other payables	$18,323,527	$6,866,169

(a)	The accrued litigation compensation for the year ended December 31, 2024 including two litigations, including Narain case of $1,298,495 which has been covered by a secured bond paid and issued during the financial year ended December 31, 2024, and Yeah1 case of $818,352, both disclosed under Note 21 – Contingent and Commitment – Litigation. The accrued litigation compensation for the year ended December 31, 2023 is the Narain case of $1,298,495.
(b)	The other accruals including consultancy fee, professional fee, directors fee and general operating expenses.

F-80

NOTE－12 LEASES

We determine whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified plant and equipment explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as we have elected the practical expedient. Some of our operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the operating lease right-of-use assets, current and non-current operating lease liabilities on the Consolidated Balance Sheets. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, our incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. We had no financing leases as of December 31, 2024 and 2023.

As of December 31, 2024, the leases used a weighted average incremental borrowing rate of 5.63% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2.32 years.

As of December 31, 2023, the leases used a weighted average incremental borrowing rate of 5.58% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2.85 years.

During the year ended December 31, 2024, no new lease arrangements was entered, and accounted as per ASC Topic 842.

The Company excluded short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense, as follows:

	Years ended December 31,
	2024	2023

Operating lease expense (per ASC 842)	$435,139	$569,508
Short-term lease expense (other than ASC 842)	73,577	119,990
Total lease expense	$508,716	$689,497

As of December 31, 2024, right-of-use assets were $751,672 and lease liabilities were $753,375.

As of December 31, 2023, right-of-use assets were $1,407,956 and lease liabilities were $1,411,226.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of December 31, 2024

The below table summarizes our (i) minimum lease payments over the next three years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years ending December 31:

Years ended December 31,	Operating lease amount
2025	$392,520
2026	239,507
2027	172,119
Total	804,146
Less: interest	(50,771)
Present value of lease liabilities	$753,375
Less: non-current portion	(392,754)
Present value of lease liabilities – current liability	$360,621

F-81

NOTE – 13 LOANS

	December 31, 2024	December 31, 2023

Loan – A (i)	$13,210	$21,313
Loan – B (ii)	99,831	—
	$113,041	$21,313

i)	On August 17, 2021, the newly acquired subsidiary, Gorilla Networks Pte. Ltd., received a loan from a bank of SGD 50,000, approximately $35,937 for a term of 60 months until August 31, 2026. The effective interest rate is 4.75%. For the years ended December 31, 2024 and 2023, the Company recognized the interest expense of $838 and $1,181, respectively.

ii)	On September 30, 2024, the Company purchased the Directors and Officers (D&O) insurance at a premium fee of $161,692 for a term of 12 months. Also, the Company entered a loan agreement with First Insurance Funding to finance 85% of the total premium, to repay the premium of $137,226. The Company paid the down-payment of $24,466 (15%) and remaining balance $137,226 (85%) to be repaid by 10 installments until July 30, 2025, with a total interest imposed of $5,390. The outstanding balance as of December 31, 2024 was $99,831 and there was no outstanding loan balance on this loan as of December 31, 2023.

NOTE – 14 SHAREHOLDERS’ DEFICIT

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 11,333,333 shares of capital stock, consisting of 6,333,333 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the periods presented.

The holders of the Company’s common stock are entitled to the following rights:

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

F-82

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s common stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Common stock outstanding

As of December 31, 2024 and 2023, the Company had a total of 3,718,030 and 2,217,491 shares of its common stock issued and outstanding, respectively.

On February 10, 2021, the Company effected a 750 for 1 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the forward stock split.

On September 21, 2021, the Company effected a 1 for 2.5 stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the periods presented, unless otherwise indicated, to give effect to the reverse stock split.

On November 8, 2021, the Company entered into an underwriting agreement with Maxim Group LLC, related to the offering of 192,593 shares of the Company’s common stock (the “Firm Shares”), at a public offering price of $135.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase an additional 236,111 shares of common stock (the “Option Shares”) to cover over-allotments. The Company’s common stock was listed on the Nasdaq Capital Market on November 9, 2021 and began trading on such date. The closing (the IPO Closing.) of the offering and sale of the Firm Shares and the sale of 236,111 Option Shares occurred on November 12, 2021. Aggregate gross proceeds from the closing related to the Firm Shares and the Option Shares was $26,000,001 and $2,124,999, respectively. The Company incurred expenses of $2,677,846 in connection with the IPO.

Upon the closing of the IPO, all outstanding shares of preferred stock series A, B, B-1, C and C-1 were automatically converted into 59,259 shares, 50,960 shares, 3,200 shares, 31,040 shares and 279,680 shares of the Company’s common stock for the value of $8,000,000, $3,412,503, $466,720, $8,353,373 and $5,536,832, respectively.

On May 1, 2024, the Company effected a 1-for-15 reverse stock split of the issued and outstanding shares of the Company’s common stock. The number of authorized shares has changed to 6,333,333 shares and par value remain unchanged. All share and per share information in these financial statements and its footnotes have been retroactively adjusted for the years presented, unless otherwise indicated, to give effect to the reverse stock split.

The forward stock split and reverse stock split described above had no effect on the stated value of the preferred stock, and the number of designated shares and outstanding shares of each series of preferred stock was unchanged in accordance with the respective certificate of designations. The number of authorized shares of preferred stock remained unchanged.

During the years ended December 31, 2024 and 2023, the Company issued 133,333 and 213,072 shares of common stock to consultants in exchange for consulting services valued at $330,000 and $1,985,759, respectively.

During the years ended December 31, 2024 and 2023, the Company issued 275,095 and 101,480 shares of common stock to eighteen and twenty eight of its employees as compensation valued at $474,733 and $756,840, respectively.

F-83

During the years ended December 31, 2024 and 2023, the Company issued 300,000 and 0 shares of common stock for private placement valued at $250,000 and $0, respectively.

During the years ended December 31, 2024 and 2023, the Company issued 24,631 and 11,854 shares of common stock for settlement of acquisition of subsidiary valued at $75,002 and $62,500, respectively.

During the years ended December 31, 2024 and 2023, the Company issued 0 and 52,229 shares of common stock for staff exercised options, at $23.70 per share, total amounting to $0 and $1,226,793, respectively.

Warrants

In August 2019, the Company issued 1,400 warrants to purchase 1,400 shares of its common stock to one employee as compensation for his services to the Company, at a fair value of $17,500. Each warrant is convertible into one share of common stock at an exercise price of $0.0015 per share. The warrants will expire on the second (2nd) anniversary of the initial date of issuance. As at December 31, 2019, none of the warrants have been exercised. 1,400 shares were fully exercised during the year ended December 31, 2020.

In December 2020, the Company issued a certain number of warrants pursuant to the Series C-1 Subscription Agreement. Each redeemable warrant allows the holder to purchase one C-1 preferred stock at a price of $6,300 per share. The warrants shall be exercisable on or before December 31, 2020, 2021 and 2022. During the year ended December 31, 2022, the Company issued 126 warrants.

In December 2020, a total of 56 warrants were exercised in exchange for 56 Series C-1 preferred stocks. (refer note 17 for details).

Below is a summary of the Company’s issued and outstanding warrants as of December 31, 2024 and 2023: In December 2020, a total of 838 warrants were exercised in exchange for 838 Series C-1 preferred stocks:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2020 (a)	137	$6,300.00	0.60
Issued (b)	142	$6,300.00	0.50
Issued (a)	9,630	$148.50	5.00
Exercised	(21)	$6,300.00	—
Expired	—	—	—
Outstanding as of December 31, 2021	9,888	$308.55	4.88
Issued (c)	248,586	$49.20	4.11
Exercised	(5,307)	$49.20	0.50
Expired	(238)	$6,300.00	—
Outstanding as of December 31, 2022	252,929	$53.55	4.03
Outstanding as of December 31, 2023	252,929	$53.55	3.02
Outstanding as of December 31, 2024	252,929	$53.55	2.00

There is no intrinsic value for the warrants as of December 31, 2024 and 2023.

(a)	Common stock will be issued upon exercise of the 9,630 warrants having intrinsic value of $0 and $73,667 as of December 31, 2022 and 2021, respectively.

(b)	Series C-1 Preferred Stock will be issued upon the exercise of the warrants. The Series C-1 Preferred Stock was automatically converted into 0 and 77,200 shares of common stock with the intrinsic value of $0 and $10,433,580 as of December 31, 2022 and 2021, respectively.

(c)	Common stock will be issued upon warrants exercise of the 243,299 warrants having no intrinsic value as of December 31, 2022.

F-84

On April 19, 2021, the Company extended the expiry date of the Warrant issued to the Series C-1 Preferred Stockholder by nine months from September 30, 2021 to December 31, 2021. Further, on November 16, 2021, the Company extended the expiry date of the Warrant issued to the Series C-1 Preferred Stockholder by six months from December 31, 2021 to June 30, 2022. The Company considered this warrant as permanent equity per ASC Topic 815-40-35-2, the warrants would not be marked to market at each financial reporting date. However, where there is a subsequent change in assumptions related warrants (in the instant case, an extension of the expiration date of the warrants), the difference between the amount originally recorded and the newly calculated amount, based upon the changed assumptions, is determined and the difference between the before and after valuation is recorded as an expense, with the corresponding credit to additional paid-in capital. No additional warrants modification expense were recorded as of December 31, 2024 and December 31, 2023, respectively.

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions.

Schedule of Stock options assumptions

	Before modification	After modification
Dividend rate	0%	0%
Risk-free rate	0.06%	0.12%
Weighted average expected life (years)	9 months	18 months
Expected volatility	25%	25%
Exercise price	$1.4	$1.4

The Company considered 25% volatility as from inception through the date of the Company common stocks.

Ex-director’s Stock option

On December 8, 2021, the Board of Directors approved a grant to Dennis Nguyen of a 10-year stock option to purchase 129,685 shares of common stock at an exercise price of $97.35 per share that are vested and are exercisable at any time.

Schedule of Stock Option

	Share option	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding as of December 31, 2022	—	—	—
Granted	129,684	97.35	10
Exercised	—	—	—
Expired	—	—	—
Outstanding as of December 31, 2023	129,684	$97.35	9.25
Granted	—	—	—
Exercised	—	—	—
Expired	—	—	—
Outstanding as of December 31, 2024	129,684	$97.35	8.25

F-85

The total fair value of options vested during the years ended December 31, 2024 and 2023 was $0.

The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2024 and 2023:

December 8, 2021
Dividend rate	0%
Risk-free rate	1.52%
Weighted average expected life (years)	10 years
Expected volatility	130%
Share price	$6.49

Ex-director’s stock awards

	Stock awards	Weighted average exercise price	Weighted average remaining contractual life
Unvested as of December 31, 2022	21,732	$114.75	0.92 years
Issued	—	—	—
Vested	(21,732)	114.75	—
Cancelled	—	—	—
Unvested as of December 31, 2023	—	—	—
Issued	—	—	—
Vested	—	—	—
Cancelled	—	—	—
Unvested as of December 31, 2024	—	$—	—

The Company issued 54,330 shares of its common stock on September 1, 2021 (“start date”) of which 43,464 shares shall be subject to vesting. The shares shall vest in accordance with the following vesting schedule: 10,866 vesting shares will vest every six-months for a two-year period from the start date, with the first vesting date being March 1, 2022. For the years ended December 31, 2024 and 2023, the Company recognized the amortization of stock compensation expense of $0 and $645,750, respectively.

NOTE－15 PREFERRED STOCKS AND WARRANTS

As of December 31, 2024 and 2023, the Company’s preferred stocks have been designated as follow:

	No. of shares	Stated Value
Series A Convertible Preferred Stock	10,000	$1,000
Series B Convertible Preferred Stock	10,000	$1,336
Series B-1 Convertible Preferred Stock	15,000	$2,917
Series C Convertible Preferred Stock	15,000	$5,763
Series C-1 Convertible Preferred Stock	30,000	$420
Series X Super Voting Preferred Stock	153,500	$0.0001

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All of the Series A, B, B-1, C, and C-1 Preferred Shares were issued at a value of respective stated value per share. These all Series of Preferred Shares contain a conversion option, are convert into a fixed number of common shares or redeemable with the cash repayment at the liquidation, so as a result of this liquidation preference, under U.S GAAP, the Company has classified all these Series of Preferred Shares within mezzanine equity in the consolidated balance sheet.

Series X Super Voting Preferred Stock was issued a par value per share. This Series of Preferred Shares does not contain a conversion option, so as a result of this liquidation preference, under U.S GAAP, the Company has classified the Series of Preferred Shares within permanent equity in the consolidated balance sheet.

Voting Rights: (1) The affirmative vote of at least a majority of the holders of each series of preferred stock shall be necessary to:

(a)	increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock; and

(a)	adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise.

(2) The affirmative vote of at least a majority of the holders of the shares of the Series A Preferred Stock shall be necessary to:

(a)	enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation, or voluntarily liquidate or dissolve;

(b)	authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States);

(c)	increase or decrease (other than decreases resulting from conversion of the Series A Preferred Stock) the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Company’s common stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; and

(d)	any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Conversion Rights (Series A Preferred Stock): Upon the consummation of this offering, the issued and outstanding shares of Series A Preferred Stock automatically convert into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) the aggregate Stated Value of the issued and outstanding Series A Preferred Stock plus any other amounts due to the holders thereof divided by (y) the offering price of the Company’s common stock. If 90 days after conversion, the closing market price of the Company’s common stock as quoted on Nasdaq (the “Market Value”) has decreased below the initial public offering price, each holder of the Series A Preferred Stock shall be issued a warrant to purchase a number of shares of the Company’s common stock equal to 40% of the quotient of the (a) aggregate Stated Value held by such holder before conversion at the initial public offering price and the Market Value of the shares of common stock that were issuable upon conversion divided by (b) the Market Value. The warrants shall have a term of five years and shall be exercisable at the Market Value.

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Conversion Rights (Preferred Stock other than Series A and Series X Super Voting Preferred Stock): Upon the consummation of this offering, each issued and outstanding share of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock will automatically convert into 750 shares of the Company’s common stock. Series X Super Voting Preferred stock shall not have any rights to convert into the Company’s common stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”), the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share in cash equal to the greater of (x) the aggregate Stated Value for all shares of such series of Preferred Stock then held by then or (y) the amount payable per share of the Company’s common stock which such holder of preferred stock would have received if such holder had converted to common stock immediately prior to the Liquidation Event all of such series of preferred stock then held by such holder (the “Series Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to the holders of the preferred stock the full Series Stock Liquidation Preference for all series, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the aggregate Series Liquidation Preferences that would otherwise be payable to each of the holders of preferred stock. Such payment shall constitute payment in full to the holders of the preferred stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Company in trust for the account of the holders of preferred stock, so as to be immediately available for such payment, such holders of preferred stock shall be entitled to no further participation in the distribution of the assets of the Company. The sale of all or substantially all of the assets of the Company, or merger, tender offer or other business combination to which the Company is a party in which the voting stockholders of the Company prior to such transaction do not own a majority of the voting securities of the resulting entity or by which any person or group acquires beneficial ownership of 50% or more of the voting securities of the Company or resulting entity shall be deemed to be a Liquidation Event.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

Series A Preferred Shares

No Series A Preferred Stocks were issued during the years ended December 31, 2024 and 2023.

Upon the IPO Closing, all outstanding shares of Series A Preferred Stocks were automatically converted into 888,889 shares of the Company’s common stock valued at $8,000,000, equal to approximately $9 per share.

As of December 31, 2024 and 2023, there were no shares of Series A Preferred Stocks issued and outstanding, respectively.

Series B Preferred Stocks

No Series B Preferred Stocks were issued years ended December 31, 2024 and 2023.

Upon the IPO Closing, all outstanding shares of Series B Preferred Stock were automatically converted into 764,400 shares of the Company’s common stock valued at $3,412,503, equal to approximately $4.46 per share.

As of December 31, 2024 and 2023, there were no shares of Series B Preferred Stocks issued and outstanding, respectively.

Series B-1 Preferred Shares

There was no Series B-1 Preferred Stocks issued during the years ended December 31, 2024 and 2023.

Upon the IPO Closing, all outstanding shares of Series B-1 Preferred Stocks were automatically converted into 48,000 shares of the Company’s common stock valued at $466,720, equal to approximately $9.72 per share.

As of December 31, 2024 and 2023, there were no shares of Series B-1 Preferred Stocks issued and outstanding, respectively.

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Series C Preferred Shares

No Series C Preferred Stocks were issued during the years ended December 31, 2024 and 2023.

Upon the IPO Closing, all outstanding shares of Series C Preferred Stocks were automatically converted into 465,600 shares of the Company’s common stock valued at $8,353,373, equal to approximately $17.9 per share.

As of December 31, 2024 and 2023, there were no shares of Series C Preferred Stocks issued and outstanding, respectively.

Series C-1 Preferred Shares

No Series C-1 Preferred Stocks were issued during the years ended December 31, 2024 and 2023.

The Company accounts for warrants issued in accordance with the guidance on “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” in Topic 480. These warrants did not meet the criteria to be classified as a liability award and therefore were treated as an equity award and classified the Series C-1 Preferred Stocks within mezzanine equity in the consolidated balance sheet.

Upon the IPO Closing, all outstanding shares of Series C-1 Preferred Stocks were automatically converted into 4,195,200 shares of the Company’s common stock valued at $5,536,832, equal to approximately $1.21 per share.

As of December 31, 2024 and 2023, there were no shares of Series C-1 Preferred Stocks issued and outstanding, respectively.

Series X Super Voting Preferred Shares

In August 2021, the Company created a new series of preferred stock titled “Series X Super Voting Preferred Stock”, at par value, consisting of 3,500 shares. The Series X Super Voting Preferred Stock carries certain rights and privileges including but not limited to the right to 10,000 votes per share) to vote on all matters that may come before the stockholders of the Corporation, voting together with the common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights. The Series X Super Voting Preferred Stock is accounted for as an equity classification.

During the year ended December 31, 2024, the subsidiaries issued 75,000 each of Series X Super Voting Preferred Stock to a director.

On September 3, 2024, the subsidiaries, Thoughtful Media Group Incorporated and Nusatrip Incorporated, each issued 75,000 shares of their Super Voting Preferred Stock to their respective director, totaling 150,000 shares. On October 14, 2024, the subsidiaries cancelled the Company’s Super Voting Preferred Stock previously issued to their director, and the 150,000 Super Voting Preferred Shares are now held as treasury stock.

As of December 31, 2024 and 2023, there were 153,500 and 3,500 shares of Series X Super Voting Preferred Stocks issued and outstanding, respectively.

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NOTE－ 16 TREASURY STOCK

On January 25, 2023, the Board of Directors (“Board”) authorized a $2,000,000 share repurchase program. The following table presents information with respect to repurchases of common stock during the years ended December 31, 2024 and 2023:

	Years ended December 31,
	2024	2023

Aggregate common stock repurchased	$201,902	$74,107
Weighted average price paid per share	0.27	10.60
Total amount paid	$54,943	$785,525

As of December 31, 2024 and 2023, we had up to $0 and $1,214,475 of the share repurchase program available, respectively. Under the share repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the SEC and other applicable legal requirements. The timing and amount of any shares of our common stock that are repurchased under the share repurchase program will be determined by our management based on market conditions and other factors. The share repurchase program does not obligate us to acquire any particular amount of common stock, and may be modified, suspended or discontinued at any time or from time to time at our discretion.

On October 14, 2024, the Company have cancelled the Company’s Super Voting Preferred Stock to the former director, and the 150,000 Super Voting Preferred Stocks issued are held as treasury stock.

NOTE－ 17 INCOME TAXES

For the years ended December 31, 2024 and 2023, the local (“Nevada”) and foreign components of loss before income taxes were comprised of the following:

	Years ended December 31,
	2024	2023
Tax jurisdiction from:
- Local	$(4,193,024)	$(11,720,751)
- Foreign	(5,963,734)	(6,352,852)
Loss before income taxes	$(10,156,758)	$(18,073,603)

The provision for income taxes consisted of the following:

	Years ended December 31,
	2024	2023
Current:
- United States	$40,065	$7,225
- Singapore	(8,598)	8,598
- Vietnam	4,720	7,078
- India	2,572	2,414
- Thailand	41,780	—
Income tax expense	$80,539	$25,315

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Reconciliation of statutory to effective tax rate:

	Year ended December 31,
	2024	2023

Loss before income taxes	$(10,156,758)	$(18,073,603)
U.S. federal statutory tax rate	(2,132,921)	(3,795,458)
State income tax, net of federal benefits	(48,992)	33,579
Foreign income taxed at different rates	158,647	179,713
Non-taxable income	(42,742)	(119,642)
Non-deductible expenses	227,629	218,474
Valuation allowance adjustments	1,904,025	3,508,649
Under provision for income tax of prior year	14,893	—
	$80,539	$25,315

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States.

As of December 31, 2024, the operation in the United States incurred $37,289,228 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $7,830,738 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

As of December 31, 2023, the operation in the United States incurred $33,900,937 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $7,119,197 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Singapore

The Company’s subsidiary is registered in the Republic of Singapore and is subject to the tax laws of Singapore.

As of December 31, 2024, the operation in the Singapore incurred $14,098,824 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $2,396,800 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

As of December 31, 2023, the operation in the Singapore incurred $10,082,433 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $1,714,014 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year.

As of December 31, 2024, the operation in the Vietnam incurred $5,997,198 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards expiring in 5 years if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $1,199,440 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

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As of December 31, 2023, the operation in the Vietnam incurred $4,881,638 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2026, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $976,328 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

India

The Company’s subsidiary operating in India is subject to the India Income Tax at a standard income tax rate of 25% during its tax year.

As of December 31, 2024, the operation in the India incurred $9,997 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $2,499.

As of December 31, 2023, the operation in the India incurred $9,593 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $2,398.

Indonesia

The Company’s subsidiary is registered in Indonesia and is subject to the tax laws of Indonesia.

As of December 31, 2024, the Company’s subsidiary operations in Indonesia incurred $899,979 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards expiring in 10 years if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $197,995 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

As of December 31, 2023, the Company’s subsidiary operations in Indonesia incurred $286,423 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $63,013 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Philippines

The Company’s subsidiary is registered in the Philippines and is subject to the tax laws of the Philippines.

As of December 31, 2024, the Company’s subsidiary operations in Philippines incurred $1,265,397 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards expiring in 5 years if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $316,349 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

As of December 31, 2023, the Company’s subsidiary operations in Philippines incurred $982,469 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $245,617 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

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Thailand

The Company’s subsidiary is registered in Thailand and is subject to the tax laws of Thailand.

As of December 31, 2024, the Company’s subsidiary operations in Thailand incurred $531,943 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards expiring in 5 years if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $106,389 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

The Company’s subsidiary is registered in Malaysia and is subject to the tax laws of Malaysia.

As of December 31, 2024, the Company’s subsidiary operations in Malaysia incurred $7,595 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards expiring in 10 years if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $1,823 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

As of December 31, 2023, the operation in the Malaysia incurred $14,164 of net operating gain. The Company has provided for a full tax effect allowance against the current and deferred tax expenses of $3,399.

Deferred tax assets and liabilities are recognized for future tax consequences between the carrying amounts of assets and liabilities and their respective tax basis using enacted tax rates in effect for the tax year in which the differences are expected to reverse. Significant deferred tax assets and liabilities of the Company as of December 31, 2024 and 2023 consist of the following:

Schedule of Deferred Tax Assets and Liabilities

	December 31, 2024	December 31, 2023
Deferred tax assets:
Software intangibles (U.S)	$150,465	$150,465
Deferred Stock Compensation (U.S.)	5,864,670	5,864,670
Net operating loss carryforwards
- United States	7,830,738	7,119,197
- Singapore	2,396,800	1,714,014
- Vietnam	1,199,440	976,328
- Philippines	316,349	245,617
- Indonesia	197,995	63,013
- Thailand	106,389	118,848
- Malaysia	1,823	—
	18,064,669	16,252,152
Less: valuation allowance	(18,006,319)	(16,102,294)
Deferred tax assets, net	$58,350	$149,858

The Internal Revenue Code includes a provision, referred to as Global Intangible Low-Taxed Income (“GILTI”), which provides for a 10.5% tax on certain income of controlled foreign corporations. We have elected to account for GILTI as a period cost if and when occurred, rather than recognizing deferred taxes for basis differences expected to reverse.

The Company is subject to taxation in the U.S. and various foreign jurisdictions. U.S. federal income tax returns for 2018 and after remaining open to examination. We and our subsidiaries are also subject to income tax in multiple foreign jurisdictions. Generally, foreign income tax returns after 2017 remain open to examination. No income tax returns are currently under examination. As of December 31, 2024 and 2023, the Company does not have any unrecognized tax benefits, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the years ended December 31, 2024 and 2023, there were no penalties or interest recorded in income tax expense.

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NOTE－ 18 PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in all countries operating in the Company. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2024 and 2023, $236,709 and $280,402 contributions were made accordingly.

NOTE－ 19 RELATED PARTY TRANSACTIONS

From time to time, a shareholder and director of the Company advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

The Company paid to the director and key management personnel, the total salaries of $937,500 and $995,796 during the years ended December 31, 2024 and 2023, respectively.

The Company accrued 0 and 444,861 shares to directors and key management personnel, the total share option of $0 and $712,036 during the years ended December 31, 2024 and 2023, respectively.

The Company paid to a former director, total professional fee of $500,000 and $1,600,000 during the years ended December 31, 2024 and 2023, respectively.

The Company’s subsidiary paid their officer, total professional fee of $8,148 and $9,867 during the years ended December 31, 2024 and 2023, respectively.

The Company paid and accrued to its shareholders, total professional fee of $500,000 and $200,000 during the years ended December 31, 2024 and 2023, respectively. Including in the above the Company issued 0 shares of $0 and 196,078 shares of $200,000 during the years ended December 31, 2024 and 2023, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated audited financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE－ 20 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2024 and 2023, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at year-end dates, are presented as follows:

	Year ended December 31, 2024		December 31, 2024
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$3,506,052	49.34%	$253,373

	Year ended December 31, 2023		December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivable
Customer A	$3,936,733	48.18%	$340,424

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(b) Major vendors

For the years ended December 31, 2024 and 2023, the vendors who accounts for 10% or more of the Company’s cost of sales and its outstanding payable balance as at year-end date, are presented as follows:

	Year ended December 31, 2024		December 31, 2024
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$1,018,846	19.43%	$85,745

	Year ended December 31, 2023		December 31, 2023
Vendors	Purchases	Percentage of purchases	Accounts payable
Vendor A	$1,027,237	18.02%	$111,447

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors affecting the credit risk of specific customers, historical trends and other information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, SGD, PHP, INR, IDR, MYR and THB and a significant portion of the assets and liabilities are denominated in VND, SGD, INR, IDR, MYR and THB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, SGD, PHP, INR, IDR, MYR and THB. If VND, SGD, PHP, INR, IDR, MYR and THB depreciate against US$, the value of VND, SGD, PHP, INR IDR, MYR and THB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e) Economic and political risks

The Company’s operations are conducted in the Republic of Vietnam. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Vietnam, and by the general state of the Vietnam economy.

The Company’s operations in the Vietnam and India are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Vietnam and India, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

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NOTE－ 21 COMMITMENTS AND CONTINGENCIES

As of December 31, 2024, the Company had no material commitments or contingencies.

Litigation

The Company is currently litigating three cases pending in the Supreme Court for the State of New York, New York County and one case pending in United States District Court, Central District of California.

Two cases are employment actions filed by former employees who seek compensation alleged to be due pursuant to agreements with the Company. Both of the employees are represented by the same counsel and filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

In one of those actions, brought by Rahul Narain, a former employee claims entitlement to compensation and a bonus totaling $566,000 and 130-195 shares of Company common stock, together with costs. For the 130 shares he contends were not delivered, he alleges damages of approximately $750,000. The Company responded to the complaint and also asserted counterclaims in the proceeding for $1,500,000 to $4,000,000 plus punitive damages, together with interest and costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty. The former employee has responded to the Company’s counterclaims and discovery has been conducted. The discovery phase is now over. The Company filed a motion for partial summary judgment to dismiss Rahul Narain’s claims for damages associated with the 130-195 shares of the Company’s common stock. Rahul Narain has filed a motion for partial summary judgment on his claims for compensation and for damages he alleges associated with his contention that the Company did not deliver the shares of common stock under a warrant. In that motion he seeks the monetary value of that stock, which he contends is $749,190 plus interest, and also seeks partial summary judgment for his claim seeking $566,000 in compensation, specifically to the motion, he seeks $60,000. His motion also seeks to dismiss the Company’s counterclaims. Rahul Narain has also filed a motion in limine to preclude the Company’s expert witness as to damages for some of the Company’s counterclaims. The Court denied the Company’s motion for summary judgment and granted Mr. Narain’s motion for summary judgment on his claims on the warrant and for a portion of his salary, giving him a recovery of $749,190 plus interest as of September 4, 2019 and for his salary of $10,000 per month for the months of September, October, and November of 2023 plus interest, and denied the remainder of his motion, including those portions seeking to dismiss the Company’s counterclaims and to preclude the Company’s expert witness. The Company has filed a Notice of Appeal of this decision and has also filed a motion to reargue the decision. Following the grant of partial summary judgment, a judgment was entered in the office of the Clerk of the Supreme Court in the amount of $1,082,078.91. Subsequently, Mr. Narain served a restraining notice on the Company and has made a motion to appoint a receiver to sell Thoughtful Media Group Inc. and NusaTrip Inc. and disburse proceeds to Mr. Narain sufficient to satisfy the judgment, granting the receiver the right to retain counsel and bankers and to pay them from the proceeds of such sale, or in the alternative, directing the Company to pay Mr. Narain from the sale of any of its assets to satisfy the judgment and enjoining the company from diverting those funds to anyone else until the judgment is satisfied. The Company bonded the judgment and therefore the Court denied the motion without prejudice. In that same Order, the Court denied the Company’s motion to reargue Mr. Narain’s motion for partial summary judgment. Finally, the parties recently attempted to mediate their claims before the Appellate Division, First Department, however such efforts did not result in a settlement. The Company intends to continue to defend Mr. Narain’s claims vigorously. As of December 31, 2024, the Company has accrued a litigation compensation total of $1,298,495 in accrued liabilities and other payables.

F-96

In the other employment action, brought by Thomas O’Connor, a former employee, and CVO Advisors Pte. Ltd., involves claims of entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs. This former employee also made claims based on a failure to deliver between 1,721 and 2,536 shares of the Company’s common stock. For the 1,721 shares of stock which he contends were not delivered, he alleges damages of $9,918,000. In addition, this action also includes claims by a plaintiff-entity alleging entitlement to $8 million in shares of the Company’s Series A Preferred stock. The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding for $1,500,000 to $2,000,000 plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference and fraud. The former employee has responded to the Company’s counterclaims and this action is still in the discovery phase of litigation. Thomas O’Connor has filed a motion to strike the Company’s answer and counterclaims or in the alternative precluding Society Pass from offering evidence or for a Conditional Order for production. Thomas O’Connor has also filed a motion for partial summary judgment on his cause of action regarding the 1,721 shares of stock that were allegedly not delivered and is seeking the cash value of those shares. The Court granted that motion in part, deciding that Mr. O’Connor validly exercised 1,148 shares under the subject warrant. The Court denied that portion of the motion as it relates to the value of those shares. Mr. O’Connor has not retained an expert to testify as to their value. The Company has retained an expert who has determined the value of the shares to be significantly less than alleged and issued a report of his opinions. CVO has filed a motion for summary judgment on its claim for the $8,000,000 worth of Series A Preferred Stock, seeking the alleged cash value of those shares. The Company has opposed that motion, and the motion was denied. In addition, the Company has appealed the grant of the motion on liability and Mr. O’Connor has appealed the denial of the motion on the damages portion. The Company filed a Notice of Appeal with respect to same. In addition, Mr. O’Connor had filed a motion to restrain and enjoin the company from transferring or otherwise disposing any of its assets, including but not limited to extraordinary cash or equity/option payouts to its directors and officers and from transferring or otherwise disposing any of its operating assets, including but not limited to Thoughtful Media Group Inc., NusaTrip Inc., and any other of the Company’s majority owned corporate subsidiaries. The motion was denied, but granted in part to the extent that the Company must promptly inform Mr. O’Connor of any agreement(s) to sell its subsidiaries. The Court also scheduled a valuation hearing for the shares granted in Mr. O’Connor’s motion for summary judgment which will take place on May 29 and 30 of 2024. Mr. O’Connor has made a motion in limine to preclude the Company’s expert from testifying at such valuation hearing, which has been denied. As of December 31, 2024, no litigation compensation is accrued.

The third case was brought by the Company against former employees Mr. Narain and Mr. O’Connor, in addition to two companies they started, operating under the name Growth Hero. The Company commenced this action on May 18, 2023. The Company alleges, inter alia, that Narain, O’Connor, and Growth Hero misappropriated the Company’s intellectual property and alleges other related torts pertaining to the business conducted by Growth Hero. The Company brought claims sounding in breach of contract, breach of the implied covenant of good faith and fair dealing, misappropriation of trade secrets, unfair competition, breach of fiduciary duties, violation of the Stored Communication Act, and for a permanent injunction. The Company seeks damages in an amount to be determined at trial. The Company has filed a motion to extend the time to service of process on Mr. O’Connor and the corporate entities and for leave to serve them via email, and has also initiated a Hague Convention application for international service upon them. The motion was granted to the extent that the Company’s time to serve Mr. O’Connor has been extended, without prejudice to renew. Rahul Narain has been served with process and has made a motion to dismiss the claims against him. The Company has submitted an opposition to this motion. The motion was granted due to the Court’s opinion that the claims set forth against Mr. Narain in this case were the same as the counterclaims asserted against Mr. Narain in his lawsuit against the Company. As of December 31, 2024, no litigation compensation is accrued.

The fourth case is a Petition to Confirm Arbitration Award filed by Yeah1 Group Corporation against Thoughtful (Thailand) Co., Ltd.; Adactive Media CA, Inc.; and others, seeking in excess of $705,537 for damages issued in a final arbitration award. The matter was filed on November 26, 2024, in the United States District Court, Central District of California, Case No. 2:24-cv-10254. The case is in initial stages and a responsive pleading to the petition is due by March 27, 2025. No Scheduling Order has been filed. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company, even though no judgment enforcement or collection procedure has been initiated in California or in Thailand. As of December 31, 2024, the Company has accrued a litigation compensation total of $818,352 in accrued liabilities and other payables.

The Company disputes each claim in the above referenced matters and intends to defend the pending actions noted above. The ultimate outcome of any damages that may become payable if its defence is unsuccessful in whole or in part is not probable nor estimable at this time. While the Company feels confident in its defence of these pending matters, there can be no assurance that it will prevail and that any damages that may be awarded will not be material to the results of operations or financial condition of the Company.

F-97

The Company does not believe any of the foregoing actions will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE－ 22 SUBSEQUENT EVENTS

Convertible Note

On October 18, 2024, subsidiary Nusatrip Inc. entered into a securities purchase agreement with the Selling Stockholders. Pursuant to securities purchase agreement, on October 18, 2024, the subsidiary issued convertible notes (the “Convertible Notes”) to the Selling Stockholders with an aggregate principal amount of $1,600,002 (the “Convertible Notes Offering”). Pursuant to the amendments to the securities purchase agreement for Convertible Notes dated November 13, 2024, entered by the subsidiary and the investors, the Convertible Notes shall automatically convert into shares of our common stock upon the effectiveness of the registration statement at the conversion price of $1.50 per share. The subsidiary is obligated to pay interest to the Selling Stockholders on the outstanding principal amount at the rate of 6.0% per annum. The Convertible Notes and the interests shall be converted into shares of common stock of the subsidiary at a conversion price of $1.50 per share by the six months anniversary of the issuance date or the consummation of IPO, whichever earlier. The Convertible Notes were converted into an aggregate of 1,066,668 shares of Common Stock and issued to the investors, and the three private placements were completed on February 10, 2025.

Equity line of credit – ATM

On August 21, 2023, the Company entered into an At-The-Market Issuance Sales Agreement, or the Sales Agreement with Ascendiant Capital Markets, LLC, or ACM, as amended, relating to shares of our common stock offered by this prospectus supplement No. 2 dated as of February 13, 2025 (the “Amendment No. 2 to Prospectus Supplement”) and the accompanying amendment no. 1 to the prospectus supplement dated as of May 24, 2024 (the “Amendment No. 1 to Prospectus Supplement”), the prospectus supplement dated August 21, 2023 (the “Prospectus Supplement”) and the prospectus dated as of April 20, 2023 (the “Base Prospectus”).

In accordance with the terms of the sales agreement, as amended on February 13, 2025, and May 24, 2024, the Company may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering (the “ATM Offering”) price of up to $3,371,000 from time to time through ACM, acting as sales agent (the “Sales Agent”), at the Company’s discretion.

Private placement

On April l, 2025, the Company entered into an Term Sheet with an investor to commit to invest up to $2,000,000, or up to the maximum amount that the Company can sell in accordance with the transaction requirements set forth in the General Instruction I.B.6 of Form S-3 in exchange for common stock under the Registration Statement on Form S-3 of the Company.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated subsequent events up to the date of these consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined that, save as disclosed above, there are no material subsequent events to disclose.

F-98

SOCIETY PASS INCORPORATED

UP TO 4,385,964 SHARES OF COMMON STOCK

pre-funded warrants to purchase up to 4,385,964 Shares of Common Stock

4,385,964 Shares of Common Stock underlying pre-funded warrants

Preliminary Prospectus

Rodman & Renshaw LLC

                , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering (except for placement agent fees and expenses) described in this Registration Statement. All amounts are estimates except the SEC’s registration fee and the FINRA fee.

Amount to be Paid
SEC Registration Fee	$1,381
FINRA Fee	$2,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$30,000
Transfer agent and registrar fees	$5,000
Miscellaneous expenses	$6,619
Total	$120,000

Item 14. Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On June 23, 2025, the Company entered into a share purchase agreement with an accredited investor, pursuant to which the Company issued and sold an aggregate of 300,000 shares of its common stock, par value $0.0001 per share, at a purchase price of $1.00 per share for gross proceeds of $300,000. The offering was made in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

On October 5, 2023, the Company entered into a structured financing agreement with Strattners FZCO (“Strattners”). Pursuant to the agreement, the Company shall have the right, but not the obligation, to offer and sell to Strattners up to $40,000,000 shares of common stock at the Company’s request any time during the commitment period commencing on October 5, 2023 and terminating on the first day of the month next following the 36-month anniversary of the date of the agreement. In connection with the execution of the agreement, the Company issued to the Strattners an aggregate of 500,000 shares of common stock as commitment fee. The offering was made in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index List below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.2	Bylaws of The Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.3	Certificate of Designation of Series A Convertible Preferred Stock incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.4	Certificate of Correction of Series A Certificate of Designation filed May 2019 incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.5	Certificate of Correction to Series A Certificate of Designation filed December 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.6	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.7	Certificate of Correction of Series B Certificate of Designation (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.8	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.9	Certificate of Correction of Series B-1 Certificate of Designation (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.10	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.11	Certificate of Correction of Series C Certificate of Designation (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.12	Certificate of Designation of Series C-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.13	Certificate of Designation for Series X Super Voting Preferred Stock (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.14	Certificate of Amendment to Articles of Incorporation to change the authorized capital of the Company, filed December 4, 2018 (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.15	Certificate of Amendment to Articles of Incorporation to change the name of Company, filed October 2, 2018 (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.16	Certificate of Amendment to Articles of Incorporation to effect reverse stock split (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.17	Certificate of Amendment to Series X Super Voting Preferred Certificate of Designation (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.18	Certificate of Change filed with the Secretary of Nevada (incorporated by reference to Exhibit 3.1 to Company’s Current Report filed on Form 8-K, filed on May 1, 2024).
3.19	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Company’s Current Report filed on Form 8-K, filed on June 6, 2025).
4.1*	Form of Pre-Funded Warrant
4.2	Form of Warrant Agency Agreement dated February 11, 2022 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement No. 333-262177, initially filed on January 14, 2022).
5.1*	Legal Opinion of Fennemore Craig, P.C.
10.1	Amendment to the Sales Agreement, dated February 13, 2025, by and between Society Pass Incorporated and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on February 14, 2025).
10.2	Share Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on June 27, 2025).
10.3#	Form of Securities Purchase Agreement, dated December 29, 2025, by and between the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on December 31, 2025)
10.4	The Company’s 2026 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s DEF 14C, filed on January 5, 2026).
10.5	Employment Agreement dated as of September 1, 2020 between Society Pass Incorporated and Liang Wee Leong Raynauld (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
10.6	Amendment to the Sales Agreement, dated May 25, 2024, by and between Society Pass Incorporated and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on May 25, 2024).
10.7	Shares Purchase Agreement dated June 23, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on June 27, 2025).
10.8#	Subscription Agreement with Gorilla Networks Pte Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K on January 21, 2026).
10.9#	Subscription Agreement with Sapience AI Incorporated. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report filed on Form 8-K on January 21, 2026).
10.10*	Form of Securities Purchase Agreement
10.11*	Form of Waiver and Participation Rights Agreement with Certain Investors of the December 2025 Financing
16.1	Letter from Onestop Assurance PAC to the U.S. Securities and Exchange Commission, dated January 06, 2026 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report filed on Form 8-K on January 6, 2026).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report filed on Form 10-K filed on April 16, 2025).
23.1*	Consent of Onestop Assurance PAC
24.1*	Power of Attorney (included in the signature page of this registration statement).
107*	Fee table

*	Filed herewith

# Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 5, 2026.

SOCIETY PASS INCORPORATED

By:	/s/ Raynauld Liang
Raynauld Liang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of Society Pass Incorporated, whose signature appears below hereby appoints Raynauld Liang and Tan Yee Siong, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raynauld Liang	Chief Executive Officer	February 5, 2026
Raynauld Liang	(Principal Executive Officer)

/s/ Tan Yee Siong	Chief Financial Officer	February 5, 2026
Tan Yee Siong	(Principal Financial and Accounting Officer)

/s/ Travis Washko	Director	February 5, 2026
Travis Washko

/s/ Mark Carrington	Director	February 5, 2026
Mark Carrington

/s/ Michael Dunn	Director	February 5, 2026
Michael Dunn

/s/ Michael Freed	Director	February 5, 2026
Michael Freed

/s/ Vincent Puccio	Director	February 5, 2026
Vincent Puccio

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